1 STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN [ ] Restricted Stock Unit Award Agreement with Performance Criteria Subject to your acceptance of the terms set forth in this agreement and the addendum attached hereto (“Agreement”), State Street Corporation (“Company”) has awarded you, under the State Street Corporation 2017 Stock Incentive Plan (“Plan”), and pursuant to this Agreement and the terms set forth herein, a contingent right to receive the number of shares of Common Stock (the right to receive such Common Stock, “Restricted Stock Units”) (“Award”) as set forth in the statement pertaining to this Award (“Statement”) on the website (“Website”) maintained by Fidelity Stock Plan Services LLC, an independent service provider based in the United States, or another party designated by the Company (“Equity Administrator”). Copies of the Plan, the Company’s Prospectus for the Plan and any employee information supplement to the Prospectus for your country of employment (“Tax Supplement”) are located on the Website for your reference. Your acceptance of this Award constitutes your acknowledgement that you have read and understood this Agreement, the Plan, the Prospectus for the Plan and the Tax Supplement. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. As used herein, “State Street” means the Company and each Subsidiary. “Subsidiary” means the Company’s subsidiaries and affiliates as determined by the Company in its sole discretion. “Employer” means the Subsidiary that employs you, or which last employed you, following the termination of your employment. You may consider this Agreement for up to thirty (30) days from the date it was first made available to you on the Website. The terms of your Award are as follows: 1. Grant of Restricted Stock Units. To be entitled to any payment under this Award, you must accept your Award and in so doing agree to comply with the terms and conditions of this Agreement and the applicable provisions of the Countries Addendum outlined in Appendix A (which is incorporated into, and forms a material and integral part of, this Agreement). Failure to accept this Award within thirty (30) days following the posting of this Agreement on the Website will result in forfeiture of this Award. Subject to the terms and conditions of this Agreement, Restricted Stock Units shall vest on the vesting and payment date described in Section 2. The term “vest” as used herein means the lapsing of certain (but not all) restrictions described herein and in the Plan with respect to one or more Restricted Stock Units. To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or a Subsidiary from and after the date hereof and until (and including) the applicable vesting date, except as otherwise provided herein. By accepting this Award, you and the Company agree that any claim arising out of this Award or any Common Stock issued by the Company pursuant to this Award may only be brought in the federal or state courts of the Commonwealth of Massachusetts, regardless Exhibit 10.3

2 of where or whether you are employed by the Company or a Subsidiary. You consent to personal jurisdiction in such courts for any such claim, consent to service of process by any means allowed by such courts or applicable law, and waive any arguments that such courts are not an appropriate or convenient forum. This Award is subject to any forfeiture, compensation recovery or similar requirements set forth in this Agreement, as well as any other forfeiture, compensation recovery or similar requirements under applicable law and related implementing regulations and guidance, and to other forfeiture, compensation recovery or similar requirements under plans, policies and practices of the Company or its relevant Subsidiaries in effect from time to time, including those set forth in your offer letter. In the event pursuant to this Agreement or pursuant to any applicable law or related implementing regulations or guidance, or pursuant to any Company or its relevant Subsidiaries plans, policies or practices, the Board or State Street is required or permitted to reduce, forfeit or cancel any amount remaining to be paid, or to recover any amount previously paid, with respect to this Award, or to otherwise impose or apply restrictions on this Award or shares of Common Stock subject hereto, it shall, in its sole discretion, be authorized to do so. By accepting this Award, you consent to making payment to your Employer in the event of a compensation recovery determination by the Board or State Street. 2. Performance Targets; Board Certification; Form of Payment. Whether your Award will be paid and in what amounts will depend on achievement of average return on equity, average pre-tax margin and fee revenue growth, as further adjusted to reflect a relative total shareholder return modifier, each as defined in the attached Exhibit I (which is incorporated into, and forms a material and integral part of, this Agreement), during the three (3) calendar years during the Performance Period, as defined in the attached Exhibit I, and the other terms and conditions as set forth herein. Payment under this Award will only be made if the Board certifies, following the close of the Performance Period, that the pre-established threshold performance targets have been met or exceeded, and then only to the extent of the level of performance so certified as having been achieved. In addition, if you were employed in EMEA during all or a portion of the [Year] calendar year performance period that resulted in the Award grant, the Award amount paid will be further adjusted based upon the “EMEA Risk Adjustment Percentage” described in Exhibit I. Any portion of this Award earned by reason of the Board’s certification as described above will vest and be paid in Common Stock to you (or your Designated Beneficiary, in the case of your death) in one single installment on or before March 15 of the calendar year beginning after the end of the Performance Period (such year, the “Subsequent Year”), with such vesting to occur on the later of (i) February 15 of the Subsequent Year and (ii) the date of the HRC certification of the level of performance (which, for the avoidance of doubt, shall occur before March 15 of the Subsequent Year). The total number of shares of Common Stock to be paid will be determined by multiplying the number of Restricted Stock Units referred to in your Statement by the Total Vesting Percentage, as defined and set forth on the attached Exhibit I and certified by the Board, further adjusted by the EMEA Risk Adjustment Percentage if applicable to you. Notwithstanding the foregoing, the Company may, in its sole discretion, settle any vested Award in the form of:

3 (i) a cash payment to the extent settlement in shares of Common Stock (1) is prohibited under local law, rules or regulations, (2) would require you, the Company or your Employer to obtain the approval of any governmental and/or regulatory body in your country of residence (or country of employment, if different), or (3) is administratively burdensome; or (ii) shares of Common Stock, but require you to immediately sell such shares of Common Stock (in which case, you hereby expressly authorize the Company to issue sales instructions on your behalf). 3. Identified Staff Holding Requirement. Notwithstanding anything herein to the contrary, you agree and covenant that, as a condition to the receipt of this Award and the settlement of the Restricted Stock Units in the form of shares of Common Stock hereunder, in the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated Identified Staff for purposes of the Capital Requirements Directive V, the Alternative Fund Managers Directive (AIFMD) or the Undertakings for Collective Investment in Transferrable Securities (UCITS) (or any implementing or successor rule, regulation or guidance, including the rules and regulations of the United Kingdom Financial Conduct Authority (“FCA”), Prudential Regulation Authority (“PRA”), Central Bank of Ireland (“CBI”), German Federal Financial Supervisory Authority (“BaFin”) or any other applicable regulatory authority), you will not sell or otherwise transfer any shares of Common Stock issued and transferred to you pursuant to this Award until the date that is at least twelve (12) months for UK and SSBI Identified Staff and at least six (6) months for AIFMD and UCITS Identified Staff (or such longer period as is stipulated by the FCA, the PRA, the CBI, BaFin or any other applicable regulatory authority) after the vesting date of the shares of Common Stock paid in connection with this Award (“Release Date”), except that (a) you shall be permitted to sell, prior to the Release Date, a number of shares of Common Stock sufficient to pay applicable tax and social security withholding, if any, with respect to such vesting (or, alternatively, if the Company withholds such shares pursuant to Section 12 of this Agreement, the requirements in this Section 3 not to sell or otherwise transfer any shares shall only apply to the number of such shares delivered to you (i.e., after such withholding of shares)), (b) transfers by will or pursuant to the laws of descent or distribution are permitted and (c) this holding requirement shall not apply to such portion of the shares of Common Stock, if any, that were awarded with respect to a period of time, as determined by the Company in its discretion, during which you were not subject to such holding requirement. Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer shares of Common Stock subject to this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect. The Company may, in its sole discretion, impose restrictions on the assignment or transfer of shares of Common Stock consistent with the provisions hereof, including, without limitation, by or through the transfer agent for such shares or by means of legending Common Stock certificates or otherwise. This Section 3 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 4. General Circumstances of Forfeiture.

4 (a) You will immediately forfeit any and all rights to receive shares of Common Stock under this Agreement not previously vested, issued and transferred to you in the event: (i) you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture; (ii) the Company, in its sole discretion, determines that circumstances prior to the date on which you ceased to be employed by the Company and its Subsidiaries for any reason constituted grounds for an involuntary termination constituting Circumstances of Forfeiture; or (iii) you fail to comply with the terms of the applicable Countries Addendum attached to this Award or the terms of any other Restrictive Covenant you agree to or have agreed to with the Company or any Subsidiary. (b) If your employment terminates by reason of [Retirement or] Disability or any reason other than for Circumstances of Forfeiture, then you shall be eligible to receive a payment under this Award subject to the certification of the Board in accordance with Section 2, subject to the terms and conditions of this Agreement. Unless accelerated as provided in Section 9, any amount payable pursuant to this Section 4 shall be paid in accordance with Section 2. (c) For purposes hereof: (i) “Circumstances of Forfeiture” means the termination of your employment with the Company and its Subsidiaries either (A) voluntarily (other than [(x) by reason of Retirement or (y)] for Good Reason on or prior to the first anniversary of a Change in Control) or (B) involuntarily for reasons determined by the Company or the relevant Subsidiary in its sole discretion to constitute “gross misconduct” [(including while you are Retirement eligible)]. (ii) [“Retirement” means your attainment of age 55 and completion of 5 years of continuous service with the Company and its Subsidiaries. (iii) ]“Disability” means your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months. (iv) “Restrictive Covenant” means any confidentiality, non-solicitation, non-competition, non-disparagement, post-employment cooperation or notice period provision that you agree to or had agreed to with the Company or any Subsidiary, including but not limited to the restrictions contained in this Award Agreement, any offer letter, employment or service agreement, including letters amending the employment or service agreement, promotion letters, deferred compensation award agreements of any type, or change in control employment agreements, or applicable restrictions required as a condition to entitlement to payment under any executive supplemental retirement plan. (d) The grant of this Award and the terms and conditions governing this Award are intended to comply with the age discrimination provisions of the European Union Equal

5 Treatment Framework Directive, as implemented into local law , including for avoidance of doubt in the UK, the Equality Act of 2020 (the “Age Discrimination Legislation”). To the extent a court or tribunal of competent jurisdiction determines that any provision of this Award is invalid or unenforceable, in whole or in part, under the Age Discrimination Legislation, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under applicable local law. (e) This Section 4 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 5. Material Risk Taker Malus-Based Forfeiture. In the event you hold a title of Senior Vice President or higher during the calendar year in which this Award is made, or you hold the status of “material risk taker” at the time this Award is made or any time thereafter, you acknowledge and agree that this Award is subject to the provisions of this Section 5. In respect of any Award remaining to be issued and transferred to you in Common Stock or otherwise paid may, in the sole discretion of the Board, be reduced, forfeited or cancelled, in the event that it is determined by the Board, in its sole discretion, that your actions, whether discovered during or after your employment with your Employer, exposed The Business to any inappropriate risk or risks (including where you failed to timely identify, analyze, assess or raise concerns about such risk or risks, including in a supervisory capacity, where it was reasonable to expect you to do so), and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenues, capital and overall risk tolerance of The Business. “The Business” shall mean State Street, or, to the extent you devote substantially all of your business time to a particular business unit (e.g., Institutional Services, Global Delivery, Global Markets or State Street Alpha) or business division (e.g., Global Clients Division, Charles River Development or Global Technology Services), “Business” shall refer to such business unit or business division. This provision applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. For the avoidance of doubt, this Section 5 also applies to you if you hold the status of Singapore Senior Manager and/or Singapore Material Risk Personnel. 6. Identified Staff Malus-Based Forfeiture and Clawback. (a) In the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated Identified Staff for purposes of a UK (either PRA or FCA, including those subject to the Investment Firms Prudential Regime), AIFMD or UCITS Remuneration Code, you acknowledge and agree that this Award is subject to the provisions of this Section 6 for a period of up to seven (7) years, as separately communicated to you, from the date this Award is granted. For those Identified Staff fulfilling a PRA Senior Management Function, the seven (7)-year period may be extended to ten (10) years in certain circumstances where: (i) the Company has commenced an investigation into facts or events which it considers could potentially lead to the application of a clawback under this Section 6 were it not for the expiration of the seven (7)-year period; or (ii) the Company has been notified by a regulatory authority that an investigation has commenced into facts or events which the Company considers could potentially lead to the application of clawback by the

6 Company under this Section 6 were it not for the expiration of the seven (7)-year period. (b) If the Company determines that a UK, AIFMD or UCITS Forfeiture Event has occurred it may elect to reduce, forfeit or cancel all or part of any amount remaining to be issued and transferred to you in Common Stock or otherwise paid in respect of this Award (“UK Malus-Based Forfeiture” or “AIFMD or UCITS Malus-Based Forfeiture”). (c) If the Company determines that a UK, AIFMD or UCITS Clawback Event has occurred it may require the repayment by you (or otherwise seek to recover from you) of all or part of any compensation paid to you in respect of this Award. (d) The Company may produce guidelines from time to time in respect of its operation of the provisions of this Section 6. The Company intends to apply such guidelines in deciding whether and when to effect any reduction, cancellation, forfeiture or recovery of compensation but, in the event of any inconsistency between the provisions of this Section 6 and any such guidelines, this Section 6 shall prevail. Such guidelines do not form part of any employee’s contract of employment, and the Company may amend such guidelines and their application at any time. (e) By accepting this Award on the Website, you expressly and explicitly (i) consent to making the required payment to the Company (or to your Employer on behalf of the Company)upon a UK, AIFMD or UCITS Clawback Event; and (ii) authorize the Company to issue related instructions, on your behalf, to the Equity Administrator and any brokerage firm and/or third party administrator engaged by the Company to hold your shares of Common Stock and other amounts acquired under the Plan and to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company. (f) For the purposes of this Section 6: (i) A “UK Forfeiture Event” or a “AIFMD/UCITS Forfeiture Event” means a determination by the Company, in its sole discretion, that (A) there is reasonable evidence of your misbehavior or material error; or (B) the Company, one of its Subsidiaries or a relevant business unit has suffered a material downturn in its financial performance; or (C) the Company, one of its Subsidiaries or a relevant business unit has suffered a material failure of risk management; and (ii) A “UK Clawback Event” or a “AIFMD/UCITS Forfeiture Event” means a determination by the Company, in its sole discretion, that either (A) there is reasonable evidence of your misbehavior or material error or (B) the Company, one of its Subsidiaries or a relevant business unit has suffered a material failure of risk management. (g) This Section 6 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement.

7 7. SSBI Affordability Limitations, and Malus-Based Forfeiture and Clawback. (a) Awards issued to SSBI staff may be impacted by the financial situation of the bank and/or regulatory group, as prescribed by regulatory requirements in its applicable version (e.g., the Remuneration Ordinance for Institutions and/or German Banking Act). Awards may also be limited to the extent ordered by the competent supervisory authority according to sec. 45 para. 2 sentence 1 no. 5a, 10, 11 German Banking Act. Further, entitlement to an Award may lapse if the competent supervisory authority issues a corresponding definitive order according to sec. 45 para. 7 German Banking Act. (b) In the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated SSBI Identified Staff for purposes of the German Remuneration Ordinance, you acknowledge and agree that this Award is subject to forfeiture and clawback for a period from the date the Award is granted until two (2) years from the date that the final tranche of this Award vests. A clawback applies if you, as SSBI Identified Staff, (i) contributed significantly to, or was responsible for, conduct that resulted in significant losses or regulatory sanctions for SSBI, or (ii) are responsible for a serious breach of relevant external or internal rules on good conduct (each of (i) and (ii) constituting “SSBI Identified Staff Clawback Event”). (c) Section 7 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 8. Executive Committee/Executive Vice President Forfeiture and Clawback. (a) If, at the time the Award is made, you are a member of the State Street Corporation Executive Committee or any successor committee or body (“Executive Committee” or “EC”) or hold the title Executive Vice President (“EVP”) or higher, any amount remaining to be paid in respect of this Award may, in the sole discretion of the Board, be reduced, forfeited or cancelled, in whole or in part, in the event that it is determined by the Board, in its sole discretion, that: (i) you engaged in fraud, gross negligence or any misconduct, including in a supervisory capacity, that was materially detrimental to the interests or business reputation of State Street or any of its businesses; or (ii) you engaged in conduct that constituted a violation of State Street policies and procedures or State Street Standard of Conduct in a manner which either caused or could have caused reputational harm that is material to State Street or placed or could have placed State Street at material legal or financial risk; or (iii) as a result of a material financial restatement by State Street contained in a filing with the U.S. Securities and Exchange Commission (“SEC”), or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria used in determining the amount of this Award, you would have received a smaller or no Award hereunder.

8 (b) If, at the time the Award is made, you are a member of the Executive Committee or hold the title EVP or higher, this Award also is subject to compensation recovery as provided herein. Upon the occurrence of either an EC/EVP Clawback Event or an EC/EVP Clawback Breach, the Board may, in its sole discretion, determine to recover the EC/EVP Clawback Amount, in whole or in part. Following such a determination, you agree to immediately repay such compensation, in no event later than sixty (60) days following such determination, in the form of any shares of Common Stock delivered to you previously by the Company or cash (or a combination of such shares and cash). (c) For purposes of calculating the value of both the EC/EVP Clawback Amount determined by the Board to be recovered and the amount of such compensation repaid, shares of Common Stock will be valued in an amount equal to the market value of the shares of Common Stock delivered to you under this Award by the Company as determined at the time of such delivery. (d) For purposes of this Section 8: (i) “EC/EVP Clawback Event” means a determination by the Board, in its sole discretion, within four (4) years after the date of grant of this Award or within one (1) year of the vesting and payment date of this Award (A) with respect to any event or series of related events, that you engaged in fraud or willful misconduct, including in a supervisory capacity, that resulted in financial or reputational harm that is material to State Street and resulted in the termination of your employment by the Company and its Subsidiaries (or, following a cessation of your employment for any other reason, such circumstances constituting grounds for termination are determined applicable) or (B) a material financial restatement or miscalculation or inaccuracy in financial results, performance metrics, or other criteria used in determining this Award by State Street occurred. For the avoidance of doubt and as applicable, an EC/EVP Clawback Event includes any determination by the Board that is based on circumstances prior to the date on which you cease to be employed by the Company and its Subsidiaries for any reason, even if the determination by the Board occurs after such cessation of employment. (ii) “EC/EVP Clawback Breach” means a determination by the Board, in its sole discretion, that you failed to comply with the terms of any covenant not to compete entered into by you with the Company or any Subsidiary, whether in the applicable Country Addendum attached to this Award or in any other agreement. (iii) “EC/EVP Clawback Amount” means A. with respect to an EC/EVP Clawback Event described in Section 8(d)(i)(A), the value of the shares of Common Stock (based upon the market value of the respective Common Stock at delivery) that were delivered to you under this Award by the Company prior to such EC/EVP Clawback Event, or B. with respect to an EC/EVP Clawback Event described in Section 8(d)(i)(B), the value of the shares of Common Stock (based upon the market value of the respective Common Stock at delivery) that were delivered

9 to you under this Award by the Company (x) prior to an associated date designated by the Board and (y) that represents an amount that, in the sole discretion of the Board, exceeds the amount you would have been awarded under this Award had the financial statements or other applicable records of State Street been accurate, or C. with respect to an EC/EVP Clawback Breach described in Section 8(d)(ii), the value of the Common Stock (based upon the market value of the respective Common Stock at delivery), that were delivered to you under this Award by the Company after the earlier to occur of the date your employment terminated or the date your failure to comply with the applicable covenant(s) not to compete commenced, as determined by the Board in its sole discretion, and D. in each case, reduced, by taking into account any portion of this Award that was previously recovered by the Company under this Section 8 to avoid a greater than 100% recovery. (e) In connection with any EC/EVP Clawback Event or EC/EVP Clawback Breach, to the extent not prohibited by applicable law and subject to Section 15 (if applicable), if you fail to comply with any requirement to repay compensation under Section 8(b), the Board may determine, in its sole discretion, in addition to any other remedies available to the Company, that you will satisfy your repayment obligation through an offset to any future payments owed by the Company or any of its Subsidiaries to you. Further, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or third party administrator engaged by the Company to hold your shares of Common Stock acquired pursuant to awards granted under the Plan (or any other amounts acquired pursuant to the Plan) to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company. (f) This Section 8 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 9. Change in Control; Acceleration of Performance Award. Subject to applicable law and regulation (including the rules and regulations of any applicable regulatory authority), and the EMEA Risk Adjustment Percentage, if applicable to you: (a) in the case of a Change in Control occurring (i) in [the first calendar year], the Total Vesting Percentage shall be 100%, (ii) in [the second calendar year], the Total Vesting Percentage shall be based upon (A) the simple average of the actual return on equity results for the [first calendar year, adjusted in accordance with the Plan, and [applicable %] for each of [the second and third calendar years] (B) the simple average of pre-tax margin results for the [first] calendar year, adjusted in accordance with the Plan, and [applicable %] for each of [the second and third calendar years] and (C) the compound annual growth rate for fee revenue determined by using actual annual growth for fee revenue for the [first] calendar year, adjusted in accordance with the Plan, and

10 [applicable %] for each of [the second and third calendar years], but with no adjustment to the Total Vesting Percentage for relative total shareholder return, (iii) in [the third calendar year], the Total Vesting Percentage shall be based upon (A) the simple average of the actual return on equity results, adjusted in accordance with the Plan, for each of the [first and second] calendar years and [applicable %] for [the third calendar year], (B) the simple average of pre-tax margin results, adjusted in accordance with the Plan, for each of the [first and second] calendar years and [applicable %] for [the third calendar year], and (C) the compound annual growth rate for fee revenue determined by using actual annual growth for fee revenue for each of [the first and second calendar years], adjusted in accordance with the Plan, and [applicable %] for [the third calendar year], but with no adjustment to the Total Vesting Percentage for relative total shareholder return. (b) If, prior to the full settlement of your Award, your employment with the Company and its Subsidiaries is terminated by the Company or the applicable Subsidiary without Cause or by you for Good Reason [or on account of your Retirement], in each case, during the one-year period following a Change in Control, you shall be entitled within 30 days of such termination to receive a cash payment equal to the adjusted fair market value of a share of the Common Stock (1) multiplied by the number of units referred to in your Statement and (2) further multiplied by the Total Vesting Percentage (which shall be calculated in accordance with clause (a) above in the case of a Change in Control occurring prior to the end of the Performance Period), further adjusted by the EMEA Risk Adjustment Percentage, if applicable to you; provided, to the extent an Award or any portion thereof constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, (“Code”), that such Change in Control constitutes a “change in control event” as that term is defined under Section 409A of the Code and U.S. Treasury Regulation 1.409A-3(i)(5). For purposes of the preceding sentence, “adjusted fair market value” shall mean the higher of the (i) the highest average of the reported daily high and low prices per share of the Common Stock during the sixty (60)-day period prior to the first date of actual knowledge by the Board of the circumstances that resulted in a Change in Control, and (ii) if the Change in Control is the result of a transaction or series of transactions described in paragraph 1 or 2 of the definition of Change in Control in the Plan, the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of a transaction described in paragraph 1 of such definition in the Plan shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition). For purposes of this Section 9, termination of employment shall mean a “separation from service” as determined in accordance with U.S. Treasury Regulation Section 1.409A-1(h). 10. Amendments to Restricted Stock Units.

11 Subject to the specific limitations set forth in the Plan, the Board may at any time suspend or terminate any rights or obligations relating to this Award prior to the full settlement of your Award without your consent. 11. Shareholder Rights. You are not entitled to any rights as a shareholder with respect to any shares of Common Stock subject to this Award until they are transferred to you. Without limiting the foregoing, prior to the issuance and transfer to you of shares of Common Stock pursuant to this Agreement, you will have no right to receive dividends or amounts in lieu of dividends with respect to the shares of Common Stock subject to this Award nor any right to vote the shares of Common Stock prior to any shares being transferred to you. 12. Withholding of Tax-Related Items. Regardless of any action your Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, or payment on account of other tax-related withholding (“Tax-Related Items”), you acknowledge and agree that the ultimate liability for all Tax- Related Items legally due from you is and remains your responsibility. Furthermore, neither the Company nor any Subsidiary (a) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant of this Award, the vesting of this Award and the issuance of shares of Common Stock in settlement of this Award, the subsequent sale of any shares of Common Stock delivered upon settlement of this Award, the cancellation, forfeiture or repayment of any shares of Common Stock (or cash in lieu thereof) or the receipt of any dividends or dividend equivalents; or (b) commits to structure the terms of the grant, vesting, settlement, cancellation, forfeiture, repayment or any other aspect of this Award to reduce or eliminate your liability for Tax-Related Items. Prior to the delivery of shares of Common Stock upon the vesting of this Award, if any taxing jurisdiction requires withholding of Tax-Related Items in connection with the Award, the Company may withhold a sufficient number of whole shares of Common Stock that have an aggregate fair market value sufficient to pay the Tax-Related Items required to be withheld with respect to this Award. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items (determined in the Company’s and/or Employer’s reasonable discretion). No fractional shares of Common Stock will be withheld or issued pursuant to the issuance of Common Stock hereunder. Alternatively, the Company and/or your Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary, wages or other amounts payable to you, with no withholding in shares of Common Stock. In the event the withholding requirements are not satisfied through the withholding of shares or through your salary, wages or other amounts payable to you, no shares of Common Stock will be issued upon vesting of this Award unless and until satisfactory arrangements (as determined by the Company or your Employer) have been made by you with respect to the payment of any Tax-Related Items which the Company or your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. Depending on the withholding method, the Company and/or your Employer may withhold for Tax-Related Items by considering any applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates. If you are subject to taxation in more than one jurisdiction, you hereby expressly acknowledge that the

12 Company, your Employer or another Subsidiary may be required to withhold and/or account for Tax-Related Items in more than one jurisdiction. By accepting this Award, you hereby expressly consent to the withholding of shares of Common Stock and/or cash as provided for hereunder. All other Tax-Related Items related to this Award and any Common Stock delivered in payment thereof, including the extent to which the Company or your Employer does not so-withhold shares of Common Stock and/or cash, are your sole responsibility. 13. Changes in Capitalization or Corporate Structure. This Award is subject to adjustment pursuant to Section 10(a) of the Plan in the circumstances therein described. 14. Employee Rights. Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time to the maximum extent permitted under local law. In consideration of the grant of the Award, you acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your employment (for any reason whatsoever and whether or not in breach of contract or local labor laws), insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Award as a result of such termination, or from the loss or diminution in value of the Award. By accepting this Award, you shall be deemed irrevocably to have waived any such claim or entitlement against the Company and all Subsidiaries that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim. In the event your employment ends and you are subsequently rehired by the Company or any Subsidiary, no Award previously forfeited or recovered will be reinstated. 15. Non - Transferability, Etc. This Award shall not be transferable other than (1) by will or the laws of descent and distribution or (2) pursuant to the terms of a court-approved domestic relations order, official marital settlement agreement or other divorce or settlement instrument satisfactory to State Street, in its sole discretion. In the case of transfer pursuant to (2) above, this Award shall remain subject to all the terms and conditions contained in the Plan and this Agreement, including vesting, forfeiture and clawback terms and conditions. Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null, void and without effect and shall render this Award itself null and void. 16. Compliance with Section 409A of the Code. (a) The provisions of this Award are intended to be exempt from, or compliant with, Section 409A of the Code, and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, neither the Company nor any Subsidiary shall have any liability to you or to any other person if this Award is not so exempt or compliant. (b) If and to the extent

13 (i) any portion of any payment, compensation or other benefit provided to you pursuant to the Plan in connection with your employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, and (ii) you are a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations you (through accepting this Award) agree that you are bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to you during the period between the date of separation from service and the New Payment Date shall be paid to you in a lump sum on such New Payment Date, and any remaining payments will be paid on their original deferral schedule. 17. Miscellaneous. (a) Awards Discretionary. By accepting this Award, you acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, forfeited, or terminated by the Company, in its sole discretion, at any time. The grant of this Award is a one-time benefit and does not create any contractual or other right to receive an award, compensation or benefits in lieu of an award in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of shares of Common Stock subject to an award, performance criteria, and forfeiture, clawback and vesting provisions. (b) Company and Board Discretion. Sections 3, 4, 5, 6, 7 and 8 of this Agreement are intended to comply with and meet the requirements of applicable law and related implementing regulations regarding incentive compensation and will be interpreted and administered accordingly as well as in accordance with any implementing policies and practices of the Company or its relevant Subsidiaries in effect from time to time. In making determinations under such Sections, the Company, the relevant Subsidiary or the Board, as applicable, may take into account, in its sole discretion, all factors that it deems appropriate or relevant. Furthermore, the Company, the relevant Subsidiary or the Board may, as applicable, take any and all actions it deems necessary or appropriate in its sole discretion, as permitted by applicable law, to implement the intent of Sections 4, 5, 6, 7 and 8, including suspension of vesting and payment pending an investigation or the determination by the Company, the relevant Subsidiary or the Board, as applicable. Each such Section is without prejudice to the provisions of the other Sections, and the Company, the relevant Subsidiary or the Board as applicable, may elect or be required to apply any or all of the provisions of Sections 3, 4, 5, 6, 7 and 8 to this Award. Sections 3, 4, 5, 6, 7 and 8 of this Agreement shall cease to apply upon your death at any time provided, however, if a UK Clawback Event, SSBI Identified Staff Clawback Event, a EC/EVP Clawback Event or a EC/EVP Clawback Breach has occurred pursuant to Section 6, 7 or 8, respectively, at or prior to your death, any amount that the Board has made a determination to recover under such Section shall continue to be payable to the Company.

14 (c) Voluntary Participation. Your participation in the Plan is voluntary. The value of this Award is an extraordinary item of compensation, is outside the scope of your employment contract, if any, and is not part of your normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments. (d) Electronic Delivery. The Company or any of its Subsidiaries may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system, including the Website, established and maintained by the Company, any of its Subsidiaries, the Equity Administrator or another party designated by the Company. (e) Electronic Acceptance. By accepting this Award electronically, (i) you acknowledge and agree that you are bound by the terms of this Agreement and the Plan and that you and this Award are subject to all of the rights, power and discretion of the Company, its Subsidiaries and the Board set forth in this Agreement and the Plan; and (ii) this Award is deemed accepted by the Company and the Company shall be deemed to be bound by the terms of this Agreement. (f) Language. By Participating in the Plan, you acknowledge that you are sufficiently proficient in English or have consulted with an advisor who is sufficiently proficient in English so as to allow you to understand the terms and conditions of this Agreement. You acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, be drawn up in English. If you have received this Agreement, the Plan or any other documents related to this Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will prevail to the extent permitted under local law. France: Une version française du présent Contrat peut être consultée sur l’intranet. Poland: Kopię tej Umowy w języku polskim może Pan/Pani otrzymać wchodząc na Stronę. (g) Additional Requirements. The Company reserves the right to impose other requirements on this Award, any shares of Common Stock acquired pursuant to this Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of this Award and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing. Further, issuance of Common Stock hereunder is subject to compliance by the Company and you with all legal requirements applicable thereto, including compliance with the requirements of 12 C.F.R. Part 359, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. (h) Public Offering. If you are a resident and/or employed outside the United States, the grant of this Award is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of this Award is not subject to the supervision of the local securities authorities.

15 (i) Limitation of Liability. No individual acting as a director, officer, employee or agent of the Company or any of its Subsidiaries will be liable to you or any other person for any action, including any Award forfeiture, Award recovery or other discretionary action taken pursuant to this Agreement or any related implementing policy or procedure of the Company. (j) Insider Trading. By participating in the Plan, you agree to comply with the Company’s policy on insider trading (to the extent that it is applicable to you). You further acknowledge that, depending on your country of residence (and country of employment, if different) or your broker’s country of residence or where the shares of Common Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of the shares of Common Stock, rights to shares of Common Stock (e.g., this Award) or rights linked to the value of shares of Common Stock, during such times you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in your country of residence (and country of employment, if different). Local insider trading laws and regulations may prohibit the cancellation, forfeiture or amendment of orders you place before you possess inside information. Furthermore, you are prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You understand that third parties include fellow employees. Any restriction under these laws or regulations is separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You hereby expressly acknowledge that it is your responsibility to be informed of and compliant with such regulations, and should consult with your personal advisor for additional information. (k) Exchange Rates. Neither the Company or any Subsidiary shall be liable for any foreign exchange rate fluctuation, where applicable, between your local currency and the United States dollar that may affect the value of an Award or of any amounts due to you pursuant to the settlement of this Award or the subsequent sale of any shares of Common Stock acquired under the Plan. (l) Applicable Law. This Agreement shall be subject to and governed by the laws of the Commonwealth of Massachusetts, United States of America without regard to that Commonwealth’s conflicts of law principles. 18. Application of Local Law and Countries Addendum. (a) Notwithstanding Section 17(l), this Award shall be subject to all applicable laws, rules and regulations of your country of residence (and country of employment, if different) and any special terms and conditions for your country of residence (and country of employment, if different), including as set forth in the addendum that follows this Agreement (“Countries Addendum”), but limited to the extent required by local law. The Company reserves the right, in its sole discretion, to add to or amend the terms and conditions set out in the Countries Addendum as necessary or advisable in order to comply with applicable laws, rules and regulations or to facilitate the operation and administration of this Award and the Plan, including (but not limited to) circumstances where you transfer residence and/or employment to another country. (b) As a condition to this Award, you agree to repatriate all payments attributable to the Common Stock acquired under the Plan in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment,

16 if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal, tax and other obligations under local laws, rules and regulations in your country of residence (and country of employment, if different). 19. Data Privacy. The Company is located at One Lincoln Street, Boston, Massachusetts, 02111, U.S.A. and grants Awards under the Plan to employees of the Company and its Subsidiaries in its sole discretion. You should carefully review the following information about the Company’s data privacy practices in relation to your Award. (a) Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company and your Employer collect, process and use certain personal data about you for the legitimate interest of implementing, administering and managing the Plan and generally administering Awards; specifically, including your name, home address, email address and telephone number, date of birth, social security number, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other incentive compensation awards granted, canceled, forfeited, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting Awards under the Plan, the Company will collect your personal data for purposes of allocating Awards and implementing, administering and managing the Plan. The Company’s collection, processing and use of your personal data is necessary for the performance of the Company’s contractual obligations under the Plan and pursuant to the Company’s legitimate interest of managing and generally administering employee incentive compensation awards. Your refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. As such, by participating in the Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein. (b) Equity Administrator. The Company transfers your personal data to the Equity Administrator, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different Equity Administrator and share your personal data with another company that serves in a similar manner. The Equity Administrator will open an account for you to track your Award and to ultimately receive and trade shares of Common Stock acquired under the Plan. You will be asked to agree on separate terms and acknowledge data processing practices with the Equity Administrator, which is a condition to your ability to participate in the Plan. (c) Data Retention. The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. If the Company keeps your data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

17 For further information about the processing of your personal data, please see the GHR Privacy Notice. * * * * *

18 Exhibit I [ ] Performance-Based Restricted Stock Unit Awards 1) Performance Period: The three (3) calendar years commencing January 1, [ ] and ending on December 31, [ ]. 2) The number of Restricted Stock Units eligible to vest is based (A) 1/3rd on the three-year simple average of the return on equity (“Average ROE”), (B) 1/3rd on the three-year simple average of pre-tax margin (“Average Margin”), and (C) 1/3rd on the compound annual growth rate for fee revenue (“Fee Revenue Growth”), the total of (A) plus (B) plus (C) then adjusted based on the three-year cumulative relative total shareholder return (“Relative Total Shareholder Return Modifier”). Each of (A), (B) and (C) are determined under Generally Accepted Accounting Principles for each calendar year ([ ]) for the period from January 1, [ ] to December 31, [ ] (the “Performance Period”), adjusted to reflect events or items identified by the Board (“Calculation Adjustments”) such as (i) any formally adopted change in, or elimination or addition of, an accounting standard or principle, or any change in the interpretation thereof, whether identified as a change, error, correction or otherwise denominated, by the Financial Accounting Standards Board, the Securities Exchange Commission or its staff, the Public Company Accounting Oversight Board, or any other competent accounting or regulatory body, as determined by the Board based on objective information; (ii) any non- discretionary change in tax or bank regulatory laws, rules, final regulations or other binding interpretations or guidance issued by a competent regulatory body; (iii) any acquisition, disposition, joint venture or restructuring by the Company of a business or portion thereof, however structured in any year during the Performance Period; (iv) any merger and integration expenses in any year during the Performance Period; (v) any restructuring expenses (e.g., cost of workforce reductions, facilities or lease abandonments, asset impairments) in any year during the Performance Period; (vi) any impact (dilution and associated initial and ongoing expenses) of share buybacks (or cancellations of share buybacks) or securities issuances (debt or equity) to finance, or in contemplation of, acquisitions or ventures in any year during the Performance Period; and (vii) any settlement, charge or other payment made with respect to any litigation or regulatory matter arising from events that occurred prior to the Performance Period; provided, however, that for the avoidance of doubt, the Board retains the discretionary right to disregard any Calculation Adjustment that would result in an increase to Average ROE, Average Margin or to Fee Revenue Growth and to reduce any Award for the Performance Period for other material events or items that affect performance. 3) The Total Vesting Percentage will be determined by reference to the percentages listed in Tables 1, 2, 3 and 4 below opposite Average ROE, Average Margin, Fee Revenue Growth and Relative Total Shareholder Return Percentage Rank. The Average ROE Vesting Percentage, Average Margin Vesting Percentage and Fee Revenue Growth Vesting Percentage will be determined under Tables 1, 2 and 3, respectively, using linear interpolation to adjust between percentage points and rounding up to the nearest one-tenth of one percent, as determined by the Board in its sole discretion. The Total Vesting Percentage will be equal to Average ROE Vesting Percentage, plus Average Margin Vesting Percentage plus Fee Revenue

19 Growth Vesting Percentage, adjusted by adding or subtracting the applicable Relative Total Shareholder Return Modifier Percentage, but shall not exceed [applicable %] or be less than [applicable %]. 4) The Relative Total Shareholder Return Modifier will be determined by comparing the change, expressed as a percentage with one decimal point, in the value of Common Stock due to stock appreciation and dividends during the Performance Period (assuming dividends are reinvested as of the ex-dividend date during the Performance Period), to the total shareholder return results of the companies in the comparative group during the Performance Period, which will then be used to determine the applicable percentile ranking and corresponding modifier percentage under Table 4. State Street will be included in the comparative group when determining the percentile ranking. The change in the value of Common Stock will based upon the average closing price of Common Stock on the New York Stock Exchange for the 20 trading days immediately preceding the beginning of the Performance Period, and the 20 trading days immediately preceding the end of the Performance Period adjusted to account for the reinvestment of dividends paid during the Performance Period, as noted above. The comparative group will be comprised of all companies that are part of the KBW Bank Index for the full Performance Period. With respect to the computation of the value of Common Stock during the Performance Period, the Board retains the discretionary right to make equitable and proportionate adjustments to mitigate the impacts of any stock split, stock dividend or reverse stock split occurring during the Performance Period. 5) EMEA Risk Adjustment Percentage: if you were employed in EMEA during all or a portion of the [ ] calendar year performance period that resulted in the Award grant, the number of Restricted Stock Units eligible to vest will be further adjusted by the EMEA Risk Adjustment Percentage. The EMEA Risk Adjustment Percentage will be determined in accordance with the EMEA Risk Adjustment Guidelines in effect from time to time (which Guidelines can be found on the Website). In no event shall application of the EMEA Risk Adjustment Percentage result a number of Restricted Stock Units eligible to vest exceeding [applicable %] of the Award. Table 1: Average ROE Vesting Percentage Three-year [ ] Average ROE Average ROE Vesting Percentage [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] Table 2: Average Margin Vesting Percentage

20 Three-year Average Margin Vesting Percentage [ ] Average Margin [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] Table 3: Fee Revenue Growth Vesting Percentage Three-year Fee Revenue Growth Vesting Percentage [ ] Fee Revenue Growth [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] Table 4: Relative Total Shareholder Return Modifier Percentage Three-year [ ] Relative Total Shareholder Return Percentage Rank Relative Total Shareholder Return Modifier Percentage [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %] [applicable %]

21 APPENDIX A COUNTRIES ADDENDUM TO [ ] RESTRICTED STOCK UNIT AWARD AGREEMENT STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN Capitalized terms used but not defined herein shall have the meanings consistent with the terms of the Agreement. This Countries Addendum includes additional terms and conditions that govern the Award granted to you under the Plan if you work and/or reside in any of the countries listed below, and is part of the Agreement. To the extent there are any inconsistencies between the Agreement and this Countries Addendum, the terms and conditions reflected in this Countries Addendum shall prevail. The information contained in this Countries Addendum is based on the securities, exchange control and other laws in effect in the respective countries as of [Date]. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after the Award date, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). The Plan and the Agreement, including this Countries Addendum, constitute the complete understanding and agreement between the parties with respect to this Award, and supersedes and cancels any previous oral or written discussions, agreements or representations regarding this Award or the Common Stock. A. United States B. Australia C. Austria D. Belgium E. Brazil F. Brunei Darussalam G. Canada H. Cayman Islands I. Chile J. China K. Colombia L. France M. Germany N. Hong Kong O. India P. Ireland Q. Italy R. Japan S. Jersey

22 T. Luxembourg U. Mexico V. Netherlands W. Poland X. Portugal Y. Saudi Arabia Z. Singapore AA. South Africa BB. South Korea CC. Switzerland DD. Taiwan EE. Thailand FF. United Arab Emirates GG. United Kingdom A. UNITED STATES ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time of the termination of your employment with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum and that the covenant not to compete and other promises are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided. 1. Confidentiality. (a) You acknowledge that, during the course of or as a result of your employment, you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject

23 to Paragraph 16, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes, but is not limited to, that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not transmit Confidential Information outside of State Street’s electronic systems except as required for the proper performance of your duties to State Street. (iv) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable policies concerning the protection of data at State Street. (v) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including,

24 without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) Paragraph 3(b)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly.

25 (d) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer or the Company shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer or the Company may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your

26 employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two (2) years preceding the date of the termination of your employment. (c) Unless one of the exceptions in Paragraph 5(d) applies to you, the Non- Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for:

27 You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (d) Exceptions-- (i) If you reside in or have a primary reporting location in California, then this Paragraph 5 applies only during your employment, but has no effect after the termination of your employment for any reason. (ii) If you reside in or are employed in Massachusetts and State Street terminates your employment involuntarily not for cause, then this Paragraph 5 applies only during your employment, but has no effect after such termination. Here, “cause” means: (1) your Employer’s or the Company’s good faith determination that it has a reasonable basis for dissatisfaction with your employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior; or (2) other grounds for discharge that are reasonably related, in your Employer’s or the Company’s honest judgment, to the needs of the business of your Employer, the Company or any of its Subsidiaries. In addition, if you violate a fiduciary duty to your Employer, the Company or any of its Subsidiaries, then the post-employment portion of the Non-Compete Period shall be extended by the time during which you engage in such activities, for up to a total of two (2) years following termination of your employment. (e) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (f) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination. (g) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such two (2) year period.

28 (h) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly

29 documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. However, nothing in this Countries Addendum prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Restricted Stock Units granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or

30 other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

31 (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. The Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * B. AUSTRALIA In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including at the time of the termination of your employment with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in your forfeiture of any or all of the amounts remaining to be paid under this Award, at the Company’s sole determination. All terms used in this Countries Addendum shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided. 1. Award Conditioned on Satisfaction of Regulatory Obligations. If you are (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management- level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of Australia, the grant of this Award is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia. For the avoidance of doubt, you will not be entitled to the grant of this Award, if the granting or payment of the Award will give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of this Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company and its Subsidiaries are under no obligation to seek or obtain the approval of their shareholders in general meeting for the purpose of overcoming any such limitation or restriction. 2. Tax Deferral. This Award is intended to be subject to tax deferral under Subdivision 83A-C of the Income Tax Assessment Act 1997 (subject to the conditions and requirements thereunder). 3. Securities Law Notice. The grant of the Award is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). Please note that if you offer the shares of Common Stock acquired under the Plan for sale to a person or entity in Australia, the offer may be subject to disclosure requirements under Australian law. You expressly acknowledge and agree that you personally are responsible for obtaining legal advice on your disclosure obligations prior to making any such offer.

32 4. Confidentiality. (a) You acknowledge that, during the course of or as a result of your employment, you will have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company. You acknowledge that any unauthorised use or disclosure of the Confidential Information may cause damage to the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use Confidential Information for your own benefit or for the benefit of others; this includes, but is not limited to, your agreement not to use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. (iii) You will use your best efforts and exercise due diligence to protect, to not disclose and to keep confidential all Confidential Information. (iv) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (v) Upon the earlier of a request by the Company or the termination of your employment with the Company, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) Clause 4(a) of this Countries Addendum does not apply to any information which: (i) the Company has given its prior written consent for you to use or disclose; (ii) may be used or disclosed by you in the proper performance of your duties and for the benefit of the Company; (iii) is required by law to be used or disclosed; (iv) is previously known to you without an obligation of confidence or without breach of this Countries Addendum;

33 (v) is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information; or (vi) is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage disclosures under “whistleblower” or other laws. State Street will not tolerate victimisation against employees who properly make such legally-protected “whistleblower” disclosures. 5. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, you hereby assign all rights, title and interest in all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”). To the extent the foregoing does not apply, and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto and consent to State Street's use of that Work Product without attribution of authorship, or State Street's manipulation of that Work Product for the purposes of the Copyright Act 1968 (Cth). You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street to: (i) transfer to State Street the Work Product and any intellectual property rights therein; (ii) obtain or perfect such right; (iii) execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) protect and enforce State Street’s interest in them. These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment

34 6. Non-Solicitation. (a) This Paragraph 6 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for the Restraint Period (as defined in sub-clause (c) below) you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment, hire, engagement or recruitment of, or in any way assist another Person in soliciting, employing, hiring, engaging or recruiting, or otherwise induce the termination of the employment, hire or engagement of, any person who then, or within the preceding twelve (12) months, is or was an employee or an Officer of the Company or any of its Subsidiaries (excluding any such Officer whose employment was involuntarily terminated to the extent required by law); or (ii) engage in the Solicitation of Business from any Client on behalf of any Person other than the Company or any of its Subsidiaries. (c) For purposes of this Paragraph 6: (i) “Officer” is as defined in the Corporations Act 2001 (Cth) and shall include any person holding a position title of Assistant Vice President or higher. (ii) “Restraint Period" means: (1) a period of 18 months from the termination date of your employment, or if such period is held unenforceable by a court of competent jurisdiction, then (2) a period of 12 months from the termination date of your employment, or if such period is held unenforceable by a court of competent jurisdiction, then (3) a period of 9 months from the termination date of your employment, or if such period is held unenforceable by a court of competent jurisdiction, then (4) a period of 6 months from the termination date of your employment. (iii) the restrictions imposed on you are intended to operate for the maximum Restraint Period and each of the sub-clauses set out under the definition of "Restraint Period" above are separate and independent restrictions that apply concurrently and are not intended to limit the operation, interpretation or severability of each other. Notwithstanding the foregoing, this Paragraph 6 shall be inapplicable following a Change in Control. 7. Notice and Non-Compete. (a) Notice Period Upon Resignation. (i) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill, in the event of your resignation from

35 employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (1) If you are a member of the State Street Corporation Executive Committee, you will give one hundred eighty (180) days’ advance notice in writing; (2) If you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice in writing; (3) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (4) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (ii) For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your employment (whether such obligation is contained in your contract of employment or any other agreement to which you are a party) but to the extent that the Notice Periods set out above are longer, these Notice Periods are intended to override and apply to you instead of any shorter notice of termination period you are required to provide upon resignation under your contract of employment or any other agreement to which you are a party. (iii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client and customer relationships. (iv) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities, including but not limited to: (A) directing you to remain away from work; (B) not enter or attend your Employer's or the Company's premises; (C) not contact or have any communication with any customer, client, employee, officer, director, agent or consultant of your Employer or the Company in relation to the business of your Employer or the Company; (D) not remain or become involved in any aspect of your Employer's or the Company's business except as directed; (E) perform duties which are different to those which you were required to perform during the rest of your Employment, provided you have the necessary skills and competence to perform those duties. (v) Except as provided otherwise in clause (vii) below, at all times during the Notice Period you shall continue to be an employee of your Employer, and you shall continue to receive your regular salary and benefits and you must continue to comply with the applicable policies of your Employer, the Company,

36 and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (vi) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 7, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 7(b), if applicable, in addition to any other remedies available under law. (vii) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this subparagraph (a) by giving immediate effect to your resignation and making a payment of basic salary in lieu of any remaining portion of the Notice Period; provided that such action shall not affect your other obligations under this Addendum. (viii) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 7 shall not apply in the event that you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). (b) Non-Competition. (i) This subparagraph (b) shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. (ii) During your employment and following its termination for the period of time specified in Paragraph 7(b)(iii) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, independent contractor, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible during the Relevant Period; (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any

37 Relevant Group Company, as conducted or in planning during the Relevant Period. (iii) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher a) 12 months from the termination date of your employment, or if such period is held unenforceable by a court of competent jurisdiction, then b) 9 months from the termination date of your employment, or if such period is held unenforceable by a court of competent jurisdiction, then c) 6 months from the termination date of your employment. You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families a) 6 months from the termination date of your employment,

38 or if such period is held unenforceable by a court of competent jurisdiction, then b) 3 months from the termination date of your employment. You were a Vice President working in one of the Specified Job Families 3 months (iv) The restrictions imposed on you in sub-clause (iii) above are intended to operate for the maximum Non-Compete Period and broadest Restricted Territory. Each of the sub-clauses set out in the table above are separate and independent restrictions that apply concurrently and are not intended to limit the operation, interpretation or severability of each other. (v) The period of months referred to in Paragraph 7(b)(iii) above will be reduced by one day for every day during which, at the Employer’s direction, you are on a complete leave of absence pursuant to Paragraph 7(a)(ii) above. (vi) Nothing in this subparagraph (b) shall prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) Definitions. For the purpose of this Addendum, the following terms are defined as follows: (i) “Client” means: (A) a current customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during the Relevant Period; (B) a prospective customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, discussions about becoming a client of the Company or its subsidiaries; or (C) a former customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve months prior to the date your employment with your Employer ends. (ii) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile.

39 (iii) “Confidential Information” includes but is not limited to: (A) information which is marked "Confidential" or which is described or treated by the Company as confidential; (B) information of a business sensitive nature; (C) personal information as defined in the Privacy Act 1988 (Cth); and (D) all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their clients or customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (iv) “Products or Services” means any products or services which are the same as, of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (v) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a limited liability partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (vi) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (vii) “Relevant Period” means the period of 24 months immediately before the date of termination of your employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 7(a)(ii). (viii) “Restricted Territory” means any area or territory: 1. in which you worked during the Relevant Period; and/or 2. in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (ix) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to:

40 i. transfer the Client’s business from the Company or any of its Subsidiaries to any other Person; ii. cease or curtail the Client’s business with the Company or any of its Subsidiaries; or iii. divert a business opportunity from the Company or any of its Subsidiaries to any other Person. (x) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 8. Post-Employment Cooperation. You agree that, following the termination of your employment with the Employer, the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are reasonable and necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion.

41 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 4, 5, 6 and 7 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Addendum is a separate, severable and independently enforceable provision, that apply concurrently and without reference to the enforcement of any other provision and are not intended to limit the operation, interpretation or severability of each other. If any restriction set forth in this Paragraph is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Addendum, and it shall be deemed to have been accepted by the Company. 15. Notification Requirement. During the period of restriction under Paragraph 6(b) –(c) above and for a further forty-five (45) days after that period of restriction has expired, you shall give notice to the Company of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Addendum. 16. Certain Limitations. (a) Nothing in this Addendum prohibits you from reporting possible violations of United States federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of United States federal law or regulation, or the Corporations Act 2001 (Cth). Moreover, nothing in this Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the legal professional privilege,

42 attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330) or similar legislation adopted in the jurisdiction in which you are employed, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their legally privileged information. 17. Certain Limitations. You acknowledge: (a) the legal significance and effect of executing this Countries Addendum; (b) that you have not been induced to execute this Countries Addendum by any improper pressure or coercion; and (c) that you have been provided with a reasonable opportunity to obtain independent advice about this Countries Addendum. * * * * * * * C. AUSTRIA ______________________________________________________________________ No country-specific provisions. * * * * * * * D. BELGIUM ______________________________________________________________________ No country-specific provisions. * * * * * * * E. BRAZIL ______________________________________________________________________ 1. Compliance with Law. By accepting the Award, you expressly acknowledge and agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Award, the receipt of any dividends, and the sale of shares of Common Stock acquired under the Plan. 2. Labor Law Acknowledgment. You expressly acknowledge and agree that, for all legal purposes, (a) the benefits provided pursuant to the Agreement and the Plan are the result of commercial transactions unrelated to your employment; (b) the Agreement and the Plan are not a part of the terms and conditions of your employment;

43 and (c) the income you realize from the Award, if any, is not part of your remuneration from employment. BY ELECTRONICALLY ACCEPTING THE AGREEMENT AND THIS COUNTRIES ADDENDUM, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS OF THE PLAN, YOUR AGREEMENT AND THIS COUNTRIES ADDENDUM. * * * * * * * F. BRUNEI DARUSSALAM ______________________________________________________________________ Securities Law Notice. The grant of the Award is made pursuant to a private offering exemption under section 117 of the Securities Markets Order, 2013 (“SMO”) on which basis it is exempt from the prospectus and registration requirements under the SMO and is also exempt from the capital markets services licensing requirements under section 159(1)(d) as being the administration of an employee participation scheme. In addition, by accepting the grant of the Award, you expressly acknowledge and agree that you may not sell any shares of Common Stock in Brunei within two (2) years of the Grant Date (the “Closed Period”). However, shares of Common Stock may be sold prior to the expiration of the Closed Period, provided that the sale of such shares of Common Stock takes place outside of Brunei through the facilities of a stock exchange on which the shares of Common Stock are listed. The Plan has not been lodged or registered as a prospectus with the Autoriti Monetari Brunei Darussalam. * * * * * * * * G. CANADA ______________________________________________________________________ 1. Termination of Employment. For purposes of the Award, your employment will be considered terminated (regardless of the reason for termination, whether or not later found to be invalid or unlawful for any reason or in breach of employment or other laws or rules in the jurisdiction where you are providing services or the terms of your employment or service agreement, if any) as of the earliest of: (a) the date you are no longer actively providing services to the Company or your Employer; or (b) the date you receive written notice of termination from the Company or your Employer, as applicable, (the “Termination Date”); except, in either case, to the extent applicable employment standards legislation requires the Award to continue through any minimum termination notice period applicable under the legislation. In such case, the Termination Date will be the last day of your minimum statutory termination notice period. Unless otherwise expressly provided in this Agreement or explicitly required by applicable legislation, your right to vest in the Award under the Plan, if any, will terminate as of the Termination Date and you will not earn or be entitled to (A) any pro-rated vesting for that period of time before the Termination Date, (B) any unvested portion of the Award, or (C) any payment of damages in lieu thereof. To be clear, there shall be no vesting of the Award during any applicable common law or civil law reasonable notice period following

44 the Termination Date or any payment of damages in lieu thereof. Subject to applicable legislation, in the event the Termination Date cannot be reasonably determined under the terms of the Agreement and/or the Plan, the Administrator shall have the exclusive discretion to determine the Termination Date. 2. Settlement in Shares of Common Stock. Notwithstanding anything to the contrary in the Agreement, this Countries Addendum or the Plan, your Award may, in the sole discretion of the Company, be settled entirely in shares of Common Stock, entirely in cash, or any combination of shares of Common Stock and cash at the discretion of the Administrator. The following provisions will apply if you are a resident of Quebec: 3. Language. A French translation of this Agreement, the provisions of the Countries Addendum for Canada, the Plan and certain other documents related to the Award will be made available to you as soon as reasonably practicable following your written request to Dave Cogliano at DCogliano@StateStreet.com. You understand that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon written request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable. Notwithstanding the Language provision of Section 17(f) of the Agreement, to the extent required by applicable law and unless you indicate otherwise, the French translation of such documents will govern your participation in the Plan. In French: Langue. Une traduction française du présent Contrat, des dispositions relatives au Canada de l’Annexe sur les Pays, du Plan et de certains autres documents liés à l’Attribution sera mise à votre disposition dès que cela sera raisonnablement possible sur demande écrite de votre part à Dave Cogliano at DCogliano@StateStreet.com. Vous comprenez que, de temps à autre, des informations supplémentaires relatives à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande écrite, la Société traduira en français les documents relatifs à l'offre du Plan dès que cela sera raisonnablement possible. Nonobstant la Section 17(f) du Contrat relative à la Langue, dans la mesure où la loi applicable l'exige et à moins que vous n'indiquiez le contraire, la traduction française de ces documents régira votre participation au Plan. You may obtain a copy the Agreement in French on the Fidelity Website. Une version française du présent Contrat peut être consultée sur l’intranet. 4. Data Privacy. The following provision supplements Section 19 of the Agreement: You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information regarding your Awards from all personnel,

45 professional or not, involved in the administration and operation of the Plan. You further authorize the Company, any of its Subsidiaries, and the administrator of the Plan to disclose and discuss your participation in the Plan with their advisors. You further authorize the Company and any of its Subsidiaries to record such information and to keep such information in your employee file. * * * * * * * H. CAYMAN ISLANDS ______________________________________________________________________ No country-specific provisions. * * * * * * * * I. CHILE ______________________________________________________________________ 1. Securities Law Notice. The offer of Restricted Stock Units constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of Restricted Stock Units is made subject to general ruling N° 336 of the Chilean Commission of the Financial Market (“CMF”). The offer refers to securities not registered at the Securities Registry or at the Foreign Securities Registry of the CMF and, therefore, such securities are not subject to the oversight of the CMF. Given that the Restricted Stock Units are not registered in Chile, the Company is not required to provide public information about the Restricted Stock Units or the shares of Common Stock in Chile. Unless the Restricted Stock Units and/or the shares of Common Stock are registered with the CMF, a public offering of such securities cannot be made in Chile. Esta oferta de Unidades de Acciones Restringidas constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Unidades de Acciones Restringidas se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los Unidades de Acciones Restringidas de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los Unidades de Acciones Restringidas o sus Acciones Ordinarias. Estos Unidades de Acciones Restringidas o sus Acciones Ordinarias no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente. * * * * * * * *

46 J. CHINA ______________________________________________________________________ 1. Award Conditioned on Satisfaction of Regulatory Obligations. If you are a national of the Peoples’ Republic of China (“PRC”), this Award is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange (“SAFE”) to permit the operation of the Plan and the participation of PRC nationals employed by the Company or a Subsidiary, as determined by the Company in its sole discretion. 2. Common Stock Must Remain With Equity Administrator. You agree to hold the shares of Common Stock received upon settlement of this Award with the Equity Administrator until the shares are sold. 3. Exchange Control Restrictions. You understand and agree that, if you are subject to exchange control laws in China, you will be required immediately to repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan. You further understand that such repatriation of proceeds shall be effected through a special bank account established by the Company, and you hereby consent and agree that proceeds from the sale of shares of Common Stock acquired under the Plan may be transferred to such account by the Company on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account. The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. 4. Sale of Shares upon Termination of Employment. If you are a PRC national and you cease to be employed by the Company and its Subsidiaries for any reason, you will be required to sell all shares of Common Stock acquired upon vesting of this Award within such time frame as may be required by the SAFE or the Company (in which case, by accepting this Award, you hereby expressly authorize the Company to issue sales instructions on your behalf). You agree to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted above) and shall otherwise cooperate with the Company with respect to such matters. You acknowledge that neither the Company nor the designated brokerage firm is under any obligation to arrange for such sale of shares of Common Stock at any particular price (it being understood that the sale will occur in the

47 market) and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the shares of Common Stock are sold, the sale proceeds, less any withholding of Tax-Related Items, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to you in accordance with applicable exchange control laws and regulations. 5. Administration. The Company shall not be liable for any costs, fees, lost interest or dividends or other losses you may incur or suffer resulting from the enforcement of the terms of this Countries Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Agreement and this Award in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements. * * * * * * *

48 K. COLOMBIA 1. Labor Law Acknowledgment. By accepting the Award of Restricted Stock Units, you expressly acknowledge that, pursuant to Article 15 of Law 50/1990 (Article 128 of the Colombian Labor Code), the Restricted Stock Units and any shares of Common Stock you receive pursuant to the Restricted Stock Units are wholly discretionary and are a benefit of an extraordinary nature that do not exclusively depend on your performance. Accordingly, the Plan, the value of the Restricted Stock Units or any shares of Common Stock acquired under the Plan and any related benefits do not constitute a component of your “salary” for any legal purpose, including for the purposes of calculating any and all labor benefits, such as fringe benefits, vacation pay, termination or other indemnities, payroll taxes, social insurance contributions or any outstanding employment- related amounts, subject to limitations provided in Law 1393/2010. 2. Securities Law Notice. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Vacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia. An offer of shares of Common Stock to employees will not be considered a public offer provided that it meets conditions set forth in Decree 1351, 2019. * * * * * * * * L. FRANCE ______________________________________________________________________ French Language Version. You may obtain a copy the Agreement in French on the Fidelity Website. In French: Vous pouvez obtenir une copie du présent Contrat en français sur le site internet de Fidelity. * * * * * * * M. GERMANY ______________________________________________________________________ Subsection (a)(ii) of Section 4 General Circumstances of Forfeiture shall not apply to an Award subject to this Agreement. * * * * * * *

49 N. HONG KONG In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. IMPORTANT NOTICE. WARNING: The contents of the Agreement, this Countries Addendum, the Plan, and all other materials pertaining to this Award and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice. 2. Nature of the Plan. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Restricted Stock Units shall be null and void. 3. Settlement in Shares of Common Stock. Notwithstanding Section 2(b) of the Agreement, this Award shall be paid in shares of Common Stock only and does not provide any right for you to receive a cash payment. 4. Award Benefits Are Not Wages. This Award and the shares of Common Stock underlying this Award do not form part of your wages for purposes of calculating any statutory or contractual payments under Hong Kong Law. 5. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 17, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its

50 Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 6. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product

51 and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 7. Non-Solicitation. (a) This Paragraph 7 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of twelve (12) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer, directly or indirectly: (i) solicit the employment of (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), hire, employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of the Company or any of its Subsidiaries (excluding any such Officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity;

52 (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher with whom you, or individuals you supervised, had contact or dealings with or possessed Confidential Information relating to such person at any time during your employment or, with respect to the portion of the non-solicitation period that follows the termination of your employment, within the two years preceding the date of the termination of your employment. Notwithstanding the foregoing, this Paragraph 6 shall be inapplicable following a Change in Control. 8. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. The parties agree that this is a genuine pre-estimate of the likely loss to be suffered by the Company in the event that you fail to comply with the term and conditions below, and is not a penalty. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. (a) Notice Period Upon Resignation. (i) In order to permit your Employer, the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (1) If you are a member of the State Street Corporation Executive Committee, you will give one hundred eighty (180) days’ advance notice; (2) If you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (3) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (4) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your employment (whether such obligation is contained in your contract of employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested

53 information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (iii) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (iii) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph 8 by giving immediate effect to your resignation and making a payment in lieu of any notice due; provided that such action shall not affect your other obligation under this Countries Addendum. (b) Non-Competition. (i) This subparagraph (b) shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (ii) During your employment and following its termination for the period of time specified in Paragraph 8(b)(iii) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, sole proprietor, employer, contractor, principal, member, shareholder, associate, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you, or persons whom you supervised, were responsible during the Relevant Period; (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period.

54 (iii) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 6 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (iv) The period referred to in Paragraph 8(b)(iii) above will be reduced by one day for every day during which, at your Employer’s direction, you are on a complete leave of absence pursuant to Paragraph 8(a)(ii) above. (v) Nothing in this Paragraph 8 shall prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (i) “Client” means a present or former customer or client of your Employer, the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during the Relevant Period. A former customer or client means a customer or client for which your Employer, the Company or any of its Subsidiaries stopped

55 providing all services within twelve months prior to the date your employment with your Employer ends. (ii) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (iii) “Products or Services” means any products or services which are the same as, of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (iv) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (v) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (vi) “Relevant Period” means the period of 24 months immediately before the date of termination of your employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 7(a)(ii). (vii) “Restricted Territory” means any area or territory: (1) in which you worked during the Relevant Period; and/or (2) in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (viii) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 9. Post-Employment Cooperation. You agree that, following the termination of your employment with your Employer, you will reasonably cooperate with your Employer, the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). Your Employer, the Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 10. Enforcement. You acknowledge and agree that the promises contained

56 in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of this Award. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. 11. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 12. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 13. Interpretation of Business Protections. The agreements made by you in Paragraphs 5, 6, 7 and 8 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 14. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you.

57 15. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by your Employer and the Company. 16. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 8(b) expires, you shall give notice to your Employer of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide your Employer with such other pertinent information concerning such business activity as your Employer or the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 17. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify your Employer or the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330) or similar legislation adopted in the jurisdiction in which you are employed, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * O. INDIA In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you

58 separate from service with your Employer Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Repatriation. You expressly agree to repatriate all sale proceeds and dividends attributable to shares of Common Stock acquired under the Plan in accordance with local foreign exchange control rules and regulations. Neither the Company nor any of its Subsidiaries shall be liable for any fines and penalties resulting from your failure to comply with applicable laws, rules or regulations. 2. Covenants. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to thirty (30) days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 3. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 18 below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the

59 termination of your employment with your Employer. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information regardless of whether such Confidential Information is or was acquired by you before commencement of your employment with your Employer, in the course of employment hereunder or otherwise. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. (c) State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 4. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101) and corresponding provisions set forth under the Indian Copyright Act, 1957, and such copyrights are therefore owned, upon creation, exclusively by your Employer. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto.

60 You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) Ownership of, and all right, title, and interest in, all Work Product, improvements, developments, discoveries, proprietary information, trademarks, trade names, logos, art work, slogans, know-how, processes, methods, trade secrets, source code, application development, designs, drawings, plans, business plans or models, blue prints (whether or not registrable and whether or not design rights subsist in them), utility models, works in which copyright may subsist (including computer software and preparatory and design materials thereof), inventions (whether patentable or not, and whether or not patent protection has been applied for or granted) and all other intellectual property throughout the world, in and for all languages, including but not limited to computer and human languages developed or created from time to time by or for the Company or your Employer by you, whether before or after commencement of employment with your Employer(the "Intellectual Property") shall vest in your Employer. (c) You acknowledge that, by reason of being employed by your Employer all Intellectual Property created by you shall be regarded as having been made under a contract of service. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign in favour of your Employer, for no additional consideration, all of your rights, title and interest in and to all the Intellectual Property, together with the rights to sublicense or transfer any and all rights assigned hereunder to third parties, in perpetuity. Such assignment shall be worldwide and royalty free. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, national or foreign laws, rules or regulations in respect of any Intellectual Property and all similar rights thereto. You will not pursue any ownership or other interest in such Intellectual Property. (d) You will disclose promptly and in writing to the Company or your Employer all Intellectual Property, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to your Employer any rights in Intellectual Property; (ii) to obtain or perfect such rights; (iii) to execute all papers, at your Employer’s expense, that the Employer or the Company shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce your Employer’s interest in them. (e) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your Employment. 5. Non-Solicitation. (a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer:

61 (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries; or (iii) solicit, encourage, or induce or attempt to solicit, encourage, or induce any marketing agent, vendor, partner or consultant of the Company or Employer to terminate his agency, contract or consultancy with the Company, or any prospective employee with whom the Company or your Employer has had discussions or negotiations within six (6) months prior to your termination of employment, not to establish a relationship with the Company or Employer. (c) For purposes of this Paragraph 5, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 5 shall be inapplicable following a Change in Control. 6. Notice Period Upon Resignation. (a) This Paragraph 6 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph 6, and give immediate effect to your resignation and make a payment of basic salary in lieu of any notice due; provided that such action shall not affect your other obligations under this Countries Addendum. (d) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships.

62 (e) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (g) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (f) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 6, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 7, if applicable, in addition to any other remedies available under law. (g) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 6, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 6 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (h) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 6 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 7. Non-Competition. (a) This Paragraph 7 shall apply to you at all times during your employment with your Employer and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the period of time specified in Paragraph 7(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two years preceding the date of the termination of your employment. (c) Unless one of the exceptions in Paragraph 7(d) applies to you, the Non- Compete Period will continue after the termination of your employment for any reason under the following circumstances:

63 If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (d) Exceptions: (i) your Employer’s or the Company’s good faith determination that it has a reasonable basis for dissatisfaction with your employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior; or (ii) other grounds for discharge that are reasonably related, in your Employer’s or the Company’s honest judgment, to the needs of the business of your Employer, the Company or any of its Subsidiaries. In addition, if you violate a fiduciary duty to your Employer, the Company or any of its Subsidiaries, then the post-employment portion of the Non- Compete Period shall be extended by the time during which you engage in such activities, for up to a total of two (2) years following termination of your employment. (e) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile.

64 (f) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination. (g) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such two (2) year period. (h) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 8. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with your Employer. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity;

65 (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 9. Post-Employment Cooperation. You agree that, following the termination of your employment with your Employer, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 10. Non-Disparagement. You agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 11. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Restricted Stock Units granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum any unvested portion of your Award will cease to vest upon such determination. 12. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or

66 as a bar to enforcement of the provision(s) at issue on any other occasion. 13. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 14. Interpretation of Business Protections. The agreements made by you in Paragraphs, 3, 4, 5, 6 and 7 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 15. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 16. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 17. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 7 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 18. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of central law or regulation to any governmental agency or regulatory authority or from making other disclosures to the extent such disclosure is protected under any whistleblower provisions of any applicable law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is

67 disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) To the extent permitted by applicable law you shall not be held criminally or civilly liable under any applicable law if you disclose a Company trade secret: (i) in confidence to a Central, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product and other privileged information Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. 19. Survival. The confidentiality obligations and all other obligations in Country Addendum that are meant to survive termination of this Agreement shall survive termination of your employment. * * * * * * * * * P. IRELAND ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. Your failure to comply with the terms and conditions below may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms and defined terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Non-Solicitation. (a) This Paragraph 1 shall apply to you at any time that you hold the title of Vice President or higher and further period after termination of your employment as provided under this Paragraph 1. (b) You agree that, during your employment and for a period of twelve (12) months, reduced for any period of garden leave as defined below, from the date your employment terminates for any reason you will not anywhere within the island of Ireland or the United Kingdom, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist

68 another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who at the date your employment terminates or within the preceding twelve (12) months was an Officer of the Company or any of its Subsidiaries with whom you worked with, or had managerial responsibility for at any time during the preceding twelve (12) months (or in relation to whom, as at the date of termination of your employment, you possessed a material amount of Confidential Information) (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 1 shall be inapplicable following a Change in Control. 2. Notice Period Upon Resignation. (a) In order to permit your Employer, the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows (except if you are subject to a longer notice period under an employment agreement, then that notice period shall apply): (i) If you are a member of the State Street Corporation Executive Committee, you will give one hundred eighty (180) days’ advance written notice; (ii) If you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance written notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and

69 (iv) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your employment (whether such obligation is contained in your contract of employment or any other agreement to which you are a party). (b) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence otherwise known as “garden leave” and relieve you of some or all of your duties and responsibilities and to cease attending your place of work and/or to cease contact with the Employer’s employees and customers. During any period of garden leave, you will remain subject to the provisions of this agreement and to your obligation of fidelity to your Employer, the Company and its Subsidiaries. Except as provided otherwise in Paragraph 2(d) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or, subject to applicable law, to accrue any paid vacation time. (c) You agree that should you fail to provide advance written notice of your resignation as required in this Paragraph 2, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, in addition to any other remedies available under law. (d) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph 2, and give immediate effect to your resignation and make a payment of basic salary in lieu of any notice due; provided that such action shall not affect your other obligations under this Countries Addendum. 3. Non-Competition. (a) This Paragraph 3 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney/lawyer before accepting this Award. (b) During your employment and following its termination for the period of time specified in Paragraph 3(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the business of your Employer, the Company or any of its Subsidiaries within the island of Ireland or the United Kingdom, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries, with respect to which you were materially involved at any time during your employment or, with respect to the portion of the Non-Compete Period that follows termination of your employment, within the two years preceding the date of the termination

70 of your employment or the commencement of garden leave, whichever is earlier. Specifically, but without limiting the foregoing, you agree not to engage in any manner in any activity, during the Non-Compete Period, within the island of Ireland or the United Kingdom, that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your employment with respect to which you were materially involved at any time during your employment or, with respect to the portion of the Non-Compete Period that follows termination of your employment, within the two years preceding the date of the termination of your employment or the commencement of garden leave, whichever is earlier, and further agree not to work or provide services, in a role that is of the same, similar or greater seniority, status and remuneration as his role with the Company, as determined on the basis of the prevailing industry norm for a role commensurate with any such role, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your employment in relation to which you were materially involved at any time during your employment or with respect to the portion of the Non-Compete Period that follows termination of your employment, within the two years preceding the date of termination of your employment or the commencement of garden leave, whichever is earlier. The foregoing, however, shall not prevent your passive ownership of up to three percent (3%) of any class of securities quoted or dealt in on a recognised investment exchange and up to 10% of any class of securities not so quoted or dealt. (c) The Non-Compete Period will continue (such period to be reduced by the duration of the garden leave period as defined in Paragraph 2 above) after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue post- termination for: You were an Executive Vice President or higher 6 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the Then the Non- Compete Period

71 twelve (12) months immediately preceding the termination of your employment: will continue post- termination for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months 4. Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during the 2-year period prior to the date of termination of your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve months prior to the date your employment with your Employer ends. (b) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 5. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will make yourself available and reasonably cooperate with the Company or the relevant Subsidiary or their advisers with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation provided that such expenses are approved in advance by the Company or Employer. 6. Enforcement. You acknowledge and agree that the promises contained

72 in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney/lawyer’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 7. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 8. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 9. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2 and 3 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 10. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 11. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. 12. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 2 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s)

73 with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 13. Certain Limitations. Nothing in this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other relevant disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. * * * * * * * * * Q. ITALY In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Acknowledgments. By accepting this Award, you expressly acknowledge that you have received a copy of the Plan, reviewed the Plan, the Agreement and this Countries Addendum in their entirety and fully understand and accept all provisions of the Plan, the Agreement and this Countries Addendum. In addition, you further acknowledge that you have read and specifically and expressly approve the following Sections of the Agreement and this Countries Addendum: (Section 11) Shareholder Rights, (Section 12) Withholding of Tax-Related Items, (Section 14) Employee Rights, (Section 15) Non-Transferability, Etc., (Section 17) Miscellaneous and (Section 18) Application of Local Law and Countries Addendum. 2. Confidentiality. (a) You acknowledge that, during the course of or as a result of your employment, you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 17, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof:

74 (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes, but is not limited to, that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 3. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you

75 hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 4. Non-Solicitation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) Paragraph 4(b)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly. (d) For purposes of this Paragraph 4, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 4 shall be inapplicable following a Change in Control. 5. Notice Period Upon Resignation.

76 (a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period (including any relevant provisions in a collective agreements applicable to your employment), that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 5, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 6, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 5, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 5 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 5 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan).

77 6. Non-Competition. (a) This Paragraph 6 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the period of time specified in Paragraph 6(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two years preceding the date of the termination of your employment. (c) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months

78 (d) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (e) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services, or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination. (f) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such two (2) year period. (g) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 7. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries.

79 (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 8. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 9. Non-Disparagement. Subject to Paragraph 17, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 10. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Restricted Stock Units granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination.

80 11. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 12. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 13. Interpretation of Business Protections. The agreements made by you in Paragraphs 2, 3, 4, 5 and 6 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 14. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 15. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 16. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 6 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 17. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of

81 federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330) or similar legislation adopted in the jurisdiction in which you are employed, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * * R. JAPAN _____________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time of the termination of your employment with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree

82 that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum and that the covenant not to compete and other promises are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided. 1. Confidentiality. (a) You acknowledge that, during the course of or as a result of your employment, you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes, but is not limited to, that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not transmit Confidential Information outside of State Street’s electronic systems except as required for the proper performance of your duties to State Street. (iv) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable policies concerning the protection of data at State Street. (v) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and

83 other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer:

84 (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) Paragraph 3(b)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly. (d) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries.

85 (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer or the Company shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer or the Company may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two (2) years preceding the date of the termination of your employment. (c) Unless one of the exceptions in Paragraph 5(d) applies to you, the Non- Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment

86 You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (d) Exceptions-- (i) If you reside in or have a primary reporting location in California, then this Paragraph 5 applies only during your employment, but has no effect after the termination of your employment for any reason. (ii) If you reside in or are employed in Massachusetts and State Street terminates your employment involuntarily not for cause, then this Paragraph 5 applies only during your employment, but has no effect after such termination. Here, “cause” means: (1) your Employer’s or the Company’s good faith determination that it has a reasonable basis for dissatisfaction with your employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior; or (2) other grounds for discharge that are reasonably related, in your Employer’s or the Company’s honest judgment, to the needs of the business of your Employer, the Company or any of its Subsidiaries. In addition, if you violate a fiduciary duty to your Employer, the Company or any of its Subsidiaries, then the post-employment portion of the Non-Compete Period shall be extended by the time during which you engage in such activities, for up to a total of two (2) years following termination of your employment. (e) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (f) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided

87 services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination. (g) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such two (2) year period. (h) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or

88 (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. However, nothing in this Countries Addendum prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the shares of Common Stock granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein

89 provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made

90 generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. The Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * * S. JERSEY ______________________________________________________________________ No country-specific provisions. * * * * * * * * T. LUXEMBOURG ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. Your failure to comply with the terms and conditions below may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Confidentiality.

91 (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not

92 tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101) or applicable law, and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the

93 termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries

94 shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under applicable law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries in any geographic area in which it or they do business, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, you agree not to engage in any manner in any activity that is directly or indirectly competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your employment and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer, the Company or any of its Subsidiaries for which you have provided services, as conducted or in planning during your employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) For the period of time specified in Paragraph 5(d) below after you leave the company (the “Non-Compete Period”), whatever the reason, you will not, directly or indirectly, as a self-employed person whether as owner, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries in any geographic area in which it or they do business, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries, this area being in any case limited to the Grand-Duchy of Luxembourg. Specifically, but without limiting the foregoing, you agree not to engage in any manner as a self-employed person in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.

95 (d) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months 6. Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve months prior to the date your employment with your Employer ends. (b) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries.

96 (d) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is

97 effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreement made by you in Paragraph 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of state law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in

98 connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, and/or privileges applicable to information covered by the bank secrecy (Article 41 of the Law on the financial sector dated April 5, 1993, as amended), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney- client information, attorney work product, and other privileged information. * * * * * * * * U. MEXICO ______________________________________________________________________ 1. Acknowledgement of the Agreement. In accepting the Award granted hereunder, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and this Agreement in their entirety and fully understand and accept all provisions of the Plan and this Agreement. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Section 17 of this Agreement, in which the following is clearly described and established: (1) Your participation in the Plan does not constitute an acquired right. (2) The Plan and your participation in the Plan are offered by the Company on a wholly discretionary basis. (3) Your participation in the Plan is voluntary. (4) State Street is not responsible for any decrease in the value of the Restricted Stock Units granted and/or shares of Common Stock issued under the Plan. 2. Labor Law Acknowledgement and Policy Statement. In accepting any Award granted hereunder, you expressly recognize that the Company, with registered offices at State Street Financial Center, One Lincoln Street, Boston, MA 02111, USA, is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole Employer is a Mexican legal entity that employs you (“State Street-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and the Employer, State Street-Mexico, and do not form part of the

99 employment conditions and/or benefits provided by State Street-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment. You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you. Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its Subsidiaries, shareholders, officers, agents or legal representatives with respect to any claim that may arise. Spanish Translation 1. Reconocimiento del Otorgamiento. Al aceptar cualquier Otorgamiento bajo de este documento, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan y el Acuerdo en su totalidad, además y que comprende y está de acuerdo con todas las disposiciones del Plan y del Acuerdo. Asimismo, usted reconoce que ha leído y manifiesta específicamente y expresamente que aprueba de los términos y las condiciones establecidos en la Sección 16 del Acuerdo, en los que se establece y describe claramente que: (1) Su participación en el Plan no constituye un derecho adquirido. (2) El Plan y su participación en el mismo son ofrecidos por la Compañía de forma completamente discrecional. (3) Su participación en el Plan es voluntaria. (4) State Street no es responsable de ninguna disminución en el valor de las Unidades de Acciones Restringidas y/o de las Acciones Ordinarias emitidas mediante el Plan. 2. Reconocimiento de la Ley Laboral y Declaración de Política. Al aceptar cualquier Otorgamiento bajo este documento, usted reconoce expresamente que la Compañía, con oficinas registradas y localizadas en State Street Financial Center, One Lincoln Street, Boston, MA 02111, USA, es la única responsable por la administración del Plan y que su participación en el mismo y la adquisición de Acciones Ordinarias no constituyen de ninguna manera una relación laboral entre usted y la Compañía, debido a que su participación en el Plan es únicamente una relación comercial y su único Empleador es una empresa Mexicana (“State Street-México”). Derivado de lo anterior, usted reconoce expresamente que el Plan y los beneficios a su favor que pudieran derivar de la participación en el mismo no establecen ningún derecho entre usted y el Empleador, State Street-México, y no forman parte de las condiciones laborales y/o los beneficios otorgados por State Street-México, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o desmejora de los términos y las condiciones de su trabajo.

100 Asimismo, usted entiende que su participación en el Plan se ha resultado de la decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o descontinuar su participación en el Plan en cualquier momento y sin ninguna responsabilidad para usted. Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted exime amplia y completamente a la Compañía de toda responsabilidad, como así también a sus Filiales, accionistas, directores, agentes o representantes legales con respecto a cualquier demanda que pudiera surgir. 3. Securities Law Information. The Restricted Stock Units and shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and the Employer and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of State Street-Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred. * * * * * * * * V. NETHERLANDS ______________________________________________________________________ Waiver of Termination Rights. As a condition to the grant of this Award, you hereby waive any and all rights to compensation or damages as a result of the termination of employment with the Company and the Subsidiary that employs you in the Netherlands for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) your ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination. * * * * * * * * W. POLAND ______________________________________________________________________ Kopię tej Umowy w języku polskim może Pan/Pani otrzymać wchodząc na Stronę.

101 In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case during your employment or up until to ten (10) years following the termination thereof: (i) You will preserve as confidential all Confidential Information, and will not use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or within ten (10) years after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries.

102 (c) In any event of breach of the obligation referred to in this Paragraph 1 following termination of employment, you shall be liable to pay the contractual penalty corresponding to a 25% of remuneration received during the twelve calendar months preceding termination of employment. The preceding provision shall not affect any other claims of the Employer resulting from the relevant breach. You shall be obliged to pay this contractual penalty within the non-extendible period of thirty (30) days of the breach. (d) For the avoidance of any doubt, the Parties agree that the contractual penalty shall be paid notwithstanding any damage demonstrated and suffered by your Employer as a result of your breach of the obligation determined in this Paragraph 1. (e) The provisions of section (c) do not limit your Employer's right to claim damages exceeding the amount of the above contractual penalty on the basis of the general principles of the Civil Code. The Company recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter shall be subject to provisions of Art. 12(1) of the Act of February 4th, 1994 on Copyright and Related Rights (hereinafter referred to as: "Copyright Act"), and such copyrights are therefore owned, upon creation, exclusively by State Street legal entity that is your Employer. In particular, your Employer shall own the entirety of economic copyright to the Work Product, which encompasses all the areas of the Work Product's use ("fields of exploitation") listed in Art. 50 and 74 of the Copyright Act, i.e.: (i) the rights of fixation and reproduction (permanently or temporarily) by any and all means; (ii) the rights of distribution, introduction into computer memory, introduction to trading, letting for use or rental of the original or copies; (iii) the rights of public performance, exhibition, screening, broadcasting as well as retransmission; (iv) the rights of making the Work Product available to the public in such a manner that anyone could access it at the place and time chosen by them, in particular over the Internet; (v) the right to introduce changes, amendments and modifications to the Works, to reprocess, translate, adapt or freely develop the Work

103 Product at your Employer's discretion, including to introduce changes that are not necessary, or are not technically or functionally required. Your Employer shall have an exclusive right to authorize others the exercise of derivative rights to the Work Product, referred to in Art. 46 of the Copyright Act. (b) To the extent the foregoing rule does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to your Employer. The assignment shall take effect upon the creation of the Work Product with respect to all fields of exploitation of the Work Product listed in the preceding paragraph and to the extent described therein. (c) You hereby undertake not to exercise any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to the Copyright Act in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (d) Should new areas of exploitation arise in the future, which are unknown as of the moment of entering into this Agreement, you undertake to transfer without delay, on request by the Company or your Employer, all rights to the Work Product with regard to such new area(s) of exploitation, without any additional consideration. (e) Should an effective transfer of rights to or under the Work Products require entering into an additional agreement, you shall be obliged to enter into such an agreement promptly after receiving such a request from the Company or your Employer and to transfer by means of the agreement to your Employer, without any additional consideration, all rights to and arising out of the Work within the scope provided to in the above paragraphs. (f) For avoidance of doubt, you agree that your Employer will not be obliged to distribute the Work, thus the Art. 12(2) of the Copyright Act shall not apply. (g) You will disclose promptly and in writing to your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with your Employer: (i) to transfer to your Employer the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s or your Employer's expense, that State Street or your Employer shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s or your Employer's interest in them. (h) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 3. Non-Solicitation.

104 (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) In any event of breach of the obligation referred to in this Paragraph 3 following termination of employment, you shall be liable to pay the contractual penalty corresponding to a 25% of remuneration received during the twelve calendar months preceding termination of employment. The preceding provision shall not affect any other claims of the Employer resulting from the relevant breach. You shall be obliged to pay this contractual penalty within the non-extendible period of thirty (30) days of the breach. (d) For the avoidance of any doubt, the Parties agree that the contractual penalty shall be paid notwithstanding any damage demonstrated and suffered by your Employer as a result of your breach of the obligation determined in this Paragraph 3. (e) The provisions of subparagraph (c) do not limit your Employer's right to claim damages exceeding the amount of the above contractual penalty on the basis of the general principles of the Civil Code. (f) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you shall give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined, as follows: (i) if you are a member of the Executive Committee, you will give six (6) months’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give three (3) months’ advance notice;

105 (iii) If you are a Senior Vice President or Senior Managing Director, you will give two (2) months’ advance notice; unless duration of your employment exceeds three (3) years, in which case you will give three (3) months' advance notice, and (iv) if you are a Managing Director or Vice President, you will give one (1) month advance notice, unless duration of your employment exceeds three (3) years, in which case you will give three (3) months' advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (e) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) If you have sixty (60) or fewer days remaining in your required Notice Period under this Paragraph 4, your Employer upon written mutual agreement concluded with you may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and, your employment may terminate with an immediate effect; provided that such action shall not affect your other obligations under this Countries Addendum. (f) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two years preceding the date of the termination of your employment. (c) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances:

106 If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (d) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (e) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination. (f) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such 2-year period.

107 (g) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). (h) You shall be entitled to a compensation for observing the Non-Competition clause after termination of Employment in the amount of 25% of your remuneration received during period preceding the date of termination of your Employment, corresponding to the duration of Non-Competition clause. (i) If you breach the obligation referred to in this Paragraph 5 following termination of your employment, your Employer shall not be obliged to pay the remaining compensation referred to in subparagraph (h) above and you shall pay, a contractual penalty to your Employer in the amount corresponding to the amount of the total compensation due to you under this Non-Competition clause binding after termination of employment. (j) You shall be obliged to pay the above contractual penalty within the non- extendible period of thirty (30) days of the infringement of the Non-Competition clause binding after termination of employment. (k) For the avoidance of any doubt, the Parties agree that the contractual penalty shall be paid notwithstanding any damage demonstrated and suffered by your Employer as a result of your breach of the obligation determined in this Paragraph 5 following termination of your employment. (l) The provisions of subsection (h) do not limit the right of your Employer to claim damages exceeding the amount of the above contractual penalty on the basis of the general principles of the Civil Code. (m) Following the termination of employment, your Employer is entitled to terminate the Non-Competition clause without notice, to the extent the clause refers to the non-competition ban effective after the termination of employment, in particular but not limited to: (i) if the circumstances justifying such a restriction cease to exist, (ii) your Employer adopts a resolution on opening a liquidation proceedings, or (iii) your Employer materially changes its scope of activities. If so, the Company is no longer obliged to pay compensation set out in subsection (g) above. (n) The Parties expressly confirm that the termination of this clause on the Non-Competition ban binding after termination of employment in accordance with the abovementioned provisions shall result in the expiry of the Parties' rights and duties thereunder, in particular, in the expiry of your obligation not to conduct competitive activity after termination of employment and the expiry of your Employer's obligation to pay the compensation referred to in subsection (g) above. 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows:

108 (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries.

109 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled, apart from contractual penalties established in this Countries Addendum, to claim damages on the basis of the general principles of the Civil Code . Should the Company determine that any portion of the Restricted Stock Units granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties.

110 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any rights or privileges applicable on the basis of the binding laws. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * X. PORTUGAL ______________________________________________________________________ Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement. Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

111 * * * * * * * Y. SAUDI ARABIA ______________________________________________________________________ Securities Law Notice. The Agreement, the Plan and all other materials regarding participation in the Plan may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of the Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement. Prospective acquirers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of the Agreement, you should consult an authorized financial adviser. * * * * * * * * Z. SINGAPORE ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company the forfeiture of any or all of the amounts remaining to be paid under this Award (if any). All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Qualifying Person Exemption. The following provision shall replace Section 16(h) of the Agreement: The grant of the Award under the Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses shall not apply. You should note that, as a result, the Award is subject to section 257 of the SFA and you will not be able to make: (a) any subsequent sale of shares of Common Stock in Singapore; or

112 (b) any offer of such subsequent sale of shares of Common Stock subject to the Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.). 2. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 17, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. (c) State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 3. Assignment and Disclosure.

113 (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 4. Non-Solicitation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of twelve (12) months from the date your employment terminates for any reason, you will not, without the prior written consent of the Company or your Employer, alone or together with other persons, on your own account or in partnership or conjunction with, through or on behalf of any agents, affiliates, intermediaries, joint ventures or alliances: (i) canvass or solicit, directly or indirectly (other than through a general solicitation that is not specifically directed to non-officers of the Company or any of its Subsidiaries) in the Restricted Area (as defined in Paragraph 6), the employment or engagement of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment or engagement of, or otherwise induce or seek to induce the resignation of, any person who then or within the preceding

114 twelve (12) months of the resignation, was an officer or office-holder of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); (ii) induce or seek to induce any officer or office-holder to be interested directly or indirectly in any Restricted Business (as defined in Paragraph 6) within the Restricted Area (as defined in Paragraph 6), whether or not such person would thereby commit any breach of his contract of service or employment; or (iii) canvass, entice away, or engage in the Solicitation of the Restricted Business (as defined in Paragraph 6) in the Restricted Area (as defined in Paragraph 6), of any Client in the Restricted Area (as defined in Paragraph 6), or any Client whom you have personally or directly dealt with in the 12 months preceding the termination of your employment (or if the period of the employment is less than 12 months, then this reduced period) on behalf of any Person. (c) Paragraph 4(b)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly. (d) For purposes of this Paragraph 4, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 4 shall be inapplicable following a Change in Control. 5. Notice Period Upon Resignation. (a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your

115 Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 5, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 6, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 5, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 5 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 5 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 6. Non-Competition. (a) This Paragraph 6 shall apply to you at all times during your employment and will continue to apply, where applicable, for the period of time as specified in Paragraph 6(c) below following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the applicable period of time as specified in Paragraph 6(c) below (the entire period, including both during employment and after employment, if any, the (“Non-Compete Period”), you will not, during your employment, without the prior written consent of the Company or your Employer, alone or together with other persons, on your own account or in partnership or conjunction with, through or on behalf of any agents, affiliates, intermediaries, joint ventures or alliances, anywhere in the Restricted Area, for yourself or any other Person, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services of a like or similar in kind to any products or services of your Employer, Company or any of its Subsidiaries within the Restricted Area which you were involved at any time during your employment. During the portion of the Non-Compete Period that follows from the termination of your employment, your non-competition obligations in this Paragraph 6 shall extend to any products or services of your Employer, the Company or any of its Subsidiaries within the Restricted Area which you were involved in twelve (12) months preceding the date of the termination of your employment, including without limitation: (i) being engaged, employed or retained by (whether as an employee, manager, director, contractor, subcontractor, or consultant to, for or with) or otherwise be interested directly or indirectly (whether as owner in, leasing to, supplying equipment or materials, operating or extending credit to) in any Restricted Business within the Restricted Area that would result in competition with the business of the Employer, Company or any of its Subsidiaries;

116 (ii) serving as a director on the board of any unrelated or third party company engaged in Restricted Business in the Restricted Area; (iii) being interested in any project or proposal for the acquisition or development of or investment in: (1) any business or asset in which your Employer, the Company or any of its Subsidiaries was during your employment considering to acquire, turn to account, develop or invest, unless: (1) your employment with the Employer has already ceased or terminated; and (2) the relevant entity had decided against such acquisition, turn to account, development or investment in, such business or asset, or (2) any business or asset of your Employer, the Company or any of its Subsidiaries, unless: (1) your employment with the Employer has already ceased or terminated; and (2) such business or asset is offered by the relevant entity for sale to, turning to account or development or investment by third parties, (iv) soliciting or enticing away any customer or supplier of your Employer, the Company or any of its Subsidiaries whom you have personally or directly dealt with in the 12 months preceding the termination of your employment (or if the period of the employment is less than 12 months, then this reduced period). (c) Unless one of the exceptions in Paragraph 7(d) applies to you, the Non- Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher Twelve (12) months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment If none of the above applies, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for:

117 You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families Six (6) months You were a Vice President working in one of the Specified Job Families Three (3) months (d) Nothing in this agreement, whether express or implied, prevents you from being a holder for the purpose of investment only of marketable securities of no more than 5% of the issued shares or debentures of any company or trust whose shares, debentures or units are listed on a recognised stock exchange. (e) “Restricted Business” means any business which is or is likely to be wholly or partly conducted by Employer, the Company or any of its Subsidiaries and is concerned with: (i) the research, development, and marketing of products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries; and provision of any related services (including but not limited to technical and product support, or consultancy or customer services), which are of the same or similar to any products and services provided by Employer, the Company or any of its Subsidiaries PROVIDED ALWAYS that these provisions shall apply only in respect of such products or related services with which you were either personally concerned or for which you were responsible whilst employed by the Employer in the last 12 months of employment (or if the period of the employment is less than 12 months, then this reduced period); or (ii) business of a like or similar kind to (or otherwise any business which is or is likely to be conducted in competition with) any business conducted by the Employer, the Company or any of its Subsidiaries in which you were materially involved at any time in the last 12 months of employment (or if the period of the employment is less than 12 months, then this reduced period). (f) “Restricted Area” means: (i) Singapore, Australia, Japan, Republic of Korea, India, Hong Kong, China, Taiwan, Malaysia, Thailand, and Brunei; and (ii) Such other country in the Asia Pacific region (not included in list of countries above): (A) in relation to which you had conducted, pursued or promoted business, or over which you had retained a responsibility for the same, for and on behalf of your Employer, the Company or any of its Subsidiaries; or (B) in relation to which you have performed duties on behalf of your Employer, the Company or any of its Subsidiaries. provided that this has occurred within the last 12 months of your employment and the activities or responsibilities set out above have not occupied less than 5% of your working

118 hours during this 12 month period (or if the period of the employment is less than 12 months, then this reduced period). (g) “Restricted Capacity” means any capacity during your employment, or with respect to the portion of the Non-Compete Period that follows from the termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the twelve (12) month period immediately preceding such termination and/or involves any services that you have provided to your Employer, the Company or any of its Subsidiaries at any time within such twelve (12) month period. (h) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 7. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had personal contact during your employment with your Employer, the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the termination of your employment. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through contact by you or by any other Person with your assistance or direction, whether direct or indirect, to induce or seek to induce a Client to: (i) transfer the Client’s business from your Employer, the Company or any of its Subsidiaries to any other Person; (ii) cease or curtail the Client’s business with your Employer, the Company or any of its Subsidiaries; or

119 (iii) divert a business opportunity from your Employer, the Company or any of its Subsidiaries to any other Person. 8. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 9. Non-Disparagement. Subject to Paragraph 17, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 10. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Restricted Stock Units granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 11. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion.

120 12. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 13. Interpretation of Business Protections. The agreements made by you in Paragraphs 2, 3, 4, 5 and 6 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 14. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 15. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 16. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 6 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 17. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same.

121 (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330) or similar legislation adopted in the jurisdiction in which you are employed, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * AA. SOUTH AFRICA ______________________________________________________________________ Securities Law Notice. The Award shall not be publicly offered in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority. Pursuant to Section 96 of the Companies Act, the offer of the Award must be finalized on or before the six-month anniversary of the Date of Grant. If you do not wish to accept the Award, you are required to reject the offer of Award no later than the six-month anniversary of the Date of Grant. If you do not affirmatively accept or reject the offer of Award on or before the six-month anniversary of the Date of Grant, you will be deemed to accept the Award. * * * * * * * * BB. SOUTH KOREA ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company),

122 is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to thirty (30) days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum and that the covenant not to compete and other promises are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of

123 confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any applicable law, rules or regulations in respect of any Work Product and all similar rights thereto. To the extent not waivable, you irrevocably agree not to exercise any such rights (if any) in a manner that interferes with any exercise of the granted rights. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such rights; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 3. Non-Solicitation.

124 (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may

125 not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two years preceding the date of the termination of your employment. (c) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any

126 time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (d) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (e) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes South Korea), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination. (f) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such two (2) year period. (g) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab).

127 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or

128 representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Restricted Stock Units granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective

129 successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of any applicable law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any applicable trade secret laws if you disclose a Company trade secret: (i) in confidence to a regulatory or government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information to the extent permitted by the applicable law, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * * *

130 CC. SWITZERLAND ______________________________________________________________________ Securities Law Notice. Neither this document nor any other materials relating to the Award (i) constitutes a prospectus according to articles 35 et. seq. of the Swiss Federal Act on Financial Services (“FinSa”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or a Subsidiary, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSa or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA). * * * * * * * * * DD. TAIWAN ______________________________________________________________________ Securities Law Notice. The offer of participation in the Plan is available only to employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese country. * * * * * * * * * EE. THAILAND ______________________________________________________________________ No country-specific provisions. * * * * * * * * FF. UNITED ARAB EMIRATES ______________________________________________________________________ Securities Law Notice. This document may not be distributed in the Kingdom except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective recipients of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

131 * * * * * * * * * GG. UNITED KINGDOM ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Income Tax and Social Insurance Contribution Withholding. Without limitation to Section 11 of the Agreement, you hereby agree that you are liable for any or all income tax, national insurance, payroll tax, fringe benefits tax, or payment on account of other tax- related withholding (“Tax-Related Items”) and hereby consent to pay all such Tax-Related Items, as and when requested by the Company and or your Employer (if different) or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and your Employer (if different) against any Tax-Related Items that they are required to pay or withhold on your behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority). Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any income tax not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs as it may be considered to be a loan and therefore, it may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or your Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from you by any of the means referred to in Section 11 of the Agreement. 2. Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Restricted Stock Units, whether or not as a result of such termination, (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Restricted Stock Units. Upon the grant of your Award, you shall be deemed irrevocably to have waived any such entitlement. 3. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors,

132 suppliers or customers. Subject to Paragraph 15, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who make such legally- protected disclosures. Nor does this Countries Addendum prevent you from (i) reporting in good faith an offence to a law enforcement agency; or (ii) co-operating in good faith with a criminal investigation or prosecution. 4. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment

133 manager or fund manager (collectively, “Work Product”), shall automatically on creation vest in State Street on the basis that they are created by you in the course of your employment are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) under the Copyright, Designs and Patents Act 1988 and all similar rights in other jurisdictions you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 5. Non-Solicitation. (a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of twelve months (12) from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly, the employment of, (ii) hire or employ, (iii) recruit, or (iv) in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of the Company or any of its Subsidiaries with whom you had material dealings or in respect of whom you have obtained Confidential Information about their skills, role, responsibilities, expertise or other Confidential Information or material non-public information relevant to their potential recruitment or engagement, in each case at any time during the

134 Relevant Period (excluding, in each case, any such officer whose employment was involuntarily terminated); or (v) engage in the Solicitation of Business from any Client on behalf of any Person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, connections, costings, data documentation, files, finances, formulas, processes, production or sales information, products, programs, research, training aids, printed materials, methods, books, records, client files, policies and procedures, marketing strategies, client and prospect lists, employee data and other information (whether in written, oral, visual or electronic form and wherever located) relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other Person. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 5 shall be inapplicable following a Change in Control. 6. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. All terms used herein shall have the meaning given to them in the Plan or the Award, except as otherwise expressly provided herein. (a) Notice Period Upon Resignation. (i) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows:

135 (1) If you are a member of the State Street Corporation Executive Committee, you will give one hundred eighty (180) days’ advance notice; (2) If you are an Executive Vice President but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (3) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (4) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your employment (whether such obligation is contained in your contract of employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence (the "Garden Leave Period") and relieve you of some or all of your duties and responsibilities. During the Garden Leave Period your Employer or the Company may (1) require you not to attend your normal place of work or any specific premises of the Employer, the Company or any of its Subsidiaries; (2) appoint another person or persons to carry out some or all of your duties; (3) require you to carry out alternative duties or to only perform such specific duties as are expressly assigned to you, at such location (including your home) as the Company may decide; (4) require you to ensure that your manager knows where you will be and how you can be contacted during each working day (except during any periods taken as holiday in the usual way); (5) require you not to communicate with any customers, suppliers, employees or officers of the Employer, the Company or any of its Subsidiaries; and/or (6) terminate your access to any of the IT systems of the Employer, the Company or any of its Subsidiaries. Except as provided otherwise in (iv) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and contractual benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. Without prejudice to the foregoing, you will remain bound by your obligations of good faith, fidelity, confidentiality, any fiduciary duties and all of your express and implied obligations under your contract of employment. Any paid vacation time which has accrued to you at the start of a Garden Leave Period and any holiday entitlement which accrues during the Garden Leave Period will be deemed to be taken by you during that period. (iii) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 6, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was

136 required but not provided, and for the period of restriction under subparagraph (b), if applicable, in addition to any other remedies available under law. (iv) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph (a) by giving immediate effect to your resignation and making a payment of basic salary in lieu of any notice due; provided that such action shall not affect your other obligations under this Countries Addendum. (b) Non-Competition. (i) This subparagraph (b) shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (ii) During your employment and following its termination for the period of time specified in Paragraph 6(b)(iii) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, without the prior written consent of the Company or your Employer, within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible or in relation to which you had access to Confidential Information during the Relevant Period; (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible or in relation to which you had access to Confidential Information during the Relevant Period; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration and with which you were materially involved or for which you were responsible or in relation to which you had access to Confidential Information during the Relevant Period; (4) work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period and with which you were materially involved or in relation to which you had access to Confidential Information during the Relevant Period.

137 (iii) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for the periods set out below less any period of Garden Leave in accordance with paragraph 6(a)(ii) above: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (iv) The period of months referred to in Paragraph (b)(iii) above will be reduced by one day for every day during which, at the Employer’s direction, you are on a complete leave of absence pursuant to Paragraph 6(a)(ii) above. (v) Nothing in this subparagraph (b) shall prevent your ownership for investment purposes only of shares or other securities of two percent (2%) or less of the total issued capital of any company whether or not its securities are publicly traded.

138 (c) Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (i) “Client” means a prospective, present or former customer or client of the Employer, the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised, have had substantive and recurring personal contact during the last twelve (12) months of your employment with the Employer, the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Employer, the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (ii) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (iii) “Products or Services” means any products or services which are of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (iv) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a limited liability partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (v) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (vi) “Relevant Period” means the period of 12 months immediately before the date of termination of your employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 6(a)(ii). (vii) “Restricted Territory” means any area or territory: (1) in which you worked during the Relevant Period; and/or (2) in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (viii) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or

139 related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 9. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 10. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 11. Interpretation of Business Protections. The agreements made by you in Paragraphs 3, 4, 5 and 6 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any of the restrictions set forth in this Countries Addendum shall be held to be void but would be valid if part of their wording were deleted, such restriction shall apply with such deletion as may be necessary to make it valid or effective. 12. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 13. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company.

140 14. Notification Requirement. If you receive an offer of employment from, or offer to provide services to, any person, firm, company or other entity (an "Offeror") (whether it is accepted or not) either during your employment or during the period of any of the restrictions contained in this Countries Addendum you will immediately provide to the Offeror details of the substance of the restrictions and notify the Company of the offer and the identity of the Offeror, and will provide such other details as the Company may reasonably request. The obligations in this paragraph are without prejudice to your obligations of confidentiality and general obligation to immediately disclose any conflict of interest to the Company. Until forty-five (45) days after the period of restriction under Paragraph 6 (b) expires, you shall give notice to the Company of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 15. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330) or similar legislation adopted in the jurisdiction in which you are employed, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * * *

- 141 - APPENDIX B SPECIFIED JOB FAMILIES Specified Job Families subject to the Award’s non-competition provisions include [specified job families]

1 STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN [ ] Deferred Stock Award Agreement Subject to your acceptance of the terms set forth in this agreement and the addendum attached hereto (“Agreement”), State Street Corporation (“Company”) has awarded you, under the State Street Corporation 2017 Stock Incentive Plan (“Plan”), and pursuant to this Agreement and the terms set forth herein, a contingent right to receive the number of shares of Common Stock (“Deferred Shares”) (“Award”) as set forth in the statement pertaining to this Award (“Statement”) on the website (“Website”) maintained by Fidelity Stock Plan Services LLC, an independent service provider based in the United States, or another party designated by the Company (“Equity Administrator”). Copies of the Plan, the Company’s Prospectus for the Plan and any employee information supplement to the Prospectus for your country of employment (“Tax Supplement”) are located on the Website for your reference. Your acceptance of this Award constitutes your acknowledgement that you have read and understood this Agreement, the Plan, the Prospectus for the Plan and the Tax Supplement. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. As used herein, “State Street” means the Company and each Subsidiary. “Subsidiary” means the Company’s subsidiaries and affiliates as determined by the Company in its sole discretion. “Employer” means the Subsidiary that employs you, or which last employed you, following the termination of your employment. You may consider this Agreement for up to thirty (30) days from the date it was first made available to you on the Website. The terms of your Award are as follows: 1. Grant of Deferred Shares. To be entitled to any payment under this Award, you must accept your Award and in so doing agree to comply with the terms and conditions of this Agreement and the applicable provisions of the Countries Addendum outlined in Appendix A (which is incorporated into, and forms a material and integral part of, this Agreement). Failure to accept this Award within thirty (30) days following the posting of this Agreement on the Website will result in forfeiture of this Award. Subject to the terms and conditions of this Agreement, Deferred Shares shall vest and be settled in the form of shares of Common Stock according to the vesting schedule set forth in your Statement. The term “vest” as used herein means the lapsing of certain (but not all) restrictions described herein and in the Plan with respect to one or more Deferred Shares as of each applicable vesting date. To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or a Subsidiary from and after the date hereof and until (and including) the applicable vesting date, except as otherwise provided herein. By accepting this Award, you and the Company agree that any claim arising out of this Award or any Common Stock issued by the Company pursuant to this Award may only be

2 brought in the federal or state courts of the Commonwealth of Massachusetts, regardless of where or whether you are employed by the Company or a Subsidiary. You consent to personal jurisdiction in such courts for any such claim, consent to service of process by any means allowed by such courts or applicable law, and waive any arguments that such courts are not an appropriate or convenient forum. This Award is subject to any forfeiture, compensation recovery or similar requirements set forth in this Agreement, as well as any other forfeiture, compensation recovery or similar requirements under applicable law and related implementing regulations and guidance, and to other forfeiture, compensation recovery or similar requirements under plans, policies and practices of the Company or its relevant Subsidiaries in effect from time to time, including those set forth in your offer letter. In the event pursuant to this Agreement or pursuant to any applicable law or related implementing regulations or guidance, or pursuant to any Company or its relevant Subsidiaries plans, policies or practices, the Board or State Street is required or permitted to reduce, forfeit or cancel any amount remaining to be paid, or to recover any amount previously paid, with respect to this Award, or to otherwise impose or apply restrictions on this Award or shares of Common Stock subject hereto, it shall, in its sole discretion, be authorized to do so. By accepting this Award, you consent to making payment to your Employer in the event of a compensation recovery determination by the Board or State Street. 2. Payment of Common Stock. (a) The Company will issue and transfer to you, no later than thirty (30) days following the applicable vesting dates, the number of shares of Common Stock specified in the vesting schedule in your Statement. The Company’s obligation to issue and transfer Common Stock in the future pursuant to this Agreement is an unsecured and unfunded contractual obligation. (b) Notwithstanding the foregoing, the Company may, in its sole discretion, settle any vested Deferred Shares in the form of: (i) a cash payment to the extent settlement in shares of Common Stock (1) is prohibited under local law, rules or regulations, (2) would require you, the Company or your Employer to obtain the approval of any governmental and/or regulatory body in your country of residence (or country of employment, if different), or (3) is administratively burdensome; or (ii) shares of Common Stock, but require you to immediately sell such shares of Common Stock (in which case, you hereby expressly authorize the Company to issue sales instructions on your behalf). 3. Identified Staff Holding Requirement. Notwithstanding anything herein to the contrary, you agree and covenant that, as a condition to the receipt of this Award and the settlement of the Deferred Shares in the form of shares of Common Stock hereunder, in the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated Identified Staff for purposes of the Capital Requirements Directive V, the Alternative Fund Managers Directive (AIFMD) or the Undertakings for Collective Investment in Transferrable Securities (UCITS) (or any implementing or successor rule, regulation or guidance, including the rules and regulations of the United Kingdom Financial Conduct

3 Authority (“FCA”), Prudential Regulation Authority (“PRA”), Central Bank of Ireland (“CBI”), German Federal Financial Supervisory Authority (“BaFin”) or any other applicable regulatory authority), you will not sell or otherwise transfer any shares of Common Stock issued and transferred to you pursuant to this Award until the date that is at least twelve (12) months for UK and SSBI Identified Staff and at least six (6) months for AIFMD and UCITS Identified Staff (or such longer period as is stipulated by the FCA, the PRA, the CBI, BaFin or any other applicable regulatory authority) after the vesting date of Deferred Shares paid in connection with this Award, except that (a) you shall be permitted to sell, upon such vesting date, a number of shares of Common Stock sufficient to pay applicable tax and social security withholding, if any, with respect to such vesting (or, alternatively, if the Company withholds such shares pursuant to Section 11 of this Agreement, the requirements in this Section 3 not to sell or otherwise transfer any shares shall only apply to the number of such shares delivered to you (i.e., after such withholding of shares)), (b) transfers by will or pursuant to the laws of descent or distribution are permitted, and (c) this holding requirement shall not apply to such portion of the Deferred Shares, if any, that were awarded with respect to a period of time, as determined by the Company in its discretion, during which you were not subject to such holding requirement. Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer shares of Common Stock subject to this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect. The Company may, in its sole discretion, impose restrictions on the assignment or transfer of shares of Common Stock consistent with the provisions hereof, including, without limitation, by or through the transfer agent for such shares or by means of legending Common Stock certificates or otherwise. This Section 3 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 4. General Circumstances of Forfeiture. (a) You will immediately forfeit any and all rights to receive shares of Common Stock under this Agreement not previously vested, issued and transferred to you in the event: (i) you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture; (ii) the Company, in its sole discretion, determines that circumstances prior to the date on which you ceased to be employed by the Company and its Subsidiaries for any reason constituted grounds for an involuntary termination constituting Circumstances of Forfeiture; or (iii) you fail to comply with the terms of the applicable Countries Addendum attached to this Award or the terms of any other Restrictive Covenant you agree to or have agreed to with the Company or any Subsidiary.

4 (b) If your employment terminates by reason of [Retirement or] Disability or any reason other than for Circumstances of Forfeiture, then unless accelerated as provided in Section 9, your unvested right to receive shares of Common Stock hereunder shall continue to vest in accordance with the vesting schedule detailed in your Statement, subject to the terms and conditions of this Agreement. (c) For purposes hereof: (i) “Circumstances of Forfeiture” means the termination of your employment with the Company and its Subsidiaries either (A) voluntarily (other than [(x) by reason of Retirement or (y)] for Good Reason on or prior to the first anniversary of a Change in Control) or (B) involuntarily for reasons determined by the Company or the relevant Subsidiary in its sole discretion to constitute “gross misconduct” [(including while you are Retirement eligible)]. (ii) [“Retirement” means your attainment of age 55 and completion of 5 years of continuous service with the Company and its Subsidiaries. (iii) ]“Disability” means your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than twelve (12) months. (iv) “Restrictive Covenant” means any confidentiality, non-solicitation, non-competition, non-disparagement, post-employment cooperation or notice period provision that you agree to or had agreed to with the Company or any Subsidiary, including but not limited to the restrictions contained in this Award Agreement, any offer letter, employment or service agreement, including letters amending the employment or service agreement, promotion letters, deferred compensation award agreements of any type, or change in control employment agreements, or applicable restrictions required as a condition to entitlement to payment under any executive supplemental retirement plan. (d) The grant of this Award and the terms and conditions governing this Award are intended to comply with the age discrimination provisions of the European Union Equal Treatment Framework Directive, as implemented into local law, including for avoidance of doubt in the UK, the Equality Act of 2020 (the “Age Discrimination Legislation”). To the extent a court or tribunal of competent jurisdiction determines that any provision of this Award is invalid or unenforceable, in whole or in part, under the Age Discrimination Legislation, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under applicable local law. (e) This Section 4 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 5. Material Risk Taker Malus-Based Forfeiture. In the event you hold a title of Senior Vice President or higher during the calendar year in which this Award is made, or you hold the status of “material risk taker” at the time this Award is made or any time thereafter, you acknowledge and agree that this Award is subject to the provisions of this Section 5. In respect of any Award remaining to be issued and transferred to you in Common Stock or otherwise paid may, in the sole discretion of

5 the Board, be reduced, forfeited or cancelled, in the event that it is determined by the Board, in its sole discretion, that your actions, whether discovered during or after your employment with your Employer, exposed The Business to any inappropriate risk or risks (including where you failed to timely identify, analyze, assess or raise concerns about such risk or risks, including in a supervisory capacity, where it was reasonable to expect you to do so), and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenues, capital and overall risk tolerance of The Business. “The Business” shall mean State Street, or, to the extent you devote substantially all of your business time to a particular business unit (e.g., Institutional Services, Global Delivery, Global Markets or State Street Alpha) or business division (e.g., Global Clients Division, Charles River Development or Global Technology Services), “Business” shall refer to such business unit or business division. This provision applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. For the avoidance of doubt, this Section 5 also applies to you if you hold the status of Singapore Senior Manager and/or Singapore Material Risk Personnel. 6. Identified Staff Malus-Based Forfeiture and Clawback. (a) In the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated Identified Staff for purposes of a UK (either PRA or FCA, including those subject to the Investment Firms Prudential Regime), AIFMD or UCITS Remuneration Code, you acknowledge and agree that this Award is subject to the provisions of this Section 6 for a period of up to seven (7) years, as separately communicated to you, from the date this Award is granted. For those Identified Staff fulfilling a PRA Senior Management Function, the seven (7)-year period may be extended to ten (10) years in certain circumstances where: (i) the Company has commenced an investigation into facts or events which it considers could potentially lead to the application of a clawback under this Section 6 were it not for the expiration of the seven (7)-year period; or (ii) the Company has been notified by a regulatory authority that an investigation has commenced into facts or events which the Company considers could potentially lead to the application of clawback by the Company under this Section 6 were it not for the expiration of the seven (7)-year period. (b) If the Company determines that a UK, AIFMD or UCITS Forfeiture Event has occurred it may elect to reduce, forfeit or cancel all or part of any amount remaining to be issued and transferred to you in Common Stock or otherwise paid in respect of this Award (“UK Malus-Based Forfeiture” or “AIFMD or UCITS Malus-Based Forfeiture”). (c) If the Company determines that a UK, AIFMD or UCITS Clawback Event has occurred it may require the repayment by you (or otherwise seek to recover from you) of all or part of any compensation paid to you in respect of this Award. (d) The Company may produce guidelines from time to time in respect of its operation of the provisions of this Section 6. The Company intends to apply such guidelines in deciding whether and when to effect any reduction, cancellation, forfeiture or recovery of compensation but, in the event of any inconsistency between the provisions of this Section 6 and any such guidelines, this Section 6 shall prevail. Such guidelines do

6 not form part of any employee’s contract of employment, and the Company may amend such guidelines and their application at any time. (e) By accepting this Award on the Website, you expressly and explicitly: (i) consent to making the required payment to the Company (or to your Employer on behalf of the Company) upon a UK, AIFMD or UCITS Clawback Event; and (ii) authorize the Company to issue related instructions, on your behalf, to the Equity Administrator and any brokerage firm and/or third party administrator engaged by the Company to hold your shares of Common Stock and other amounts acquired under the Plan and to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company. (f) For the purposes of this Section 6: (i) A “UK Forfeiture Event” or a “AIFMD/UCITS Forfeiture Event” means a determination by the Company, in its sole discretion, that (A) there is reasonable evidence of your misbehavior or material error; or (B) the Company, one of its Subsidiaries or a relevant business unit has suffered a material downturn in its financial performance; or (C) the Company, one of its Subsidiaries or a relevant business unit has suffered a material failure of risk management; and (ii) A “UK Clawback Event” or a “AIFMD/UCITS Forfeiture Event” means a determination by the Company, in its sole discretion, that either (A) there is reasonable evidence of your misbehavior or material error or (B) the Company, one of its Subsidiaries or a relevant business unit has suffered a material failure of risk management. (g) This Section 6 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 7. SSBI Affordability Limitations, and Malus-Based Forfeiture and Clawback. (a) Awards issued to SSBI staff may be impacted by the financial situation of the bank and/or regulatory group, as prescribed by regulatory requirements in its applicable version (e.g., the Remuneration Ordinance for Institutions and/or German Banking Act). Awards may also be limited to the extent ordered by the competent supervisory authority according to sec. 45 para. 2 sentence 1 no. 5a, 10, 11 German Banking Act. Further, entitlement to an Award may lapse if the competent supervisory authority issues a corresponding definitive order according to sec. 45 para. 7 German Banking Act. (b) In the event the Company or any Subsidiary notifies you at any time before or after this Award is made that you have been designated SSBI Identified Staff for purposes of the German Remuneration Ordinance, you acknowledge and agree that this Award is subject to forfeiture and clawback for a period from the date the Award is granted until two (2) years from the date that the final tranche of this Award vests. A clawback applies if you, as SSBI Identified Staff,

7 (i) contributed significantly to, or was responsible for, conduct that resulted in significant losses or regulatory sanctions for SSBI, or (ii) are responsible for a serious breach of relevant external or internal rules on good conduct (each of (i) and (ii) constituting a “SSBI Identified Staff Clawback Event”). (c) Section 7 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 8. Executive Committee/Executive Vice President Forfeiture and Clawback. (a) If, at the time the Award is made, you are a member of the State Street Corporation Executive Committee or any successor committee or body (“Executive Committee” or “EC”) or hold the title Executive Vice President (“EVP”) or higher, any amount remaining to be paid in respect of this Award may, in the sole discretion of the Board, be reduced, forfeited or cancelled, in whole or in part, in the event that it is determined by the Board, in its sole discretion, that: (i) you engaged in fraud, gross negligence or any misconduct, including in a supervisory capacity, that was materially detrimental to the interests or business reputation of State Street or any of its businesses; or (ii) you engaged in conduct that constituted a violation of State Street policies and procedures or State Street Standard of Conduct in a manner which either caused or could have caused reputational harm that is material to State Street or placed or could have placed State Street at material legal or financial risk; or (iii) as a result of a material financial restatement by State Street contained in a filing with the U.S. Securities and Exchange Commission (“SEC”), or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria used in determining the amount of this Award, you would have received a smaller or no Award hereunder. (b) If, at the time the Award is made, you are a member of the Executive Committee or hold the title EVP or higher, this Award also is subject to compensation recovery as provided herein. Upon the occurrence of either an EC/EVP Clawback Event or an EC/EVP Clawback Breach, the Board may, in its sole discretion, determine to recover the EC/EVP Clawback Amount, in whole or in part. Following such a determination, you agree to immediately repay such compensation, in no event later than sixty (60) days following such determination, in the form of any shares of Common Stock delivered to you previously by the Company or cash (or a combination of such shares and cash). (c) For purposes of calculating the value of both the EC/EVP Clawback Amount determined by the Board to be recovered and the amount of such compensation repaid, shares of Common Stock will be valued in an amount equal to the market value of the Deferred Shares delivered to you under this Award by the Company as determined at the time of such delivery. (d) For purposes of this Section 8: (i) “EC/EVP Clawback Event” means a determination by the Board, in

8 its sole discretion, within three (3) years (within one (1) year for an EVP) after the date of grant of this Award (A) with respect to any event or series of related events, that you engaged in fraud or willful misconduct, including in a supervisory capacity, that resulted in financial or reputational harm that is material to State Street and resulted in the termination of your employment by the Company and its Subsidiaries (or, following a cessation of your employment for any other reason, such circumstances constituting grounds for termination are determined applicable) or (B) a material financial restatement or miscalculation or inaccuracy in financial results, performance metrics, or other criteria used in determining this Award by State Street occurred. For the avoidance of doubt and as applicable, an EC/EVP Clawback Event includes any determination by the Board that is based on circumstances prior to the date on which you cease to be employed by the Company and its Subsidiaries for any reason, even if the determination by the Board occurs after such cessation of employment. (ii) “EC/EVP Clawback Breach” means a determination by the Board, in its sole discretion, that you failed to comply with the terms of any covenant not to compete entered into by you with the Company or any Subsidiary, whether in the applicable Country Addendum attached to this Award or in any other agreement. (iii) “EC/EVP Clawback Amount” means (A) with respect to an EC/EVP Clawback Event described in Section 8(d)(i)(A), the value of the Deferred Shares (based upon the market value of the respective Deferred Shares at delivery) that were delivered to you under this Award by the Company during the period of three (3) years (one (1) year for an EVP) immediately prior to such EC/EVP Clawback Event; or (B) with respect to an EC/EVP Clawback Event described in Section 8(d)(i)(B), the value of the Deferred Shares (based upon the market value of the respective Deferred Shares at delivery) that were delivered to you under this Award by the Company (x) during the period of three (3) years (one (1) year for an EVP) immediately prior to an associated date designated by the Board and (y) that represents an amount that, in the sole discretion of the Board, exceeds the amount you would have been awarded under this Award had the financial statements or other applicable records of State Street been accurate; or (C) with respect to an EC/EVP Clawback Breach described in Section 8(d)(ii), the value of the Deferred Shares (based upon the market value of the respective Deferred Shares at delivery), that were delivered to you under this Award by the Company after the earlier to occur of the date your employment terminated or the date your failure to comply with the applicable covenant(s) not to compete commenced, as determined by the Board in its sole discretion; and (D) in each case, reduced, by taking into account any portion of this Award that was previously recovered by the Company under this Section 8 to avoid a greater than 100% recovery. (e) In connection with any EC/EVP Clawback Event or EC/EVP Clawback

9 Breach, to the extent not prohibited by applicable law and subject to Section 15 (if applicable), if you fail to comply with any requirement to repay compensation under Section 8(b), the Board may determine, in its sole discretion, in addition to any other remedies available to the Company, that you will satisfy your repayment obligation through an offset to any future payments owed by the Company or any of its Subsidiaries to you. Further, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or third party administrator engaged by the Company to hold your shares of Common Stock acquired pursuant to awards granted under the Plan (or any other amounts acquired pursuant to the Plan) to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company. (f) This Section 8 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 9. Acceleration of Vesting upon Certain Events. (a) Notwithstanding anything in this Agreement to the contrary, if you die or incur a Disability while employed by the Company or any of its Subsidiaries, or in the event that you die or incur a Disability after your employment has terminated for a reason permitting continued vesting pursuant to subparagraph 4(b) above, any unvested Deferred Shares shall vest on the date of your death or Disability and the Company will issue and pay the value of such Deferred Shares under this Award in the form of a cash payment/issuance of shares of Common Stock within thirty (30) days of death (to your Designated Beneficiary) or Disability. In addition, Sections 5, 6, 7 and 8 of this Agreement shall cease to apply upon your death at any time provided, however, if a UK Clawback Event, SSBI Identified Staff Clawback Event, an EC/EVP Clawback Event, or an EC/EVP Clawback Breach has occurred pursuant to Section 6, 7 or 8, respectively, at or prior to your death, any amount that the Board has made a determination to recover under such Sections shall continue to be payable to the Company. (b) Subject to applicable law and regulation (including the rules and regulations of any applicable regulatory authority), if your employment with the Company and its Subsidiaries is terminated by the Company or the applicable Subsidiary without Cause, [or] by you for Good Reason [or on account of your Retirement], in each case, on or prior to the first anniversary of a Change in Control (and provided that such Change in Control constitutes a “change in control event” as that term is defined under Section 409A of the U.S. Internal Revenue Code of 1986, as amended, (“Code”) and U.S. Treasury Regulation Section 1.409A-3(i)(5)) prior to the full settlement of your Award, the unvested portion of this Award shall vest on the date of such termination and the Company will promptly issue and pay to you within thirty (30) days of such termination any such shares of Common Stock under this Award. For purposes of this Section 9(b), termination of employment shall mean a “separation from service” as determined in accordance with U.S. Treasury Regulation Section 1.409A-1(h). 10. Shareholder Rights. You are not entitled to any rights as a shareholder with respect to any shares of Common Stock subject to this Award until they are transferred to you. Without limiting the foregoing, prior to the issuance and transfer to you of shares of Common Stock pursuant to this Agreement, you will have no right to receive dividends or amounts in lieu of dividends with

10 respect to the shares of Common Stock subject to this Award nor any right to vote the shares of Common Stock prior to any shares being transferred to you. 11. Withholding of Tax-Related Items. Regardless of any action your Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, or payment on account of other tax-related withholding (“Tax-Related Items”), you acknowledge and agree that the ultimate liability for all Tax- Related Items legally due from you is and remains your responsibility. Furthermore, neither the Company nor any Subsidiary (a) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant of this Award, the vesting of this Award and the issuance of shares of Common Stock in settlement of this Award, the subsequent sale of any shares of Common Stock acquired upon vesting, the cancellation, forfeiture or repayment of any shares of Common Stock (or cash in lieu thereof); or (b) commits to structure the terms of the grant, vesting, settlement, cancellation, forfeiture, repayment or any other aspect of this Award to reduce or eliminate your liability for Tax-Related Items. Prior to the delivery of shares of Common Stock upon the vesting of this Award, if any taxing jurisdiction requires withholding of Tax-Related Items in connection with the Award, the Company may withhold a sufficient number of whole shares of Common Stock that have an aggregate fair market value sufficient to pay the Tax-Related Items required to be withheld with respect to this Award. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items (determined in the Company’s and/or Employer’s reasonable discretion). No fractional shares of Common Stock will be withheld or issued pursuant to the grant of the Deferred Shares and the issuance of Common Stock hereunder. Alternatively, the Company and/or your Employer may, in its discretion, withhold any amount necessary to pay the Tax- Related Items from your salary, wages or other amounts payable to you, with no withholding in shares of Common Stock. In the event the withholding requirements are not satisfied through the withholding of shares or through your salary, wages or other amounts payable to you, no shares of Common Stock will be issued upon vesting of this Award unless and until satisfactory arrangements (as determined by the Company or your Employer) have been made by you with respect to the payment of any Tax-Related Items which the Company or your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. Depending on the withholding method, the Company and/or your Employer may withhold for Tax-Related Items by considering any applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates. If you are subject to taxation in more than one jurisdiction, you hereby expressly acknowledge that the Company, your Employer or another Subsidiary may be required to withhold and/or account for Tax-Related Items in more than one jurisdiction. By accepting this Award, you hereby expressly consent to the withholding of shares of Common Stock and/or cash as provided for hereunder. All other Tax-Related Items related to this Award and any Common Stock delivered in payment thereof, including the extent to which the Company or your Employer does not so-withhold shares of Common Stock and/or cash, are your sole responsibility.

11 12. Changes in Capitalization or Corporate Structure. This Award is subject to adjustment pursuant to Section 10(a) of the Plan in the circumstances therein described. 13. Employee Rights. Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time to the maximum extent permitted under local law. In consideration of the grant of the Award, you acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your employment (for any reason whatsoever and whether or not in breach of contract or local labor laws), insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Award as a result of such termination, or from the loss or diminution in value of the Award. By accepting this Award, you shall be deemed irrevocably to have waived any such claim or entitlement against the Company and all Subsidiaries that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim. In the event your employment ends and you are subsequently rehired by the Company or any Subsidiary, no Award previously forfeited or recovered will be reinstated. 14. Non-Transferability, Etc. This Award shall not be transferable other than (1) by will or the laws of descent and distribution or (2) pursuant to the terms of a court-approved domestic relations order, official marital settlement agreement or other divorce or settlement instrument satisfactory to State Street, in its sole discretion. In the case of transfer pursuant to (2) above, this Award shall remain subject to all the terms and conditions contained in the Plan and this Agreement, including vesting, forfeiture and clawback terms and conditions. Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null, void and without effect and shall render this Award itself null and void. 15. Compliance with Section 409A of the Code. (a) The provisions of this Award are intended to be exempt from, or compliant with, Section 409A of the Code, and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, neither the Company nor any Subsidiary shall have any liability to you or to any other person if this Award is not so exempt or compliant. (b) If and to the extent (i) any portion of any payment, compensation or other benefit provided to you pursuant to the Plan in connection with your employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, and (ii) you are a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company

12 in accordance with its procedures, by which determinations you (through accepting this Award) agree that you are bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six (6) months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to you during the period between the date of separation from service and the New Payment Date shall be paid to you in a lump sum on such New Payment Date, and any remaining payments will be paid on their original deferral schedule. 16. Miscellaneous. (a) Awards Discretionary. By accepting this Award, you acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, forfeited, or terminated by the Company, in its sole discretion, at any time. The grant of this Award is a one-time benefit and does not create any contractual or other right to receive an award, compensation or benefits in lieu of an award in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of shares of Common Stock subject to an award, and forfeiture, clawback and vesting provisions. (b) Company and Board Discretion. Sections 3, 4, 5, 6, 7 and 8 of this Agreement are intended to comply with and meet the requirements of applicable law and related implementing regulations regarding incentive compensation and will be interpreted and administered accordingly as well as in accordance with any implementing policies and practices of the Company or its relevant Subsidiaries in effect from time to time. In making determinations under such Sections, the Company, the relevant Subsidiary or the Board, as applicable, may take into account, in its sole discretion, all factors that it deems appropriate or relevant. Furthermore, the Company, the relevant Subsidiary or the Board may, as applicable, take any and all actions it deems necessary or appropriate in its sole discretion, as permitted by applicable law, to implement the intent of Sections 4, 5, 6, 7 and 8, including suspension of vesting and payment pending an investigation or the determination by the Company, the relevant Subsidiary or the Board as applicable. Each such Section is without prejudice to the provisions of the other Sections, and the Company, the relevant Subsidiary or the Board, as applicable, may elect or be required to apply any or all of the provisions of Sections 3, 4, 5, 6, 7 and 8 to this Award. (c) Voluntary Participation. Your participation in the Plan is voluntary. The value of this Award is an extraordinary item of compensation, is outside the scope of your employment contract, if any, and is not part of your normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments. (d) Electronic Delivery. The Company or any of its Subsidiaries may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system, including the Website, established and maintained by the Company, any of its Subsidiaries, the Equity Administrator or another party designated by the Company.

13 (e) Electronic Acceptance. By accepting this Award electronically, (i) you acknowledge and agree that you are bound by the terms of this Agreement and the Plan and that you and this Award are subject to all of the rights, power and discretion of the Company, its Subsidiaries and the Board set forth in this Agreement and the Plan; and (ii) this Award is deemed accepted by the Company and the Company shall be deemed to be bound by the terms of this Agreement. (f) Language. By Participating in the Plan, you acknowledge that you are sufficiently proficient in English or have consulted with an advisor who is sufficiently proficient in English so as to allow you to understand the terms and conditions of this Agreement. You acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to this Award, be drawn up in English. If you have received this Agreement, the Plan or any other documents related to this Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will prevail to the extent permitted under local law. France: Une version française du présent Contrat peut être consultée sur l’intranet. Poland: Kopię tej Umowy w języku polskim może Pan/Pani otrzymać wchodząc na Stronę. (g) Additional Requirements. The Company reserves the right to impose other requirements on this Award, any shares of Common Stock acquired pursuant to this Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of this Award and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing. Further, issuance of Common Stock hereunder is subject to compliance by the Company and you with all legal requirements applicable thereto, including compliance with the requirements of 12 C.F.R. Part 359, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. (h) Public Offering. If you are a resident and/or employed outside the United States, the grant of this Award is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of this Award is not subject to the supervision of the local securities authorities. (i) Limitation of Liability. No individual acting as a director, officer, employee or agent of the Company or any of its Subsidiaries will be liable to you or any other person for any action, including any Award forfeiture, Award recovery or other discretionary action taken pursuant to this Agreement or any related implementing policy or procedure of the Company. (j) Insider Trading. By participating in the Plan, you agree to comply with the Company’s policy on insider trading (to the extent that it is applicable to you). You further acknowledge that, depending on your country of residence (and country of employment, if different) or your broker’s country of residence or where the shares of Common Stock

14 are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of the shares of Common Stock, rights to shares of Common Stock (e.g., this Award) or rights linked to the value of shares of Common Stock, during such times you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in your country of residence (and country of employment, if different). Local insider trading laws and regulations may prohibit the cancellation, forfeiture or amendment of orders you place before you possess inside information. Furthermore, you are prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You understand that third parties include fellow employees. Any restriction under these laws or regulations is separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You hereby expressly acknowledge that it is your responsibility to be informed of and compliant with such regulations, and should consult with your personal advisor for additional information. (k) Exchange Rates. Neither the Company or any Subsidiary shall be liable for any foreign exchange rate fluctuation, where applicable, between your local currency and the United States dollar that may affect the value of an Award or of any amounts due to you pursuant to the settlement of this Award or the subsequent sale of any shares of Common Stock acquired under the Plan. (l) Applicable Law. This Agreement shall be subject to and governed by the laws of the Commonwealth of Massachusetts, United States of America without regard to that Commonwealth’s conflicts of law principles. 17. Application of Local Law and Countries Addendum. (a) Notwithstanding Section 16(l), this Award shall be subject to all applicable laws, rules and regulations of your country of residence (and country of employment, if different) and any special terms and conditions for your country of residence (and country of employment, if different), including as set forth in the addendum that follows this Agreement ("Countries Addendum"), but limited to the extent required by local law. The Company reserves the right, in its sole discretion, to add to or amend the terms and conditions set out in the Countries Addendum as necessary or advisable in order to comply with applicable laws, rules and regulations or to facilitate the operation and administration of this Award and the Plan, including (but not limited to) circumstances where you transfer residence and/or employment to another country. (b) As a condition to this Award, you agree to repatriate all payments attributable to the Common Stock acquired under the Plan in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal, tax and other

15 obligations under local laws, rules and regulations in your country of residence (and country of employment, if different). 18. Data Privacy. The Company is located at One Lincoln Street, Boston, Massachusetts, 02111, U.S.A. and grants Awards under the Plan to employees of the Company and its Subsidiaries in its sole discretion. You should carefully review the following information about the Company’s data privacy practices in relation to your Award. (a) Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company and your Employer collect, process and use certain personal data about you for the legitimate interest of implementing, administering and managing the Plan and generally administering Awards; specifically, including your name, home address, email address and telephone number, date of birth, social security number, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other incentive compensation awards granted, canceled, forfeited, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting Awards under the Plan, the Company will collect your personal data for purposes of allocating Awards and implementing, administering and managing the Plan. The Company’s collection, processing and use of your personal data is necessary for the performance of the Company’s contractual obligations under the Plan and pursuant to the Company’s legitimate interest of managing and generally administering employee incentive compensation awards. Your refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. As such, by participating in the Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein. (b) Equity Administrator. The Company transfers your personal data to the Equity Administrator, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different Equity Administrator and share your personal data with another company that serves in a similar manner. The Equity Administrator will open an account for you to track your Award and to ultimately receive and trade shares of Common Stock acquired under the Plan. You will be asked to agree on separate terms and acknowledge data processing practices with the Equity Administrator, which is a condition to your ability to participate in the Plan. (c) Data Retention. The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. If the Company keeps your data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations. For further information about the processing of your personal data, please see the GHR Privacy Notice. **********************************

16 APPENDIX A COUNTRIES ADDENDUM TO [ ] DEFERRED STOCK AWARD AGREEMENT STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN Capitalized terms used but not defined herein shall have the meanings consistent with the terms of the Agreement. This Countries Addendum includes additional terms and conditions that govern the Award granted to you under the Plan if you work and/or reside in any of the countries listed below, and is part of the Agreement. To the extent there are any inconsistencies between the Agreement and this Countries Addendum, the terms and conditions reflected in this Countries Addendum shall prevail. The information contained in this Countries Addendum is based on the securities, exchange control and other laws in effect in the respective countries as of [Date]. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after the Award date, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). The Plan and the Agreement, including this Countries Addendum, constitute the complete understanding and agreement between the parties with respect to this Award, and supersedes and cancels any previous oral or written discussions, agreements or representations regarding this Award or the Common Stock. (A) United States (B) Australia (C) Austria (D) Belgium (E) Brazil (F) Brunei Darussalam (G) Canada (H) Cayman Islands (I) Chile (J) China (K) Colombia (L) France (M) Germany (N) Hong Kong (O) India (P) Ireland (Q) Italy (R) Japan (S) Jersey (T) Luxembourg

17 (U) Mexico (V) Netherlands (W) Poland (X) Portugal (Y) Saudi Arabia (Z) Singapore (AA) South Africa (BB) South Korea (CC) Switzerland (DD) Taiwan (EE) Thailand (FF) United Arab Emirates (GG) United Kingdom

18 A. UNITED STATES ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time of the termination of your employment with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum and that the covenant not to compete and other promises are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided. 1. Confidentiality. (a) You acknowledge that, during the course of or as a result of your employment, you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes, but is not limited to, that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information.

19 (iii) You will not transmit Confidential Information outside of State Street’s electronic systems except as required for the proper performance of your duties to State Street. (iv) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable policies concerning the protection of data at State Street. (v) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product

20 and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) Paragraph 3(b)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly. (d) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control.

21 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer or the Company shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer or the Company may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum.

22 (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two (2) years preceding the date of the termination of your employment. (c) Unless one of the exceptions in Paragraph 5(d) applies to you, the Non- Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for:

23 You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (d) Exceptions-- (i) If you reside in or have a primary reporting location in California, then this Paragraph 5 applies only during your employment, but has no effect after the termination of your employment for any reason. (ii) If you reside in or are employed in Massachusetts and State Street terminates your employment involuntarily not for cause, then this Paragraph 5 applies only during your employment, but has no effect after such termination. Here, “cause” means: (1) your Employer’s or the Company’s good faith determination that it has a reasonable basis for dissatisfaction with your employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior; or (2) other grounds for discharge that are reasonably related, in your Employer’s or the Company’s honest judgment, to the needs of the business of your Employer, the Company or any of its Subsidiaries. In addition, if you violate a fiduciary duty to your Employer, the Company or any of its Subsidiaries, then the post-employment portion of the Non-Compete Period shall be extended by the time during which you engage in such activities, for up to a total of two (2) years following termination of your employment. (e) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (f) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination. (g) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately

24 preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such two (2) year period. (h) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate

25 with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. However, nothing in this Countries Addendum prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not

26 limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same.

27 (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. The Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * *

28 B. AUSTRALIA In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including at the time of the termination of your employment with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in your forfeiture of any or all of the amounts remaining to be paid under this Award, at the Company's sole determination. All terms used in this Countries Addendum shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided. 1. Award Conditioned on Satisfaction of Regulatory Obligations. If you are (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management- level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of Australia, the grant of this Award is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia. For the avoidance of doubt, you will not be entitled to the grant of this Award, if the granting or payment of the Award will give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of this Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company and its Subsidiaries are under no obligation to seek or obtain the approval of their shareholders in general meeting for the purpose of overcoming any such limitation or restriction. 2. Tax Deferral. This Award is intended to be subject to tax deferral under Subdivision 83A-C of the Income Tax Assessment Act 1997 (subject to the conditions and requirements thereunder). 3. Securities Law Notice. The grant of the Award is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). Please note that if you offer the shares of Common Stock acquired under the Plan for sale to a person or entity in Australia, the offer may be subject to disclosure requirements under Australian law. You expressly acknowledge and agree that you personally are responsible for obtaining legal advice on your disclosure obligations prior to making any such offer. 4. Confidentiality. (a) You acknowledge that, during the course of or as a result of your employment, you will have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company. You acknowledge that any unauthorised use or disclosure of the Confidential Information may cause damage to the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use Confidential Information for your own

29 benefit or for the benefit of others; this includes, but is not limited to, your agreement not to use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. (iii) You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iv) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (v) Upon the earlier of a request by the Company or the termination of your employment with the Company, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) Clause 4(a) of this Countries Addendum does not apply to any information which: (i) the Company has given its prior written consent for you to use or disclose; (ii) may be used or disclosed by you in the proper performance of your duties and for the benefit of the Company; (iii) is required by law to be used or disclosed; (iv) is previously known to you without an obligation of confidence or without breach of this Countries Addendum; (v) is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information; or (vi) is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage disclosures under "whistleblower" or other

30 laws. State Street will not tolerate victimisation against employees who properly make such legally-protected "whistleblower" disclosures. 5. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, you hereby assign all rights, title and interest in all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”). To the extent the foregoing does not apply, and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto and consent to State Street's use of that Work Product without attribution of authorship, or State Street's manipulation of that Work Product for the purposes of the Copyright Act 1968 (Cth). You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street to: (i) transfer to State Street the Work Product and any intellectual property rights therein; (ii) obtain or perfect such right; (iii) execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) protect and enforce State Street’s interest in them. These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment 6. Non-Solicitation. (a) This Paragraph 6 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for the Restraint Period (as defined in sub-clause (c) below) you will not, without the prior written consent of the Company or your Employer:

31 (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment, hire, engagement or recruitment of, or in any way assist another Person in soliciting, employing, hiring, engaging or recruiting, or otherwise induce the termination of the employment, hire or engagement of, any person who then, or within the preceding twelve (12) months, is or was an employee or an Officer of the Company or any of its Subsidiaries (excluding any such Officer whose employment was involuntarily terminated to the extent required by law); or (ii) engage in the Solicitation of Business from any Client on behalf of any Person other than the Company or any of its Subsidiaries. (c) For purposes of this Paragraph 6: (i) “Officer” is as defined in the Corporations Act 2001 (Cth) and shall include any person holding a position title of Assistant Vice President or higher. (ii) “Restraint Period" means: (1) a period of 18 months from the termination date of your employment, or if such period is held unenforceable by a court of competent jurisdiction, then (2) a period of 12 months from the termination date of your employment, or if such period is held unenforceable by a court of competent jurisdiction, then (3) a period of 9 months from the termination date of your employment, or if such period is held unenforceable by a court of competent jurisdiction, then (4) a period of 6 months from the termination date of your employment. (iii) the restrictions imposed on you are intended to operate for the maximum Restraint Period and each of the sub-clauses set out under the definition of "Restraint Period" above are separate and independent restrictions that apply concurrently and are not intended to limit the operation, interpretation or severability of each other. Notwithstanding the foregoing, this Paragraph 6 shall be inapplicable following a Change in Control. 7. Notice and Non-Compete. (a) Notice Period Upon Resignation. (i) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill, in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice

32 Period”) will be determined by your title at the time you deliver such notice, as follows: (1) If you are a member of the State Street Corporation Executive Committee, you will give one hundred eighty (180) days’ advance notice in writing; (2) If you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice in writing; (3) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (4) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your employment (whether such obligation is contained in your contract of employment or any other agreement to which you are a party) but to the extent that the Notice Periods set out above are longer, these Notice Periods are intended to override and apply to you instead of any shorter notice of termination period you are required to provide upon resignation under your contract of employment or any other agreement to which you are a party. (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client and customer relationships. (iii) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities, including but not limited to: (1) directing you to remain away from work; (2) not enter or attend your Employer's or the Company's premises; (3) not contact or have any communication with any customer, client, employee, officer, director, agent or consultant of your Employer or the Company in relation to the business of your Employer or the Company; (4) not remain or become involved in any aspect of your Employer's or the Company's business except as directed; (5) perform duties which are different to those which you were required to perform during the rest of your Employment, provided you have the necessary skills and competence to perform those duties.

33 (iv) Except as provided otherwise in clause (vi) below, at all times during the Notice Period you shall continue to be an employee of your Employer, and you shall continue to receive your regular salary and benefits and you must continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (v) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 7, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 7(b), if applicable, in addition to any other remedies available under law. (vi) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this subparagraph (a) by giving immediate effect to your resignation and making a payment of basic salary in lieu of any remaining portion of the Notice Period; provided that such action shall not affect your other obligations under this Addendum. (vii) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 7 shall not apply in the event that you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). (b) Non-Competition. (i) This subparagraph (b) shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. (ii) During your employment and following its termination for the period of time specified in Paragraph 7(b)(iii) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, independent contractor, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible during the Relevant Period;

34 (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period. (iii) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher a) 12 months from the termination date of your employment, or if such period is held unenforceable by a court of competent jurisdiction, then b) 9 months from the termination date of your employment, or if such period is held unenforceable by a court of competent jurisdiction, then c) 6 months from the termination You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment.

35 date of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families a) 6 months from the termination date of your employment, or if such period is held unenforceable by a court of competent jurisdiction, then b) 3 months from the termination date of your employment. You were a Vice President working in one of the Specified Job Families 3 months (iv) The restrictions imposed on you in sub-clause (iii) above are intended to operate for the maximum Non-Compete Period and broadest Restricted Territory. Each of the sub-clauses set out in the table above are separate and independent restrictions that apply concurrently and are not intended to limit the operation, interpretation or severability of each other. (v) The period of months referred to in Paragraph 7(b)(iii) above will be reduced by one day for every day during which, at the Employer’s direction, you are on a complete leave of absence pursuant to Paragraph 7(a)(iii) above. (vi) Nothing in this subparagraph (b) shall prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) Definitions. For the purpose of this Addendum, the following terms are defined as follows: (i) “Client” means:

36 (1) a current customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during the Relevant Period; (2) a prospective customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, discussions about becoming a client of the Company or its subsidiaries; or (3) a former customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (ii) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (iii) “Confidential Information” includes but is not limited to: (1) information which is marked "Confidential" or which is described or treated by the Company as confidential; (2) information of a business sensitive nature; (3) personal information as defined in the Privacy Act 1988 (Cth); and (4) all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their clients or customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (iv) “Products or Services” means any products or services which are the same as, of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (v) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a limited liability partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part

37 of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (vi) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (vii) “Relevant Period” means the period of 24 months immediately before the date of termination of your employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 7(a)(iii). (viii) “Restricted Territory” means any area or territory: 1. in which you worked during the Relevant Period; and/or 2. in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (ix) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: i. transfer the Client’s business from the Company or any of its Subsidiaries to any other Person; ii. cease or curtail the Client’s business with the Company or any of its Subsidiaries; or iii. divert a business opportunity from the Company or any of its Subsidiaries to any other Person. (x) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 8. Post-Employment Cooperation. You agree that, following the termination of your employment with the Employer, the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Addendum is appended or following the termination of your employment). The Company

38 or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are reasonable and necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 4, 5, 6 and 7 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Addendum is a separate, severable and independently enforceable provision, that apply concurrently and without reference to the enforcement of any other provision and are not intended to limit the operation, interpretation or severability of each other. If any restriction set forth in this Paragraph is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Addendum, and it shall be deemed to have been accepted by the Company.

39 15. Notification Requirement. During the period of restriction under Paragraph 6(b) –(c) above and for a further forty-five days after that period of restriction has expired, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Addendum. 16. Certain Limitations. (a) Nothing in this Addendum prohibits you from reporting possible violations of United States federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of United States federal law or regulation, or the Corporations Act 2001 (Cth). Moreover, nothing in this Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the legal professional privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330) or similar legislation adopted in the jurisdiction in which you are employed, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their legally privileged information. 17. Certain Limitations. You acknowledge: (a) the legal significance and effect of executing this Countries Addendum; (b) that you have not been induced to execute this Countries Addendum by any improper pressure or coercion; and (c) that you have been provided with a reasonable opportunity to obtain independent advice about this Countries Addendum. * * * * * * *

40 C. AUSTRIA ______________________________________________________________________ No country-specific provisions. * * * * * * * *

41 D. BELGIUM ______________________________________________________________________ No country-specific provisions. * * * * * * * *

42 E. BRAZIL ______________________________________________________________________ 1. Compliance with Law. By accepting the Award, you expressly acknowledge and agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Award, the receipt of any dividends, and the sale of shares of Common Stock acquired under the Plan. 2. Labor Law Acknowledgment. You expressly acknowledge and agree that, for all legal purposes, (a) the benefits provided pursuant to the Agreement and the Plan are the result of commercial transactions unrelated to your employment; (b) the Agreement and the Plan are not a part of the terms and conditions of your employment; and (c) the income you realize from the Award, if any, is not part of your remuneration from employment. BY ELECTRONICALLY ACCEPTING THE AGREEMENT AND THIS COUNTRIES ADDENDUM, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE TERMS AND CONDITIONS OF THE PLAN, YOUR AGREEMENT AND THIS COUNTRIES ADDENDUM. * * * * * * * *

43 F. BRUNEI DARUSSALAM ______________________________________________________________________ Securities Law Notice. The grant of the Award is made pursuant to a private offering exemption under section 117 of the Securities Markets Order, 2013 (“SMO”) on which basis it is exempt from the prospectus and registration requirements under the SMO and is also exempt from the capital markets services licensing requirements under section 159(1)(d) as being the administration of an employee participation scheme. In addition, by accepting the grant of the Award, you expressly acknowledge and agree that you may not sell any Deferred Shares in Brunei within two (2) years of the Grant Date (the “Closed Period”). However, Deferred Shares may be sold prior to the expiration of the Closed Period, provided that the sale of such Deferred Shares takes place outside of Brunei through the facilities of a stock exchange on which the Deferred Shares are listed. The Plan has not been lodged or registered as a prospectus with the Autoriti Monetari Brunei Darussalam. * * * * * * * *

44 G. CANADA ______________________________________________________________________ 1. Termination of Employment. For purposes of the Award, your employment will be considered terminated (regardless of the reason for termination, whether or not later found to be invalid or unlawful for any reason or in breach of employment or other laws or rules in the jurisdiction where you are providing services or the terms of your employment or service agreement, if any) as of the earliest of: (a) the date you are no longer actively providing services to the Company or your Employer; or (b) the date you receive written notice of termination from the Company or your Employer, as applicable, (the “Termination Date”); except, in either case, to the extent applicable employment standards legislation requires the Award to continue through any minimum termination notice period applicable under the legislation. In such case, the Termination Date will be the last day of your minimum statutory termination notice period. Unless otherwise expressly provided in this Agreement or explicitly required by applicable legislation, your right to vest in the Award under the Plan, if any, will terminate as of the Termination Date and you will not earn or be entitled to (A) any pro-rated vesting for that period of time before the Termination Date, (B) any unvested portion of the Award, or (C) any payment of damages in lieu thereof. To be clear, there shall be no vesting of the Award during any applicable common law or civil law reasonable notice period following the Termination Date or any payment of damages in lieu thereof. Subject to applicable legislation, in the event the Termination Date cannot be reasonably determined under the terms of the Agreement and/or the Plan, the Administrator shall have the exclusive discretion to determine the Termination Date. 2. Settlement in Shares of Common Stock. Notwithstanding anything to the contrary in the Agreement, this Countries Addendum or the Plan, your Award may, in the sole discretion of the Company, be settled entirely in shares of Common Stock, entirely in cash, or any combination of shares of Common Stock and cash at the discretion of the Administrator. The following provisions will apply if you are a resident of Quebec: 3. Language. A French translation of this Agreement, the provisions of the Countries Addendum for Canada, the Plan and certain other documents related to the Award will be made available to you as soon as reasonably practicable following your written request to Dave Cogliano at DCogliano@StateStreet.com. You understand that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon written request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable. Notwithstanding the Language provision of Section 16(f) of the Agreement, to the extent required by applicable law and unless you indicate otherwise, the French translation of such documents will govern your participation in the Plan. In French: Langue. Une traduction française du présent Contrat, des dispositions relatives au Canada de l’Annexe sur les Pays, du Plan et de certains autres documents liés à l’Attribution sera mise à votre disposition dès que cela sera

45 raisonnablement possible sur demande écrite de votre part à Dave Cogliano at DCogliano@StateStreet.com. Vous comprenez que, de temps à autre, des informations supplémentaires relatives à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande écrite, la Société traduira en français les documents relatifs à l'offre du Plan dès que cela sera raisonnablement possible. Nonobstant la Section 16(f) du Contrat relative à la Langue, dans la mesure où la loi applicable l'exige et à moins que vous n'indiquiez le contraire, la traduction française de ces documents régira votre participation au Plan. You may obtain a copy the Agreement in French on the Fidelity Website. Une version française du présent Contrat peut être consultée sur l’intranet. 4. Data Privacy. The following provision supplements Section 18 of the Agreement: You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information regarding your Awards from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, any of its Subsidiaries, and the administrator of the Plan to disclose and discuss your participation in the Plan with their advisors. You further authorize the Company and any of its Subsidiaries to record such information and to keep such information in your employee file. * * * * * * * *

46 H. CAYMAN ISLANDS ______________________________________________________________________ No country-specific provisions. * * * * * * * *

47 I. CHILE ______________________________________________________________________ 1. Securities Law Notice. The offer of Deferred Shares constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of Deferred Shares is made subject to general ruling N° 336 of the Chilean Commission of the Financial Market (“CMF”). The offer refers to securities not registered at the Securities Registry or at the Foreign Securities Registry of the CMF and, therefore, such securities are not subject to the oversight of the CMF. Given that the Deferred Shares are not registered in Chile, the Company is not required to provide public information about the Deferred Shares or the shares of Common Stock in Chile. Unless the Deferred Shares and/or the shares of Common Stock are registered with the CMF, a public offering of such securities cannot be made in Chile. Esta oferta de Acciones Diferidas constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Acciones Diferidas se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse los Acciones Diferidas de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los Acciones Diferidas o sus Acciones Ordinarias. Estos Acciones Diferidas o sus Acciones Ordinarias no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente. * * * * * * * *

48 J. CHINA ______________________________________________________________________ 1. Award Conditioned on Satisfaction of Regulatory Obligations. If you are a national of the Peoples’ Republic of China (“PRC”), this Award is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange (“SAFE”) to permit the operation of the Plan and the participation of PRC nationals employed by the Company or a Subsidiary, as determined by the Company in its sole discretion. 2. Common Stock Must Remain With Equity Administrator. You agree to hold the shares of Common Stock received upon settlement of this Award with the Equity Administrator until the shares are sold. 3. Exchange Control Restrictions. You understand and agree that, if you are subject to exchange control laws in China, you will be required immediately to repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan. You further understand that such repatriation of proceeds shall be effected through a special bank account established by the Company, and you hereby consent and agree that proceeds from the sale of shares of Common Stock acquired under the Plan may be transferred to such account by the Company on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account. The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. 4. Sale of Shares upon Termination of Employment. If you are a PRC national and you cease to be employed by the Company and its Subsidiaries for any reason, you will be required to sell all shares of Common Stock acquired upon vesting of this Award within such time frame as may be required by the SAFE or the Company (in which case, by accepting this Award, you hereby expressly authorize the Company to issue sales instructions on your behalf). You agree to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted above) and shall otherwise cooperate with the Company with respect to such matters. You acknowledge that neither the Company nor the designated brokerage firm is under any obligation to arrange for such sale of shares of Common Stock at any particular price (it being understood that the sale will occur in the market) and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the shares of Common Stock are sold, the sale proceeds, less any withholding of Tax-Related Items, any broker’s fees or commissions, and any similar

49 expenses of the sale will be remitted to you in accordance with applicable exchange control laws and regulations. 5. Administration. The Company shall not be liable for any costs, fees, lost interest or dividends or other losses you may incur or suffer resulting from the enforcement of the terms of this Countries Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Agreement and this Award in accordance with Chinese law including, without limitation, any applicable SAFE rules, regulations and requirements. * * * * * * * *

50 K. COLOMBIA ______________________________________________________________________ 1. Labor Law Acknowledgment. By accepting the Award of Deferred Shares, you expressly acknowledge that, pursuant to Article 15 of Law 50/1990 (Article 128 of the Colombian Labor Code), the Deferred Shares and any shares of Common Stock you receive pursuant to the Deferred Shares are wholly discretionary and are a benefit of an extraordinary nature that do not exclusively depend on your performance. Accordingly, the Plan, the value of the Deferred Shares or any shares of Common Stock acquired under the Plan and any related benefits do not constitute a component of your “salary” for any legal purpose, including for the purposes of calculating any and all labor benefits, such as fringe benefits, vacation pay, termination or other indemnities, payroll taxes, social insurance contributions or any outstanding employment-related amounts, subject to limitations provided in Law 1393/2010. 2. Securities Law Notice. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Vacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia. An offer of shares of Common Stock to employees will not be considered a public offer provided that it meets conditions set forth in Decree 1351, 2019. * * * * * * * *

51 L. FRANCE ______________________________________________________________________ French Language Version. You may obtain a copy the Agreement in French on the Fidelity Website. In French: Vous pouvez obtenir une copie du présent Contrat en français sur le site internet de Fidelity. * * * * * * * *

52 M. GERMANY ______________________________________________________________________ Subsection (a)(ii) of Section 4 General Circumstances of Forfeiture shall not apply to an Award subject to this Agreement. * * * * * * * *

53 N. HONG KONG ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. IMPORTANT NOTICE. WARNING: The contents of the Agreement, this Countries Addendum, the Plan, and all other materials pertaining to this Award and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice. 2. Nature of the Plan. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Deferred Shares shall be null and void. 3. Settlement in Shares of Common Stock. Notwithstanding Section 2(b) of the Agreement, this Award shall be paid in shares of Common Stock only and does not provide any right for you to receive a cash payment. 4. Award Benefits Are Not Wages. This Award and the shares of Common Stock underlying this Award do not form part of your wages for purposes of calculating any statutory or contractual payments under Hong Kong Law. 5. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 17, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its

54 Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 6. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant

55 to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 7. Non-Solicitation. (a) This Paragraph 7 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of twelve (12) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer, directly or indirectly: (i) solicit the employment of (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), hire, employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of the Company or any of its Subsidiaries (excluding any such Officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.”

56 (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher with whom you, or individuals you supervised, had contact or dealings with or possessed Confidential Information relating to such person at any time during your employment or, with respect to the portion of the non-solicitation period that follows the termination of your employment, within the two (2) years preceding the date of the termination of your employment. Notwithstanding the foregoing, this Paragraph 6 shall be inapplicable following a Change in Control. 8. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. The parties agree that this is a genuine pre-estimate of the likely loss to be suffered by the Company in the event that you fail to comply with the term and conditions below, and is not a penalty. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. (a) Notice Period Upon Resignation. (i) In order to permit your Employer, the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (1) If you are a member of the State Street Corporation Executive Committee, you will give one hundred eighty (180) days’ advance notice; (2) If you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (3) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and

57 (4) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your employment (whether such obligation is contained in your contract of employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (iii) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. (iii) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph 8 by giving immediate effect to your resignation and making a payment in lieu of any notice due; provided that such action shall not affect your other obligation under this Countries Addendum. (b) Non-Competition. (i) This subparagraph (b) shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (ii) During your employment and following its termination for the period of time specified in Paragraph 8(b)(iii) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, sole proprietor, employer, contractor, principal, member, shareholder, associate, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you, or persons whom you supervised, were responsible during the Relevant Period;

58 (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration during the Relevant Period and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period. (iii) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 6 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months

59 (iv) The period referred to in Paragraph 8(b)(iii) above will be reduced by one day for every day during which, at your Employer’s direction, you are on a complete leave of absence pursuant to Paragraph 8(a)(ii) above. (v) Nothing in this Paragraph 8 shall prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (i) “Client” means a present or former customer or client of your Employer, the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during the Relevant Period. A former customer or client means a customer or client for which your Employer, the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (ii) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (iii) “Products or Services” means any products or services which are the same as, of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (iv) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (v) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (vi) “Relevant Period” means the period of 24 months immediately before the date of termination of your employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 7(a)(ii). (vii) “Restricted Territory” means any area or territory: (1) in which you worked during the Relevant Period; and/or (2) in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period.

60 (viii) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 9. Post-Employment Cooperation. You agree that, following the termination of your employment with your Employer, you will reasonably cooperate with your Employer, the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). Your Employer, the Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 10. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of this Award. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. 11. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 12. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future.

61 13. Interpretation of Business Protections. The agreements made by you in Paragraphs 5, 6, 7 and 8 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 14. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 15. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by your Employer and the Company. 16. Notification Requirement. Until 45 days after the period of restriction under Paragraph 8(b) expires, you shall give notice to your Employer of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide your Employer with such other pertinent information concerning such business activity as your Employer or the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 17. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify your Employer or the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by

62 any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330) or similar legislation adopted in the jurisdiction in which you are employed, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * *

63 O. INDIA In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Repatriation. You expressly agree to repatriate all sale proceeds and dividends attributable to shares of Common Stock acquired under the Plan in accordance with local foreign exchange control rules and regulations. Neither the Company nor any of its Subsidiaries shall be liable for any fines and penalties resulting from your failure to comply with applicable laws, rules or regulations. 2. Covenants. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to thirty (30) days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 3. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 18 below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others;

64 this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with your Employer. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information regardless of whether such Confidential Information is or was acquired by you before commencement of your employment with your Employer, in the course of employment hereunder or otherwise. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. (c) State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 4. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101) and corresponding provisions set forth under the Indian Copyright Act, 1957, and

65 such copyrights are therefore owned, upon creation, exclusively by your Employer. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) Ownership of, and all right, title, and interest in, all Work Product, improvements, developments, discoveries, proprietary information, trademarks, trade names, logos, art work, slogans, know-how, processes, methods, trade secrets, source code, application development, designs, drawings, plans, business plans or models, blue prints (whether or not registrable and whether or not design rights subsist in them), utility models, works in which copyright may subsist (including computer software and preparatory and design materials thereof), inventions (whether patentable or not, and whether or not patent protection has been applied for or granted) and all other intellectual property throughout the world, in and for all languages, including but not limited to computer and human languages developed or created from time to time by or for the Company or your Employer by you, whether before or after commencement of employment with your Employer (the "Intellectual Property") shall vest in your Employer. (c) You acknowledge that, by reason of being employed by your Employer all Intellectual Property created by you shall be regarded as having been made under a contract of service. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign in favour of your Employer, for no additional consideration, all of your rights, title and interest in and to all the Intellectual Property, together with the rights to sublicense or transfer any and all rights assigned hereunder to third parties, in perpetuity. Such assignment shall be worldwide and royalty free. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, national or foreign laws, rules or regulations in respect of any Intellectual Property and all similar rights thereto. You will not pursue any ownership or other interest in such Intellectual Property. (d) You will disclose promptly and in writing to the Company or your Employer all Intellectual Property, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to your Employer any rights in Intellectual Property; (ii) to obtain or perfect such rights; (iii) to execute all papers, at your Employer’s expense, that the Employer or the Company shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce your Employer’s interest in them.

66 (e) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your Employment. 5. Non-Solicitation. (a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries; or (iii) solicit, encourage, or induce or attempt to solicit, encourage, or induce any marketing agent, vendor, partner or consultant of the Company or Employer to terminate his agency, contract or consultancy with the Company, or any prospective employee with whom the Company or your Employer has had discussions or negotiations within six (6) months prior to your termination of employment, not to establish a relationship with the Company or Employer. (c) For purposes of this Paragraph 5, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 5 shall be inapplicable following a Change in Control. 6. Notice Period Upon Resignation. (a) This Paragraph 6 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice;

67 (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph 6, and give immediate effect to your resignation and make a payment of basic salary in lieu of any notice due; provided that such action shall not affect your other obligations under this Countries Addendum. (d) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (e) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (g) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (f) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 6, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 7, if applicable, in addition to any other remedies available under law. (g) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 6, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 6 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (h) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 6 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 7. Non-Competition. (a) This Paragraph 7 shall apply to you at all times during your employment with your Employer and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award.

68 (b) During your employment, and following its termination for the period of time specified in Paragraph 7(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two (2) years preceding the date of the termination of your employment. (c) Unless one of the exceptions in Paragraph 7(d) applies to you, the Non- Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (d) Exceptions: (i) your Employer’s or the Company’s good faith determination that it has a reasonable basis for dissatisfaction with your employment for reasons

69 such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior; or (ii) other grounds for discharge that are reasonably related, in your Employer’s or the Company’s honest judgment, to the needs of the business of your Employer, the Company or any of its Subsidiaries. In addition, if you violate a fiduciary duty to your Employer, the Company or any of its Subsidiaries, then the post-employment portion of the Non- Compete Period shall be extended by the time during which you engage in such activities, for up to a total of two (2) years following termination of your employment. (e) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (f) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination. (g) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such two (2) year period. (h) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 8. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with your Employer. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends.

70 (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 9. Post-Employment Cooperation. You agree that, following the termination of your employment with your Employer, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 10. Non-Disparagement. You agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 11. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its

71 Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum any unvested portion of your Award will cease to vest upon such determination. 12. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 13. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 14. Interpretation of Business Protections. The agreements made by you in Paragraphs, 3, 4, 5, 6 and 7 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 15. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 16. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties.

72 17. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 7 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 18. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of central law or regulation to any governmental agency or regulatory authority or from making other disclosures to the extent such disclosure is protected under any whistleblower provisions of any applicable law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) To the extent permitted by applicable law you shall not be held criminally or civilly liable under any applicable law if you disclose a Company trade secret: (i) in confidence to a Central, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product and other privileged information Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. 19. Survival. The confidentiality obligations and all other obligations in Country Addendum that are meant to survive termination of this Agreement shall survive termination of your employment. * * * * * * * * *

73 P. IRELAND ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. Your failure to comply with the terms and conditions below may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms and defined terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Non-Solicitation. (a) This Paragraph 1 shall apply to you at any time that you hold the title of Vice President or higher and further period after termination of your employment as provided under this Paragraph 1. (b) You agree that, during your employment and for a period of twelve (12) months, reduced for any period of garden leave as defined below, from the date your employment terminates for any reason you will not anywhere within the island of Ireland or the United Kingdom, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who at the date your employment terminates or within the preceding twelve (12) months was an Officer of the Company or any of its Subsidiaries with whom you worked with, or had managerial responsibility for at any time during the preceding twelve (12) months (or in relation to whom, as at the date of termination of your employment, you possessed a material amount of Confidential Information) (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to:

74 (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 1 shall be inapplicable following a Change in Control. 2. Notice Period Upon Resignation. (a) In order to permit your Employer, the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows (except if you are subject to a longer notice period under an employment agreement, then that notice period shall apply): (i) If you are a member of the State Street Corporation Executive Committee, you will give one hundred eighty (180) days’ advance written notice; (ii) If you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance written notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your employment (whether such obligation is contained in your contract of employment or any other agreement to which you are a party). (b) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence otherwise known as “garden leave” and relieve you of some or all of your duties and responsibilities and to cease attending your place of work and/or to cease contact with the Employer’s employees and customers. During any period of garden leave, you will remain subject to the provisions of this agreement and to your obligation of fidelity to your Employer, the Company and its Subsidiaries. Except as provided otherwise in Paragraph 2(d) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits and you will

75 continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or, subject to applicable law, to accrue any paid vacation time. (c) You agree that should you fail to provide advance written notice of your resignation as required in this Paragraph 2, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, in addition to any other remedies available under law. (d) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph 2, and give immediate effect to your resignation and make a payment of basic salary in lieu of any notice due; provided that such action shall not affect your other obligations under this Countries Addendum. 3. Non-Competition. (a) This Paragraph 3 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney/lawyer before accepting this Award. (b) During your employment and following its termination for the period of time specified in Paragraph 3(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the business of your Employer, the Company or any of its Subsidiaries within the island of Ireland or the United Kingdom, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries, with respect to which you were materially involved at any time during your employment or, with respect to the portion of the Non-Compete Period that follows termination of your employment, within the two (2) years preceding the date of the termination of your employment or the commencement of garden leave, whichever is earlier. Specifically, but without limiting the foregoing, you agree not to engage in any manner in any activity, during the Non-Compete Period, within the island of Ireland or the United Kingdom, that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your employment with respect to which you were materially involved at any time during your employment or, with respect to the portion of the Non-Compete Period that follows termination of your employment, within the two (2) years preceding the date of the termination of your employment or the commencement of garden leave, whichever is earlier, and further agree not to work or provide services, in a role that is of the same, similar or greater seniority, status and remuneration as his role with the Company, as determined on the basis of the prevailing industry norm for a role commensurate with any such role, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your employment in relation to which you were materially involved at any time during your employment or

76 with respect to the portion of the Non-Compete Period that follows termination of your employment, within the two (2) years preceding the date of termination of your employment or the commencement of garden leave, whichever is earlier. The foregoing, however, shall not prevent your passive ownership of up to three percent (3%) of any class of securities quoted or dealt in on a recognised investment exchange and up to 10% of any class of securities not so quoted or dealt. (c) The Non-Compete Period will continue (such period to be reduced by the duration of the garden leave period as defined in Paragraph 2 above) after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue post- termination for: You were an Executive Vice President or higher 6 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue post- termination for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months 4. Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during the 2-year period

77 prior to the date of termination of your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 5. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will make yourself available and reasonably cooperate with the Company or the relevant Subsidiary or their advisers with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation provided that such expenses are approved in advance by the Company or Employer. 6. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney/lawyer’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 7. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions

78 herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 8. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 9. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2 and 3 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 10. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 11. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. 12. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 2 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 13. Certain Limitations. Nothing in this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other relevant disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. * * * * * * * * *

79 Q. ITALY In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Acknowledgments. By accepting this Award, you expressly acknowledge that you have received a copy of the Plan, reviewed the Plan, the Agreement and this Countries Addendum in their entirety and fully understand and accept all provisions of the Plan, the Agreement and this Countries Addendum. In addition, you further acknowledge that you have read and specifically and expressly approve the following Sections of the Agreement and this Countries Addendum: (Section 10) Shareholder Rights, (Section 11) Withholding of Tax-Related Items, (Section 13) Employee Rights, (Section 14) Non-Transferability, Etc., (Section 16) Miscellaneous and (Section 17) Application of Local Law and Countries Addendum. 2. Confidentiality. (a) You acknowledge that, during the course of or as a result of your employment, you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 17, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes, but is not limited to, that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures.

80 (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 3. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right;

81 (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 4. Non-Solicitation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) Paragraph 4(b)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly. (d) For purposes of this Paragraph 4, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 4 shall be inapplicable following a Change in Control. 5. Notice Period Upon Resignation. (a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period (including any relevant provisions in a collective agreements applicable to your employment), that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows:

82 (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 5, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 6, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 5, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 5 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 5 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 6. Non-Competition. (a) This Paragraph 6 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award.

83 (b) During your employment, and following its termination for the period of time specified in Paragraph 6(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two (2) years preceding the date of the termination of your employment. (c) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (d) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile.

84 (e) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services, or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination. (f) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such two (2) year period. (g) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 7. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to:

85 (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 8. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 9. Non-Disparagement. Subject to Paragraph 17, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 10. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 11. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries

86 in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 12. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 13. Interpretation of Business Protections. The agreements made by you in Paragraphs 2, 3, 4, 5 and 6 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 14. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 15. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 16. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 6 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 17. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to

87 notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330) or similar legislation adopted in the jurisdiction in which you are employed, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * *

88 R. JAPAN _____________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time of the termination of your employment with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum and that the covenant not to compete and other promises are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided. 1. Confidentiality. (a) You acknowledge that, during the course of or as a result of your employment, you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes, but is not limited to, that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information.

89 (iii) You will not transmit Confidential Information outside of State Street’s electronic systems except as required for the proper performance of your duties to State Street. (iv) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable policies concerning the protection of data at State Street. (v) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product

90 and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) Paragraph 3(b)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly. (d) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control.

91 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer or the Company shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer or the Company may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum.

92 (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two (2) years preceding the date of the termination of your employment. (c) Unless one of the exceptions in Paragraph 5(d) applies to you, the Non- Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for:

93 You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (d) Exceptions-- (i) If you reside in or have a primary reporting location in California, then this Paragraph 5 applies only during your employment, but has no effect after the termination of your employment for any reason. (ii) If you reside in or are employed in Massachusetts and State Street terminates your employment involuntarily not for cause, then this Paragraph 5 applies only during your employment, but has no effect after such termination. Here, “cause” means: (1) your Employer’s or the Company’s good faith determination that it has a reasonable basis for dissatisfaction with your employment for reasons such as lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior; or (2) other grounds for discharge that are reasonably related, in your Employer’s or the Company’s honest judgment, to the needs of the business of your Employer, the Company or any of its Subsidiaries. In addition, if you violate a fiduciary duty to your Employer, the Company or any of its Subsidiaries, then the post-employment portion of the Non-Compete Period shall be extended by the time during which you engage in such activities, for up to a total of two (2) years following termination of your employment. (e) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (f) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination. (g) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately

94 preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such two (2) year period. (h) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate

95 with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. However, nothing in this Countries Addendum prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not

96 limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same.

97 (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. The Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * *

98 S. JERSEY ______________________________________________________________________ No country-specific provisions. * * * * * * * *

99 T. LUXEMBOURG ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. Your failure to comply with the terms and conditions below may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or

100 conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101) or applicable law, and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right;

101 (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from Employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows:

102 (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under applicable law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your Employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award.

103 (b) During your employment you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries in any geographic area in which it or they do business, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries. Specifically, but without limiting the foregoing, you agree not to engage in any manner in any activity that is directly or indirectly competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your employment and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer, the Company or any of its Subsidiaries for which you have provided services, as conducted or in planning during your employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (c) For the period of time specified in Paragraph 5(d) below after you leave the company (the “Non-Compete Period”), whatever the reason, you will not, directly or indirectly, as a self-employed person whether as owner, co-venturer or otherwise, compete with your Employer, the Company or any of its Subsidiaries in any geographic area in which it or they do business, or undertake any planning for any business competitive with the business of your Employer, the Company or any of its Subsidiaries, this area being in any case limited to the Grand-Duchy of Luxembourg. Specifically, but without limiting the foregoing, you agree not to engage in any manner as a self-employed person in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, the Company or any of its Subsidiaries as conducted or under consideration at any time during your employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (d) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment.

104 If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months 6. Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such.

105 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreement made by you in Paragraph 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

106 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of state law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, and/or privileges applicable to information covered by the bank secrecy (Article 41 of the Law on the financial sector dated April 5, 1993, as amended), including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney- client information, attorney work product, and other privileged information. * * * * * * * *

107 U. MEXICO ______________________________________________________________________ 1. Acknowledgement of the Agreement. In accepting the Award granted hereunder, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and this Agreement in their entirety and fully understand and accept all provisions of the Plan and this Agreement. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Section 16 of this Agreement, in which the following is clearly described and established: (1) Your participation in the Plan does not constitute an acquired right. (2) The Plan and your participation in the Plan are offered by the Company on a wholly discretionary basis. (3) Your participation in the Plan is voluntary. (4) State Street is not responsible for any decrease in the value of the Deferred Shares granted and/or shares of Common Stock issued under the Plan. 2. Labor Law Acknowledgement and Policy Statement. In accepting any Award granted hereunder, you expressly recognize that the Company, with registered offices at State Street Financial Center, One Lincoln Street, Boston, MA 02111, USA, is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole Employer is a Mexican legal entity that employs you (“State Street-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and the Employer, State Street-Mexico, and do not form part of the employment conditions and/or benefits provided by State Street-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment. You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you. Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its Subsidiaries, shareholders, officers, agents or legal representatives with respect to any claim that may arise. Spanish Translation 1. Reconocimiento del Otorgamiento. Al aceptar cualquier Otorgamiento bajo de este documento, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan y el Acuerdo en su totalidad, además y que comprende y está de acuerdo

108 con todas las disposiciones del Plan y del Acuerdo. Asimismo, usted reconoce que ha leído y manifiesta específicamente y expresamente que aprueba de los términos y las condiciones establecidos en la Sección 16 del Acuerdo, en los que se establece y describe claramente que: (1) Su participación en el Plan no constituye un derecho adquirido. (2) El Plan y su participación en el mismo son ofrecidos por la Compañía de forma completamente discrecional. (3) Su participación en el Plan es voluntaria. (4) State Street no es responsable de ninguna disminución en el valor de las Acciones Diferidas y/o de las Acciones Ordinarias emitidas mediante el Plan. 2. Reconocimiento de la Ley Laboral y Declaración de Política. Al aceptar cualquier Otorgamiento bajo este documento, usted reconoce expresamente que la Compañía, con oficinas registradas y localizadas en State Street Financial Center, One Lincoln Street, Boston, MA 02111, USA, es la única responsable por la administración del Plan y que su participación en el mismo y la adquisición de Acciones Ordinarias no constituyen de ninguna manera una relación laboral entre usted y la Compañía, debido a que su participación en el Plan es únicamente una relación comercial y su único Empleador es una empresa Mexicana (“State Street-México”). Derivado de lo anterior, usted reconoce expresamente que el Plan y los beneficios a su favor que pudieran derivar de la participación en el mismo no establecen ningún derecho entre usted y el Empleador, State Street-México, y no forman parte de las condiciones laborales y/o los beneficios otorgados por State Street-México, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o desmejora de los términos y las condiciones de su trabajo. Asimismo, usted entiende que su participación en el Plan se ha resultado de la decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o descontinuar su participación en el Plan en cualquier momento y sin ninguna responsabilidad para usted. Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted exime amplia y completamente a la Compañía de toda responsabilidad, como así también a sus Filiales, accionistas, directores, agentes o representantes legales con respecto a cualquier demanda que pudiera surgir. 3. Securities Law Information. The Deferred Shares and shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Deferred Shares may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and the Employer and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of

109 securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of State Street-Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred. * * * * * * * *

110 V. NETHERLANDS ______________________________________________________________________ Waiver of Termination Rights. As a condition to the grant of this Award, you hereby waive any and all rights to compensation or damages as a result of the termination of employment with the Company and the Subsidiary that employs you in the Netherlands for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) your ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination. * * * * * * * *

111 W. POLAND ______________________________________________________________________ Kopię tej Umowy w języku polskim może Pan/Pani otrzymać wchodząc na Stronę. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case during your employment or up until to ten (10) years following the termination thereof: (i) You will preserve as confidential all Confidential Information, and will not use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or within ten (10) years after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of

112 this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. (c) In any event of breach of the obligation referred to in this Paragraph 1 following termination of the employment, you shall be liable to pay the contractual penalty corresponding to a 25% of remuneration received during the twelve (12) calendar months preceding termination of employment. The preceding provision shall not affect any other claims of the Employer resulting from the relevant breach. You shall be obliged to pay this contractual penalty within the non-extendible period of thirty (30) days of the breach. (d) For the avoidance of any doubt, the Parties agree that the contractual penalty shall be paid notwithstanding any damage demonstrated and suffered by your Employer as a result of your breach of the obligation determined in this Paragraph 1. (e) The provisions of section (c) do not limit your Employer's right to claim damages exceeding the amount of the above contractual penalty on the basis of the general principles of the Civil Code. The Company recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter shall be subject to provisions of Art. 12(1) of the Act of February 4th, 1994 on Copyright and Related Rights (hereinafter referred to as: "Copyright Act"), and such copyrights are therefore owned, upon creation, exclusively by State Street legal entity that is your Employer. In particular, your Employer shall own the entirety of economic copyright to the Work Product, which encompasses all the areas of the Work Product's use ("fields of exploitation") listed in Art. 50 and 74 of the Copyright Act, i.e.: (i) the rights of fixation and reproduction (permanently or temporarily) by any and all means; (ii) the rights of distribution, introduction into computer memory, introduction to trading, letting for use or rental of the original or copies;

113 (iii) the rights of public performance, exhibition, screening, broadcasting as well as retransmission; (iv) the rights of making the Work Product available to the public in such a manner that anyone could access it at the place and time chosen by them, in particular over the Internet; (v) the right to introduce changes, amendments and modifications to the Works, to reprocess, translate, adapt or freely develop the Work Product at your Employer's discretion, including to introduce changes that are not necessary, or are not technically or functionally required. Your Employer shall have an exclusive right to authorize others the exercise of derivative rights to the Work Product, referred to in Art. 46 of the Copyright Act. (b) To the extent the foregoing rule does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to your Employer. The assignment shall take effect upon the creation of the Work Product with respect to all fields of exploitation of the Work Product listed in the preceding paragraph and to the extent described therein. (c) You hereby undertake not to exercise any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to the Copyright Act in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (d) Should new areas of exploitation arise in the future, which are unknown as of the moment of entering into this Agreement, you undertake to transfer without delay, on request by the Company or your Employer, all rights to the Work Product with regard to such new area(s) of exploitation, without any additional consideration. (e) Should an effective transfer of rights to or under the Work Products require entering into an additional agreement, you shall be obliged to enter into such an agreement promptly after receiving such a request from the Company or your Employer and to transfer by means of the agreement to your Employer, without any additional consideration, all rights to and arising out of the Work within the scope provided to in the above paragraphs. (f) For avoidance of doubt, you agree that your Employer will not be obliged to distribute the Work, thus the Art. 12(2) of the Copyright Act shall not apply. (g) You will disclose promptly and in writing to your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with your Employer: (i) to transfer to your Employer the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right;

114 (iii) to execute all papers, at State Street’s or your Employer's expense, that State Street or your Employer shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s or your Employer's interest in them. (h) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) In any event of breach of the obligation referred to in this Paragraph 3 following termination of the employment, you shall be liable to pay the contractual penalty corresponding to a 25% of remuneration received during the twelve (12) calendar months preceding termination of employment. The preceding provision shall not affect any other claims of the Employer resulting from the relevant breach. You shall be obliged to pay this contractual penalty within the non-extendible period of thirty (30) days of the breach. (d) For the avoidance of any doubt, the Parties agree that the contractual penalty shall be paid notwithstanding any damage demonstrated and suffered by your Employer as a result of your breach of the obligation determined in this Paragraph 3. (e) The provisions of subparagraph (c) do not limit your Employer's right to claim damages exceeding the amount of the above contractual penalty on the basis of the general principles of the Civil Code.

115 (f) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you shall give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined, as follows: (i) if you are a member of the Executive Committee, you will give six (6) months’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give three (3) months’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give two (2) months’ advance notice; unless duration of your employment exceeds three (3) years, in which case you will give three (3) months' advance notice, and (iv) if you are a Managing Director or Vice President, you will give one (1) month advance notice, unless duration of your employment exceeds three (3) years, in which case you will give three (3) months' advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) If you have sixty (60) or fewer days remaining in your required Notice Period under this Paragraph 4, your Employer upon written mutual agreement concluded with you may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and, your employment may terminate with an immediate effect; provided that such action shall not affect your other obligations under this Countries Addendum.

116 (f) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two (2) years preceding the date of the termination of your employment. (c) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for:

117 You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (d) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (e) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination. (f) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the 2-year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such 2-year period. (g) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). (h) You shall be entitled to a compensation for observing the Non-Competition clause after termination of Employment in the amount of 25% of your remuneration received during period preceding the date of termination of your Employment, corresponding to the duration of Non-Competition clause. (i) If you breach the obligation referred to in this Paragraph 5 following termination of your employment, your Employer shall not be obliged to pay the remaining compensation referred to in subparagraph (h) above and you shall pay, a contractual penalty to your Employer in the amount corresponding to the amount of the total compensation due to you under this Non-Competition clause binding after termination of employment.

118 (j) You shall be obliged to pay the above contractual penalty within the non- extendible period of thirty (30) days of the infringement of the Non-Competition clause binding after termination of employment. (k) For the avoidance of any doubt, the Parties agree that the contractual penalty shall be paid notwithstanding any damage demonstrated and suffered by your Employer as a result of your breach of the obligation determined in this Paragraph 5 following termination of your employment. (l) The provisions of subsection (h) do not limit the right of your Employer to claim damages exceeding the amount of the above contractual penalty on the basis of the general principles of the Civil Code. (m) Following the termination of the employment, your Employer is entitled to terminate the Non-Competition clause without notice, to the extent the clause refers to the non-competition ban effective after the termination of employment, in particular but not limited to: (i) if the circumstances justifying such a restriction cease to exist, (ii) your Employer adopts a resolution on opening a liquidation proceedings, or (iii) your Employer materially changes its scope of activities. If so, the Company is no longer obliged to pay compensation set out in subsection (g) above. (n) The Parties expressly confirm that the termination of this clause on the Non-Competition ban binding after termination of employment in accordance with the abovementioned provisions shall result in the expiry of the Parties' rights and duties thereunder, in particular, in the expiry of your obligation not to conduct competitive activity after termination of employment and the expiry of your Employer's obligation to pay the compensation referred to in subsection (g) above. 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.”

119 (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled, apart from contractual penalties established in this Countries Addendum, to claim damages on the basis of the general principles of the Civil Code . Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination.

120 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of

121 federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any rights or privileges applicable on the basis of the binding laws. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * *

122 X. PORTUGAL ______________________________________________________________________ Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement. Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo. * * * * * * *

123 Y. SAUDI ARABIA ______________________________________________________________________ Securities Law Notice. The Agreement, the Plan and all other materials regarding participation in the Plan may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of the Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement. Prospective acquirers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of the Agreement, you should consult an authorized financial adviser. * * * * * * * *

124 Z. SINGAPORE ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company the forfeiture of any or all of the amounts remaining to be paid under this Award (if any). All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Qualifying Person Exemption. The following provision shall replace Section 16(h) of the Agreement: The grant of the Award under the Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses shall not apply. You should note that, as a result, the Award is subject to section 257 of the SFA and you will not be able to make: (a) any subsequent sale of shares of Common Stock in Singapore; or (b) any offer of such subsequent sale of shares of Common Stock subject to the Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.). 2. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 17, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information.

125 (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. (c) State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 3. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights.

126 (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 4. Non-Solicitation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of twelve (12) months from the date your employment terminates for any reason, you will not, without the prior written consent of the Company or your Employer, alone or together with other persons, on your own account or in partnership or conjunction with, through or on behalf of any agents, affiliates, intermediaries, joint ventures or alliances: (i) canvass or solicit, directly or indirectly (other than through a general solicitation that is not specifically directed to non-officers of the Company or any of its Subsidiaries) in the Restricted Area (as defined in Paragraph 6), the employment or engagement of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment or engagement of, or otherwise induce or seek to induce the resignation of, any person who then or within the preceding twelve (12) months of the resignation, was an officer or office-holder of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); (ii) induce or seek to induce any officer or office-holder to be interested directly or indirectly in any Restricted Business (as defined in Paragraph 6) within the Restricted Area (as defined in Paragraph 6), whether or not such person would thereby commit any breach of his contract of service or employment; or (iii) canvass, entice away, or engage in the Solicitation of the Restricted Business (as defined in Paragraph 6) in the Restricted Area (as defined in Paragraph 6), of any Client in the Restricted Area (as defined in Paragraph 6), or any Client whom you have personally or directly dealt with in the (twelve) 12 months preceding the termination of your employment (or if the period of the

127 employment is less than (twelve) 12 months, then this reduced period) on behalf of any Person. (c) Paragraph 4(b)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly. (d) For purposes of this Paragraph 4, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 4 shall be inapplicable following a Change in Control. 5. Notice Period Upon Resignation. (a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows: (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 5, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal

128 to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 6, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 5, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 5 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 5 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 6. Non-Competition. (a) This Paragraph 6 shall apply to you at all times during your employment and will continue to apply, where applicable, for the period of time as specified in Paragraph 6(c) below following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the applicable period of time as specified in Paragraph 6(c) below (the entire period, including both during employment and after employment, if any, the (“Non-Compete Period”), you will not, during your employment, without the prior written consent of the Company or your Employer, alone or together with other persons, on your own account or in partnership or conjunction with, through or on behalf of any agents, affiliates, intermediaries, joint ventures or alliances, anywhere in the Restricted Area, for yourself or any other Person, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services of a like or similar in kind to any products or services of your Employer, Company or any of its Subsidiaries within the Restricted Area which you were involved at any time during your employment. During the portion of the Non-Compete Period that follows from the termination of your employment, your non-competition obligations in this Paragraph 6 shall extend to any products or services of your Employer, the Company or any of its Subsidiaries within the Restricted Area which you were involved in twelve (12) months preceding the date of the termination of your employment, including without limitation: (i) being engaged, employed or retained by (whether as an employee, manager, director, contractor, subcontractor, or consultant to, for or with) or otherwise be interested directly or indirectly (whether as owner in, leasing to, supplying equipment or materials, operating or extending credit to) in any Restricted Business within the Restricted Area that would result in competition with the business of the Employer, Company or any of its Subsidiaries; (ii) serving as a director on the board of any unrelated or third party company engaged in Restricted Business in the Restricted Area;

129 (iii) being interested in any project or proposal for the acquisition or development of or investment in: (1) any business or asset in which your Employer, the Company or any of its Subsidiaries was during your employment considering to acquire, turn to account, develop or invest, unless: (1) your employment with the Employer has already ceased or terminated; and (2) the relevant entity had decided against such acquisition, turn to account, development or investment in, such business or asset, or (2) any business or asset of your Employer, the Company or any of its Subsidiaries, unless: (1) your employment with the Employer has already ceased or terminated; and (2) such business or asset is offered by the relevant entity for sale to, turning to account or development or investment by third parties, (iv) soliciting or enticing away any customer or supplier of your Employer, the Company or any of its Subsidiaries whom you have personally or directly dealt with in the (twelve) 12 months preceding the termination of your employment (or if the period of the employment is less than (twelve) 12 months, then this reduced period). (c) Unless one of the exceptions in Paragraph 7(d) applies to you, the Non- Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher Twelve (12) months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment If none of the above applies, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for:

130 You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families Six (6) months You were a Vice President working in one of the Specified Job Families Three (3) months (d) Nothing in this agreement, whether express or implied, prevents you from being a holder for the purpose of investment only of marketable securities of no more than 5% of the issued shares or debentures of any company or trust whose shares, debentures or units are listed on a recognised stock exchange. (e) "Restricted Business" means any business which is or is likely to be wholly or partly conducted by Employer, the Company or any of its Subsidiaries and is concerned with: (i) the research, development, and marketing of products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries; and provision of any related services (including but not limited to technical and product support, or consultancy or customer services), which are of the same or similar to any products and services provided by Employer, the Company or any of its Subsidiaries PROVIDED ALWAYS that these provisions shall apply only in respect of such products or related services with which you were either personally concerned or for which you were responsible whilst employed by the Employer in the last (twelve) 12 months of employment (or if the period of the employment is less than (twelve) 12 months, then this reduced period); or (ii) business of a like or similar kind to (or otherwise any business which is or is likely to be conducted in competition with) any business conducted by the Employer, the Company or any of its Subsidiaries in which you were materially involved at any time in the last (twelve) 12 months of employment (or if the period of the employment is less than (twelve) 12 months, then this reduced period). (f) "Restricted Area" means: (i) Singapore, Australia, Japan, Republic of Korea, India, Hong Kong, China, Taiwan, Malaysia, Thailand, and Brunei; and (ii) Such other country in the Asia Pacific region (not included in list of countries above): (A) in relation to which you had conducted, pursued or promoted business, or over which you had retained a responsibility for the same, for and on behalf of your Employer, the Company or any of its Subsidiaries; or

131 (B) in relation to which you have performed duties on behalf of your Employer, the Company or any of its Subsidiaries. provided that this has occurred within the last (twelve) 12 months of your employment and the activities or responsibilities set out above have not occupied less than 5% of your working hours during this (twelve) 12 month period (or if the period of the employment is less than 12 months, then this reduced period). (g) “Restricted Capacity” means any capacity during your employment, or with respect to the portion of the Non-Compete Period that follows from the termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the twelve (12) month period immediately preceding such termination and/or involves any services that you have provided to your Employer, the Company or any of its Subsidiaries at any time within such twelve (12) month period. (h) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 7. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had personal contact during your employment with your Employer, the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the termination of your employment. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries.

132 (d) “Solicitation of Business” means the attempt through contact by you or by any other Person with your assistance or direction, whether direct or indirect, to induce or seek to induce a Client to: (i) transfer the Client’s business from your Employer, the Company or any of its Subsidiaries to any other Person; (ii) cease or curtail the Client’s business with your Employer, the Company or any of its Subsidiaries; or (iii) divert a business opportunity from your Employer, the Company or any of its Subsidiaries to any other Person. 8. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 9. Non-Disparagement. Subject to Paragraph 17, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 10. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach

133 of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 11. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 12. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 13. Interpretation of Business Protections. The agreements made by you in Paragraphs 2, 3, 4, 5 and 6 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 14. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 15. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 16. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 6 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 17. Certain Limitations.

134 (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330) or similar legislation adopted in the jurisdiction in which you are employed, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * *

135 AA. SOUTH AFRICA ______________________________________________________________________ Securities Law Notice. The Award shall not be publicly offered in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority. Pursuant to Section 96 of the Companies Act, the offer of the Award must be finalized on or before the six-month anniversary of the Date of Grant. If you do not wish to accept the Award, you are required to reject the offer of Award no later than the six-month anniversary of the Date of Grant. If you do not affirmatively accept or reject the offer of Award on or before the six-month anniversary of the Date of Grant, you will be deemed to accept the Award. * * * * * * * *

136 BB. SOUTH KOREA ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to thirty (30) days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum and that the covenant not to compete and other promises are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any

137 of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any applicable law, rules or regulations in respect of any Work Product and all similar rights thereto. To the extent not waivable, you irrevocably agree not to exercise any such rights (if any) in a manner that interferes with any exercise of the granted rights. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street:

138 (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such rights; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 3. Non-Solicitation. (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined at the time you deliver such notice, as follows:

139 (i) if you are a member of the Executive Committee, you will give one hundred eighty (180) days’ advance notice; (ii) if you are an Executive Vice President (but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (iii) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (iv) if you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer, or the Company, or any of its Subsidiaries may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award.

140 (b) During your employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two (2) years preceding the date of the termination of your employment. (c) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months You were a Vice President working in one of the Specified Job Families 3 months (d) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile.

141 (e) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes South Korea), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination. (f) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such two (2) year period. (g) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than your Employer, the Company or any of its Subsidiaries.

142 (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the Deferred Shares granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will

143 cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum.

144 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of any applicable law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any applicable trade secret laws if you disclose a Company trade secret: (i) in confidence to a regulatory or government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information to the extent permitted by the applicable law, including information that would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * *

145 CC. SWITZERLAND ______________________________________________________________________ Securities Law Notice. Neither this document nor any other materials relating to the Award (i) constitutes a prospectus according to articles 35 et. seq. of the Swiss Federal Act on Financial Services (“FinSa”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or a Subsidiary, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSa or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA). * * * * * * * *

146 DD. TAIWAN ______________________________________________________________________ Securities Law Notice. The offer of participation in the Plan is available only to employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese country. * * * * * * * *

147 EE. THAILAND ______________________________________________________________________ No country-specific provisions. * * * * * * * *

148 FF. UNITED ARAB EMIRATES ______________________________________________________________________ Securities Law Notice. This document may not be distributed in the Kingdom except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective recipients of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser. * * * * * * * *

149 GG. UNITED KINGDOM ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the forfeiture of any or all of the amounts remaining to be paid under this Award. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided herein. 1. Income Tax and Social Insurance Contribution Withholding. Without limitation to Section 11 of the Agreement, you hereby agree that you are liable for any or all income tax, national insurance, payroll tax, fringe benefits tax, or payment on account of other tax- related withholding (“Tax-Related Items”) and hereby consent to pay all such Tax-Related Items, as and when requested by the Company and or your Employer (if different) or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and your Employer (if different) against any Tax-Related Items that they are required to pay or withhold on your behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority). Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any income tax not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs as it may be considered to be a loan and therefore, it may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or your Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from you by any of the means referred to in Section 11 of the Agreement. 2. Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Deferred Shares, whether or not as a result of such termination, (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Deferred Shares. Upon the grant of your Award, you shall be deemed irrevocably to have waived any such entitlement. 3. Confidentiality. (a) You acknowledge that you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 15, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof:

150 (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures. (iv) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries. State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who make such legally- protected disclosures. Nor does this Countries Addendum prevent you from (i) reporting in good faith an offence to a law enforcement agency; or (ii) co-operating in good faith with a criminal investigation or prosecution. 4. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment

151 manager or fund manager (collectively, “Work Product”), shall automatically on creation vest in State Street on the basis that they are created by you in the course of your employment are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) under the Copyright, Designs and Patents Act 1988 and all similar rights in other jurisdictions you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 5. Non-Solicitation. (a) This Paragraph 5 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of twelve (12) months20 from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly, the employment of, (ii) hire or employ, (iii) recruit, or (iv) in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of,

152 any person who then or within the preceding twelve (12) months was an Officer of the Company or any of its Subsidiaries with whom you had material dealings or in respect of whom you have obtained Confidential Information about their skills, role, responsibilities, expertise or other Confidential Information or material non-public information relevant to their potential recruitment or engagement, in each case at any time during the Relevant Period (excluding, in each case, any such officer whose employment was involuntarily terminated); or (v) engage in the Solicitation of Business from any Client on behalf of any Person or entity other than the Company or any of its Subsidiaries. (c) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, connections, costings, data documentation, files, finances, formulas, processes, production or sales information, products, programs, research, training aids, printed materials, methods, books, records, client files, policies and procedures, marketing strategies, client and prospect lists, employee data and other information (whether in written, oral, visual or electronic form and wherever located) relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.” (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other Person. (e) “Officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 5 shall be inapplicable following a Change in Control. 6. Notice and Non-Compete. In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time you separate from service with your Employer, the Company and its Subsidiaries. It is a condition of this Award that, if you fail to comply with the terms and conditions below, then the Company may in its absolute discretion determine that any or all of the amounts remaining to be paid under this Award should be forfeited. All terms used herein shall have the meaning given to them in the Plan or the Award, except as otherwise expressly provided herein.

153 (a) Notice Period Upon Resignation. (i) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer advance notice of your resignation. The duration of the advance notice you provide (the “Notice Period”) will be determined by your title at the time you deliver such notice, as follows: (1) If you are a member of the State Street Corporation Executive Committee, you will give one hundred eighty (180) days’ advance notice; (2) If you are an Executive Vice President but not a member of the Executive Committee), you will give ninety (90) days’ advance notice; (3) If you are a Senior Vice President or Senior Managing Director, you will give sixty (60) days’ advance notice; and (4) If you are a Managing Director or Vice President, you will give thirty (30) days’ advance notice. For the avoidance of doubt, the Notice Periods set out above shall be subject always to any contractual obligation you have to give a longer period of notice of termination of your employment (whether such obligation is contained in your contract of employment or any other agreement to which you are a party). (ii) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence (the "Garden Leave Period") and relieve you of some or all of your duties and responsibilities. During the Garden Leave Period your Employer or the Company may (1) require you not to attend your normal place of work or any specific premises of the Employer, the Company or any of its Subsidiaries; (2) appoint another person or persons to carry out some or all of your duties; (3) require you to carry out alternative duties or to only perform such specific duties as are expressly assigned to you, at such location (including your home) as the Company may decide; (4) require you to ensure that your manager knows where you will be and how you can be contacted during each working day (except during any periods taken as holiday in the usual way); (5) require you not to communicate with any customers, suppliers, employees or officers of the Employer, the Company or any of its Subsidiaries; and/or (6) terminate your access to any of the IT systems of the Employer, the Company or any of its Subsidiaries. Except as provided otherwise in (iv) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and contractual benefits and you will continue to comply with the applicable policies of your Employer, the Company, and its Subsidiaries. However, you will not be eligible for any incentive compensation awards made on or after the first day of the Notice Period or to accrue any vacation save as required by statute. Without prejudice to the

154 foregoing, you will remain bound by your obligations of good faith, fidelity, confidentiality, any fiduciary duties and all of your express and implied obligations under your contract of employment. Any paid vacation time which has accrued to you at the start of a Garden Leave Period and any holiday entitlement which accrues during the Garden Leave Period will be deemed to be taken by you during that period. (iii) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 6, your Employer, the Company or any of its Subsidiaries shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under subparagraph (b), if applicable, in addition to any other remedies available under law. (iv) In its sole discretion, at any time during the Notice Period, the Company or your Employer may release you from your obligations under this Paragraph (a) by giving immediate effect to your resignation and making a payment of basic salary in lieu of any notice due; provided that such action shall not affect your other obligations under this Countries Addendum. (b) Non-Competition. (i) This subparagraph (b) shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (ii) During your employment and following its termination for the period of time specified in Paragraph 6(b)(iii) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, without the prior written consent of the Company or your Employer, within the Restricted Territory, directly or indirectly, whether as owner, director, partner, investor, consultant, agent, employee, co-venturer or otherwise and whether alone or in conjunction with or on behalf of any other person: (1) become engaged, employed, concerned or interested in or provide technical, commercial or professional advice to, any Person which supplies or provides (or intends to supply or provide) Products or Services in competition with such parts of the business of the Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible or in relation to which you had access to Confidential Information during the Relevant Period; (2) compete with your Employer or any Relevant Group Company, or undertake any planning for any business competitive with the business of your Employer or any Relevant Group Company with which you were materially engaged or involved or for which you were responsible or in relation to which you had access to Confidential Information during the Relevant Period; or (3) engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of your Employer, or any Relevant Group Company as conducted or under consideration and

155 with which you were materially involved or for which you were responsible or in relation to which you had access to Confidential Information during the Relevant Period; (4) work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of your Employer or any Relevant Group Company, as conducted or in planning during the Relevant Period and with which you were materially involved or in relation to which you had access to Confidential Information during the Relevant Period. (iii) The Non-Compete Period will continue after the termination of your employment for any reason under the following circumstances: If at the time of termination: Then the Non- Compete Period will continue for the periods set out below less any period of Garden Leave in accordance with paragraph 6(a)(ii) above: You were an Executive Vice President or higher 12 months You were a Vice President or higher and your Employer was Charles River Development at any time during the twelve (12) months immediately preceding the termination of your employment You were a Client Executive at any time during the twelve (12) months immediately preceding the termination of your employment. If none of the above apply, but one of the following was true at any time during the twelve (12) months immediately preceding the termination of your employment: Then the Non- Compete Period will continue for: You were a Managing Director, Senior Managing Director or Senior Vice President working in one of the Specified Job Families 6 months

156 You were a Vice President working in one of the Specified Job Families 3 months (iv) The period of months referred to in Paragraph (b)(iii) above will be reduced by one day for every day during which, at the Employer’s direction, you are on a complete leave of absence pursuant to Paragraph 6(a)(ii) above. (v) Nothing in this subparagraph (b) shall prevent your ownership for investment purposes only of shares or other securities of two percent (2%) or less of the total issued capital of any company whether or not its securities are publicly traded. (c) Definitions. For the purpose of this Countries Addendum, the following terms are defined as follows: (i) “Client” means a prospective, present or former customer or client of the Employer, the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised, have had substantive and recurring personal contact during the last twelve (12) months of your employment with the Employer, the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Employer, the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (ii) “Client Executive” means a Senior Vice President or above who has been assigned the Sales and Service > Account Management designation, as reflected on your MyWorkday Profile. (iii) “Products or Services” means any products or services which are of the same kind as, of a materially similar kind to, or competitive with, any products or services supplied or provided by your Employer or Relevant Group Company and with which you were materially concerned or connected within the Relevant Period. (iv) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a limited liability partnership, an estate, a trust and any other entity or organization (whether conducted on its own or as part of a wider entity), other than your Employer, the Company or any of its Subsidiaries. (v) “Relevant Group Company” means the Company and/or any Subsidiaries for which you have performed services or in respect of which you have had operational or managerial responsibility at any time during the Relevant Period. (vi) “Relevant Period” means the period of twelve (12) months immediately before the date of termination of your employment, or (where such provision is applied) the date of commencement of any period of complete leave of absence pursuant to Paragraph 6(a)(ii).

157 (vii) “Restricted Territory” means any area or territory: (1) in which you worked during the Relevant Period; and/or (2) in relation to which you were responsible for, or materially involved in, the supply of Products or Services in the Relevant Period. (viii) “Specified Job Families” are those job families which State Street has identified as having access to confidential and proprietary information, trade secrets, or goodwill that require protection following termination of employment for any reason. Specified Job Families are listed in Appendix B. You can find your Job Family in the State Street human resources information system (in MyWorkday, navigate to View Profile by clicking the cloud icon in the upper right corner of your screen, click View Profile, and then select the Job tab). 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such provisions in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled, including the immediate forfeiture of any as-yet unvested portion of the Award. 9. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 10. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future.

158 11. Interpretation of Business Protections. The agreements made by you in Paragraphs 3, 4, 5 and 6 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any of the restrictions set forth in this Countries Addendum shall be held to be void but would be valid if part of their wording were deleted, such restriction shall apply with such deletion as may be necessary to make it valid or effective. 12. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 13. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. 14. Notification Requirement. If you receive an offer of employment from, or offer to provide services to, any person, firm, company or other entity (an "Offeror") (whether it is accepted or not) either during your employment or during the period of any of the restrictions contained in this Countries Addendum you will immediately provide to the Offeror details of the substance of the restrictions and notify the Company of the offer and the identity of the Offeror, and will provide such other details as the Company may reasonably request. The obligations in this paragraph are without prejudice to your obligations of confidentiality and general obligation to immediately disclose any conflict of interest to the Company. Until 45 days after the period of restriction under Paragraph 6 (b) expires, you shall give notice to the Company of each new business activity you plan to undertake, at least 5 business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 15. Certain Limitations (a) Nothing this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330) or similar legislation adopted in the jurisdiction in which you are employed, including information that

159 would reveal the existence or contemplated filing of a suspicious activity report. Your Employer, the Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. * * * * * * * * *

160 APPENDIX B SPECIFIED JOB FAMILIES Specified Job Families subject to the Award’s non-competition provisions include [specified job families]

1 STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN [ ] Cash-Settled Restricted Stock Unit Agreement Subject to your acceptance of the terms set forth in this agreement and the addendum attached hereto (“Agreement”), State Street Corporation (“Company”) has awarded you, under the State Street Corporation 2017 Stock Incentive Plan (“Plan”), and pursuant to this Agreement and the terms set forth herein, restricted stock units (“RSUs”) that will be payable in cash (“Award”) as set forth in the statement pertaining to this Award (“Statement”) on the website (“Website”) maintained by Fidelity Stock Plan Services LLC, an independent service provider based in the United States, or another party designated by the Company (“Equity Administrator”). Copies of the Plan, the Company’s Prospectus for the Plan and any employee information supplement to the Prospectus for your country of employment (“Tax Supplement”) are located on the Website for your reference. Your acceptance of this Award constitutes your acknowledgement that you have read and understood this Agreement, the Plan, the Prospectus for the Plan and the Tax Supplement. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. As used herein, “State Street” means the Company and each Subsidiary. “Subsidiary” means the Company’s subsidiaries and affiliates as determined by the Company in its sole discretion. “Employer” means the Subsidiary that employs you, or which last employed you, following the termination of your employment. You may consider this Agreement for up to thirty (30) days from the date it was first made available to you on the Website. The terms of your Award are as follows: 1. Grant of RSUs. To be entitled to any payment under this Award, you must accept your Award and in so doing agree to comply with the terms and conditions of this Agreement and the applicable provisions of the Countries Addendum outlined in Appendix A (which is incorporated into, and forms a material and integral part of, this Agreement). Failure to accept this Award within thirty (30) days following the posting of this Agreement on the Website will result in forfeiture of this Award. Subject to the terms and conditions of this Agreement, RSUs shall vest and be settled in the form cash according to the vesting schedule set forth in your Statement. The term “vest” as used herein means the lapsing of certain (but not all) restrictions described herein and in the Plan with respect to one or more RSUs as of each applicable vesting date. To vest in all or any portion of this Award as of any date, you must have been continuously employed with the Company or a Subsidiary, from and after the date hereof and until (and including) the applicable vesting date, except as otherwise provided herein. By accepting this Award, you and the Company agree that any claim arising out of this Award or any cash paid by the Company pursuant to this Award may only be brought in

2 the federal or state courts of the Commonwealth of Massachusetts, regardless of where or whether you are employed by the Company or a Subsidiary. You consent to personal jurisdiction in such courts for any such claim, consent to service of process by any means allowed by such courts or applicable law, and waive any arguments that such courts are not an appropriate or convenient forum. This Award is subject to any forfeiture, compensation recovery or similar requirements set forth in this Agreement, as well as any other forfeiture, compensation recovery or similar requirements under applicable law and related implementing regulations and guidance, and to other forfeiture, compensation recovery or similar requirements under plans, policies and practices of the Company or its relevant Subsidiaries in effect from time to time, including those set forth in your offer letter. In the event pursuant to this Agreement or pursuant to any applicable law or related implementing regulations or guidance, or pursuant to any Company or its relevant Subsidiaries plans, policies or practices, the Board or State Street is required or permitted to reduce, forfeit or cancel any amount remaining to be paid, or to recover any amount previously paid, with respect to this Award, or to otherwise impose or apply restrictions on this Award, it shall, in its sole discretion, be authorized to do so. By accepting this Award, you consent to making payment to your Employer in the event of a compensation recovery determination by the Board or State Street. 2. Payment of RSU Value in Cash. The Company will transfer to you, not later than thirty (30) days following the applicable vesting dates, the cash value of the number of RSUs specified in the vesting schedule in your Statement. The amount of the payment that you will receive with respect to the RSUs shall be determined by multiplying the number of RSUs by the average closing price of Common Stock on the New York Stock Exchange during the 30 trading days occurring on or immediately prior to the applicable date of vesting. The Company’s obligation to transfer the cash value of RSUs in the future pursuant to this Agreement is an unsecured and unfunded contractual obligation. 3. General Circumstances of Forfeiture. (a) You will immediately forfeit any and all rights to receive cash payments under this Agreement not previously vested and paid to you in the event: (i) you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture; (ii) the Company, in its sole discretion, determines that circumstances prior to the date on which you ceased to be employed by the Company and its Subsidiaries for any reason constituted grounds for an involuntary termination constituting Circumstances of Forfeiture; or (iii) you fail to comply with the terms of the applicable Countries Addendum attached to this Award or the terms of any other Restrictive Covenant you agree to or have agreed to with the Company or any Subsidiary. (b) If your employment terminates by reason of Retirement or Disability or for any reason other than for Circumstances of Forfeiture, then unless accelerated as

3 provided in Section 6, your right to receive cash payments hereunder shall continue in accordance with the vesting schedule detailed in your Statement, subject to the terms and conditions of this Agreement. (c) For purposes hereof: (i) “Circumstances of Forfeiture” means the termination of your employment with the Company and its Subsidiaries either (A) voluntarily (other than (x) by reason of Retirement or (y) for Good Reason on or prior to the first anniversary of a Change in Control) or (B) involuntarily for reasons determined by the Company or the relevant Subsidiary in its sole discretion to constitute “gross misconduct” (including while you are Retirement eligible). (ii) “Retirement” means your attainment of age 55 and completion of 5 years of continuous service with the Company and its Subsidiaries. (iii) “Disability” means your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months. (iv) “Restrictive Covenant” means any confidentiality, non-solicitation, non-competition, non-disparagement, post-employment cooperation or notice period provision that you agree to or had agreed to with the Company or any Subsidiary, including but not limited to the restrictions contained in this Award Agreement, any offer letter, employment or service agreement, including letters amending the employment or service agreement, promotion letters, deferred compensation award agreements of any type, or change in control employment agreements, or applicable restrictions required as a condition to entitlement to payment under any executive supplemental retirement plan. (d) This Section 3 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 4. Material Risk Taker Malus-Based Forfeiture. In the event you hold a title of Senior Vice President or higher during the calendar year in which this Award is made, or you hold the status of “material risk taker” at the time this Award is made or any time thereafter, you acknowledge and agree that this Award is subject to the provisions of this Section 4. Any portion of the Award remaining to be paid, in the sole discretion of the Board, may be reduced, forfeited or cancelled, in the event that it is determined by the Board, in its sole discretion, that your actions, whether discovered during or after your employment with your Employer, exposed The Business to any inappropriate risk or risks (including where you failed to timely identify, analyze, assess or raise concerns about such risk or risks, including in a supervisory capacity, where it was reasonable to expect you to do so), and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenues, capital and overall risk tolerance of The Business. “The Business” shall mean State Street, or, to the extent you devote substantially all of your business time to a particular business unit (e.g., Institutional Services, Global Delivery, Global Markets or State Street Alpha) or business division (e.g., Global Clients Division, Charles River Development or Global Technology Services), “Business” shall refer to such business unit or business division. This provision applies in addition to, and

4 not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement. 5. Executive Committee/Executive Vice President Forfeiture and Clawback. (a) If, at the time the Award is made, you are a member of the State Street Corporation Executive Committee or any successor committee or body (“Executive Committee” or “EC”) or hold the title Executive Vice President (“EVP”) or higher, any amount remaining to be paid in respect of this Award may, in the sole discretion of the Board, be reduced, forfeited or cancelled, in whole or in part, in the event that it is determined by the Board, in its sole discretion, that: (i) you engaged in fraud, gross negligence or any misconduct, including in a supervisory capacity, that was materially detrimental to the interests or business reputation of State Street or any of its businesses; or (ii) you engaged in conduct that constituted a violation of State Street policies and procedures or State Street Standard of Conduct in a manner which either caused or could have caused reputational harm that is material to State Street or placed or could have placed State Street at material legal or financial risk; or (iii) as a result of a material financial restatement by State Street contained in a filing with the U.S. Securities and Exchange Commission (“SEC”), or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria used in determining the amount of this Award, you would have received a smaller or no Award hereunder. (b) If, at the time the Award is made, you are a member of the Executive Committee or hold the title EVP or higher, this Award also is subject to compensation recovery as provided herein. Upon the occurrence of either an EC/EVP Clawback Event or an EC/EVP Clawback Breach, the Board may, in its sole discretion, determine to recover the EC/EVP Clawback Amount, in whole or in part. Following such a determination, you agree to immediately repay such compensation, in no event later than sixty (60) days following such determination, in the form of cash. (c) The value of both the EC/EVP Clawback Amount determined by the Board to be recovered and the amount of such compensation repaid shall be based upon the amount of cash paid to you under this Agreement. (d) For purposes of this Section 5: (i) “EC/EVP Clawback Event” means a determination by the Board, in its sole discretion, within three (3) years (within one (1) year for an EVP) after the date of grant of this Award (A) with respect to any event or series of related events, that you engaged in fraud or willful misconduct, including in a supervisory capacity, that resulted in financial or reputational harm that is material to State Street and resulted in the termination of your employment by the Company and its Subsidiaries (or, following a cessation of your employment for any other reason, such circumstances constituting grounds for termination are determined applicable) or (B) a material financial restatement or miscalculation or inaccuracy in financial results, performance metrics, or other criteria used in determining this Award by State Street occurred. For the avoidance of doubt and as applicable, an EC/EVP Clawback Event includes any determination by the Board that is based

5 on circumstances prior to the date on which you cease to be employed by the Company and its Subsidiaries for any reason, even if the determination by the Board occurs after such cessation of employment. (ii) “EC/EVP Clawback Breach” means a determination by the Board, in its sole discretion, that you failed to comply with the terms of any covenant not to compete entered into by you with the Company or any Subsidiary, whether in the applicable Country Addendum attached to this Award or in any other agreement. (iii) “EC/EVP Clawback Amount” means (A) with respect to an EC/EVP Clawback Event described in Section 5(d)(i)(A), the value of the payment made to you under this Award by the Company during the period of three (3) years (one (1) year for an EVP) immediately prior to such EC/EVP Clawback Event; or (B) with respect to an EC/EVP Clawback Event described in Section 5(d)(i)(B), the value of the payment made to you under this Award by the Company (x) during the period of three (3) years (one (1) year for an EVP) immediately prior to an associated date designated by the Board and (y) that represents an amount that, in the sole discretion of the Board, exceeds the amount you would have been awarded under this Award had the financial statements or other applicable records of State Street been accurate; or (C) with respect to an EC/EVP Clawback Breach described in Section 5(d)(ii), the value of the payment made to you under this Award by the Company after the earlier to occur of the date your employment terminated or the date your failure to comply with the applicable covenant(s) not to compete commenced, as determined by the Board in its sole discretion; and (D) in each case, reduced, by taking into account any portion of this Award that was previously recovered by the Company under this Section 5 to avoid a greater than 100% recovery. (e) In connection with any EC/EVP Clawback Event or EC/EVP Clawback Breach, to the extent not prohibited by applicable law and subject to Section 12 (if applicable), if you fail to comply with any requirement to repay compensation under Section 5(b), the Board may determine, in its sole discretion, in addition to any other remedies available to the Company, that you will satisfy your repayment obligation through an offset to any future payments owed by the Company or any of its Subsidiaries to you. Further, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or third party administrator engaged by the Company to hold the cash you received pursuant to awards granted under the Plan (or any other amounts acquired pursuant to the Plan) to re-convey, transfer or otherwise return such cash to the Company. (f) This Section 5 applies in addition to, and not to the exclusion of, any other holding, forfeiture and/or clawback provisions contained in this Agreement.

6 6. Acceleration of Vesting upon Certain Events. (a) Notwithstanding anything in this Agreement to the contrary, if you die or incur a Disability while employed by the Company or any of its Subsidiaries, or in the event that you die or incur a Disability after your employment has terminated for a reason permitting continued vesting pursuant to subparagraph 3(b) above, any unvested RSUs shall vest on the date of your death or Disability and the Company will issue and pay the value of such RSUs under this Award in the form of a cash payment within thirty (30) days of death (to your Designated Beneficiary) or Disability. In addition, Sections 4 and 5 of this Agreement shall cease to apply upon your death at any time provided, however, if an EC/EVP Clawback Event, or an EC/EVP Clawback Breach has occurred pursuant to Section 5 at or prior to your death, any amount that the Board has made a determination to recover under such Sections shall continue to be payable to the Company. (b) Subject to applicable law and regulation (including the rules and regulations of any applicable regulatory authority), if your employment with the Company and its Subsidiaries is terminated by the Company or the applicable Subsidiary without Cause, by you for Good Reason or on account of your Retirement, in each case, on or prior to the first anniversary of a Change in Control (and provided that such Change in Control constitutes a “change in control event” as that term is defined under Section 409A of the U.S. Internal Revenue Code of 1986, as amended, (“Code”) and U.S. Treasury Regulation Section 1.409A-3(i)(5)) prior to the full settlement of your Award, the unvested portion of this Award shall vest on the date of such termination and the Company will promptly pay to you within thirty (30) days of such termination the cash value of any such RSUs under this Award. For purposes of this Section 6(b), termination of employment shall mean a “separation from service” as determined in accordance with U.S. Treasury Regulation Section 1.409A-1(h). 7. Shareholder Rights. You are not entitled to any rights as a shareholder with respect to any RSUs subject to this Award. Without limiting the foregoing, you will have no right to receive dividends or amounts in lieu of dividends with respect to the RSUs subject to this Award nor any right to vote the RSUs. 8. Withholding of Tax-Related Items. Regardless of any action your Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account of other tax-related withholding (“Tax- Related Items”), you acknowledge and agree that the ultimate liability for all Tax-Related Items legally due from you is and remains your responsibility. Furthermore, neither the Company nor any Subsidiary (a) makes any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant of this Award, the vesting of this Award and the payment of cash in settlement of this Award, the cancellation, forfeiture or repayment of any cash hereunder; or (b) commits to structure the terms of the grant, vesting, settlement, cancellation, forfeiture, repayment or any other aspect of this Award to reduce or eliminate your liability for Tax-Related Items.

7 Prior to the payment of cash upon the vesting of this Award, if any taxing jurisdiction requires withholding of Tax-Related Items in connection with the Award, the Company may withhold a sufficient value of RSUs that have an aggregate fair market value sufficient to pay the Tax-Related Items required to be withheld with respect to this Award. The cash equivalent of the RSUs withheld will be used to settle the obligation to withhold the Tax- Related Items (determined in the Company’s and/or Employer’s reasonable discretion). Alternatively, the Company and/or your Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary, wages or other amounts payable to you, with no withholding from RSUs. In the event the withholding requirements are not satisfied through the withholding of RSUs or through your salary, wages or other amounts payable to you, no cash will be paid upon vesting of this Award unless and until satisfactory arrangements (as determined by the Company or your Employer) have been made by you with respect to the payment of any Tax-Related Items which the Company or your Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. Depending on the withholding method, the Company and/or your Employer may withhold for Tax-Related Items by considering any applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates. If you are subject to taxation in more than one jurisdiction, you hereby expressly acknowledge that the Company, your Employer or another Subsidiary may be required to withhold and/or account for Tax-Related Items in more than one jurisdiction. By accepting this Award, you hereby expressly consent to the withholding of RSUs and/or cash as provided for hereunder. All other Tax-Related Items related to this Award, including the extent to which the Company or your Employer does not so-withhold RSUs and/or cash, are your sole responsibility. 9. Changes in Capitalization or Corporate Structure. This Award is subject to adjustment pursuant to Section 10(a) of the Plan in the circumstances therein described. 10. Employee Rights. Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time to the maximum extent permitted under local law. In consideration of the grant of the Award, you acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your employment (for any reason whatsoever and whether or not in breach of contract or local labor laws), insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Award as a result of such termination, or from the loss or diminution in value of the Award. By accepting this Award, you shall be deemed irrevocably to have waived any such claim or entitlement against the Company and all Subsidiaries that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such claim. In the event your employment ends and you are subsequently rehired by the Company or any Subsidiary, no Award previously forfeited or recovered will be reinstated.

8 11. Non-Transferability, Etc. This Award shall not be transferable other than (1) by will or the laws of descent and distribution or (2) pursuant to the terms of a court-approved domestic relations order, official marital settlement agreement or other divorce or settlement instrument satisfactory to State Street, in its sole discretion. In the case of transfer pursuant to (2) above, this Award shall remain subject to all the terms and conditions contained in the Plan and this Agreement, including vesting, forfeiture and clawback terms and conditions. Any attempt by you (or in the case of your death, by your Designated Beneficiary) to assign or transfer this Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null, void and without effect and shall render this Award itself null and void. 12. Compliance with Section 409A of the Code. (a) The provisions of this Award are intended to be exempt from, or compliant with, Section 409A of the Code, and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, neither the Company nor any Subsidiary shall have any liability to you or to any other person if this Award is not so exempt or compliant. (b) If and to the extent (i) any portion of any payment, compensation or other benefit provided to you pursuant to the Plan in connection with your employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, and (ii) you are a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations you (through accepting this Award) agree that you are bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to you during the period between the date of separation from service and the New Payment Date shall be paid to you in a lump sum on such New Payment Date, and any remaining payments will be paid on their original deferral schedule. 13. Miscellaneous. (a) Awards Discretionary. By accepting this Award, you acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, forfeited, or terminated by the Company, in its sole discretion, at any time. The grant of this Award is a one-time benefit and does not create any contractual or other right to receive an award, compensation or benefits in lieu of an award in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of RSUs subject to an award, and forfeiture, clawback and vesting provisions.

9 (b) Company and Committee Discretion. Sections 3, 4 and 5 of this Agreement are intended to comply with and meet the requirements of applicable law and related implementing regulations regarding incentive compensation and will be interpreted and administered accordingly as well as in accordance with any implementing policies and practices of the Company or its relevant Subsidiaries in effect from time to time. In making determinations under such Sections, the Company, the relevant Subsidiary or the Board, as applicable, may take into account, in its sole discretion, all factors that it deems appropriate or relevant. Furthermore, the Company, the relevant Subsidiary or the Board may, as applicable, take any and all actions it deems necessary or appropriate in its sole discretion, as permitted by applicable law, to implement the intent of Sections 4 and 5, including suspension of vesting and payment pending an investigation or the determination by the Company, the relevant Subsidiary or the Board as applicable. Each such Section is without prejudice to the provisions of the other Sections, and the Company, the relevant Subsidiary or the Board, as applicable, may elect or be required to apply any or all of the provisions of Sections 3, 4 and 5 to this Award. (c) Voluntary Participation. Your participation in the Plan is voluntary. The value of this Award is an extraordinary item of compensation, is outside the scope of your employment contract, if any, and is not part of your normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments. (d) Electronic Delivery. The Company or any of its Subsidiaries may, in its sole discretion, decide to deliver any documents related to this Award by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system, including the Website, established and maintained by the Company, any of its Subsidiaries, the Equity Administrator or another party designated by the Company. (e) Electronic Acceptance. By accepting this Award electronically, (i) you acknowledge and agree that you are bound by the terms of this Agreement and the Plan and that you and this Award are subject to all of the rights, power and discretion of the Company, its Subsidiaries and the Board set forth in this Agreement and the Plan; and (ii) this Award is deemed accepted by the Company and the Company shall be deemed to be bound by the terms of this Agreement. (f) Additional Requirements. The Company reserves the right to impose other requirements on this Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of this Award and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing. Further, the Award hereunder is subject to compliance by the Company and you with all legal requirements applicable thereto, including compliance with the requirements of 12 C.F.R. Part 359, and with all applicable regulations of any stock exchange on which the Common Stock may be listed.

10 (g) Limitation of Liability. No individual acting as a director, officer, employee or agent of the Company or any of its Subsidiaries will be liable to you or any other person for any action, including any Award forfeiture, Award recovery or other discretionary action taken pursuant to this Agreement or any related implementing policy or procedure of the Company. (h) Insider Trading. By participating in the Plan, you agree to comply with the Company’s policy on insider trading (to the extent that it is applicable to you). You further acknowledge that, depending on your country of residence (and country of employment, if different) or your broker’s country of residence or where the shares of Common Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock or rights linked to the value of shares of Common Stock (e.g., this Award), during such times you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in your country of residence (and country of employment, if different). Local insider trading laws and regulations may prohibit the cancellation, forfeiture or amendment of orders you place before you possess inside information. Furthermore, you are prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You understand that third parties include fellow employees. Any restriction under these laws or regulations is separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You hereby expressly acknowledge that it is your responsibility to be informed of and compliant with such regulations, and should consult with your personal advisor for additional information. (i) Exchange Rates. Neither the Company or any Subsidiary shall be liable for any foreign exchange rate fluctuation, where applicable, between your local currency and the United States dollar that may affect the value of an Award or of any amounts due to you pursuant to the settlement of this Award. (j) Applicable Law. This Agreement shall be subject to and governed by the laws of the Commonwealth of Massachusetts, United States of America without regard to that Commonwealth’s conflicts of law principles. 14. Application of Local Law and Countries Addendum. (a) Notwithstanding Section 13(j), this Award shall be subject to all applicable laws, rules and regulations of your country of residence (and country of employment, if different) and any special terms and conditions for your country of residence (and country of employment, if different), including as set forth in the addendum that follows this Agreement ("Countries Addendum"), but limited to the extent required by local law. The Company reserves the right, in its sole discretion, to add to or amend the terms and conditions set out in the Countries Addendum as necessary or advisable in order to comply with applicable laws, rules and regulations or to facilitate the operation and administration of this Award and the Plan, including (but not limited to) circumstances where you transfer residence and/or employment to another country.

11 (b) As a condition to this Award, you agree to repatriate all payments attributable to the this Award in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal, tax and other obligations under local laws, rules and regulations in your country of residence (and country of employment, if different). 15. Data Privacy. The Company is located at One Lincoln Street, Boston, Massachusetts, 02111, U.S.A. and grants Awards under the Plan to employees of the Company and its Subsidiaries in its sole discretion. You should carefully review the following information about the Company’s data privacy practices in relation to your Award. (a) Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company and your Employer collect, process and use certain personal data about you for the legitimate interest of implementing, administering and managing the Plan and generally administering Awards; specifically, including your name, home address, email address and telephone number, date of birth, social security number, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other incentive compensation awards granted, canceled, forfeited, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting Awards under the Plan, the Company will collect your personal data for purposes of allocating Awards and implementing, administering and managing the Plan. The Company’s collection, processing and use of your personal data is necessary for the performance of the Company’s contractual obligations under the Plan and pursuant to the Company’s legitimate interest of managing and generally administering employee incentive compensation awards. Your refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. As such, by participating in the Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein. (b) Equity Administrator. The Company transfers your personal data to the Equity Administrator, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different Equity Administrator and share your personal data with another company that serves in a similar manner. The Equity Administrator will open an account for you to track your Award and to ultimately receive cash paid under the Plan. You will be asked to agree on separate terms and acknowledge data processing practices with the Equity Administrator, which is a condition to your ability to participate in the Plan. (c) Data Retention. The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. If the Company keeps your data longer, it would be to satisfy legal or regulatory

12 obligations and the Company’s legal basis would be for compliance with relevant laws or regulations. For further information about the processing of your personal data, please see the GHR Privacy Notice. **********************************

13 APPENDIX A COUNTRIES ADDENDUM TO [ ] CASH-SETTLED RESTRICTED STOCK UNIT AGREEMENT STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN Capitalized terms used but not defined herein shall have the meanings consistent with the terms of the Agreement. This Countries Addendum includes additional terms and conditions that govern the Award granted to you under the Plan if you work and/or reside in the country listed below, and is part of the Agreement. To the extent there are any inconsistencies between the Agreement and this Countries Addendum, the terms and conditions reflected in this Countries Addendum shall prevail. The information contained in this Countries Addendum is based on the securities, exchange control and other laws in effect as of [Date]. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after the Award date, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). The Plan and the Agreement, including this Countries Addendum, constitute the complete understanding and agreement between the parties with respect to this Award, and supersedes and cancels any previous oral or written discussions, agreements or representations regarding this Award. UNITED STATES ______________________________________________________________________ In consideration of your receipt of this Award, you expressly agree to comply with the terms and conditions below without regard to whether or not any amount has been forfeited, paid, delivered or repaid, under this Award at any time, including the time of the termination of your employment with the Company and its Subsidiaries. Failure to comply with the terms and conditions of this Countries Addendum may result in the sole determination of the Company in the forfeiture of any or all of the amounts remaining to be paid under this Award. In addition, your eligibility to participate in the Plan in the future, including any potential future grants of awards under the Plan (or any successor incentive plan of the Company), is subject to and conditioned on your compliance with the terms and conditions of this Countries Addendum. This Countries Addendum contains a covenant not to compete in Paragraph 5 which shall apply to you under the circumstances described in Paragraph 5. You should review it carefully. You may consult with an attorney before accepting the Award. You may consider whether you wish to accept the Award for up to 30 days from the date it was first made available to you on the Website. By accepting the Award, you acknowledge and agree

14 that it is fair and adequate consideration for the covenant not to compete and other promises you make in this Countries Addendum and that the covenant not to compete and other promises are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries. All terms used herein shall have the meaning given to them in the Plan or this Award, except as otherwise expressly provided. 1. Confidentiality. (a) You acknowledge that, during the course of or as a result of your employment, you have access to Confidential Information which is not generally known or made available to the general public and that such Confidential Information is the property of the Company, its Subsidiaries or its or their licensors, suppliers or customers. Subject to Paragraph 16, below, you agree specifically as follows, in each case whether during your employment or following the termination thereof: (i) You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes, but is not limited to, that you will not use the knowledge of activities or positions in clients’ securities portfolio accounts or cash accounts for your own personal gain or for the gain of others. (ii) You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company and its Subsidiaries. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information. (iii) You will not transmit Confidential Information outside of State Street’s electronic systems except as required for the proper performance of your duties to State Street (iv) You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any data or systems of the Company or any of its Subsidiaries through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable policies concerning the protection of data at State Street. (v) Upon the earlier of request or termination of employment, you agree to return to the Company or the relevant Subsidiaries, or if so directed by the Company or the relevant Subsidiaries, destroy any and all copies of materials in your possession containing Confidential Information. (b) The terms of this Countries Addendum do not apply to any information which is previously known to you without an obligation of confidence or without breach of this Countries Addendum, is publicly disclosed (other than by a violation by you of the terms of this Countries Addendum) either prior to or subsequent to your receipt of such information, or is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with the Company or any of its Subsidiaries.

15 State Street recognizes that certain disclosures of Confidential Information to appropriate government authorities or other designated persons are protected by “whistleblower” and other laws. Nothing in this Countries Addendum is intended to or should be understood or construed to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 2. Assignment and Disclosure. (a) You acknowledge that, by reason of being employed by your Employer, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by your Employer and relating to the Company or any of its Subsidiaries or demonstrably anticipated business, products, activities, research or development of the Company or any of its Subsidiaries or resulting from any work performed by you for the Company or any of its Subsidiaries, including, without limitation, any track record with which you may be associated as an investment manager or fund manager (collectively, “Work Product”), that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street. You hereby waive in favor of State Street any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including, without limitation, any intellectual property rights. (b) You will disclose promptly and in writing to the Company or your Employer all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street: (i) to transfer to State Street the Work Product and any intellectual property rights therein; (ii) to obtain or perfect such right; (iii) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations; and (iv) to protect and enforce State Street’s interest in them. (c) These obligations shall continue beyond the period of your employment with respect to inventions or creations conceived or made by you during the period of your employment. 3. Non-Solicitation.

16 (a) This Paragraph 3 shall apply to you at any time that you hold the title of Vice President or higher. (b) You agree that, during your employment and for a period of eighteen (18) months from the date your employment terminates for any reason you will not, without the prior written consent of the Company or your Employer: (i) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company or any of its Subsidiaries), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an officer of the Company or any of its Subsidiaries (excluding any such officer whose employment was involuntarily terminated); or (ii) engage in the Solicitation of Business from any Client on behalf of any person or entity other than the Company or any of its Subsidiaries. (c) Paragraph 3(b)(i) above shall be deemed to exclude the words “hire or employ” if your work location is in California or New York, and shall be construed and administered accordingly. (d) For purposes of this Paragraph 3, “officer” shall include any person holding a position title of Assistant Vice President or higher. Notwithstanding the foregoing, this Paragraph 3 shall be inapplicable following a Change in Control. 4. Notice Period Upon Resignation. (a) This Paragraph 4 shall apply to you at any time that you hold the title of Vice President or higher. If you are subject to an employment agreement that requires a longer notice period, that employment agreement shall govern. (b) In order to permit the Company and its Subsidiaries to safeguard their business interests and goodwill in the event of your resignation from employment for any reason, you agree to give your Employer 180 days’ advance notice of your resignation. (c) During the Notice Period, you will cooperate with your Employer, as well as the Company and its Subsidiaries, and provide them with any requested information to assist with transitioning your duties, accomplishing its or their business, and/or preserving its or their client relationships. (d) In its sole discretion, during the Notice Period, your Employer or the Company may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. Except as provided otherwise in (f) below, at all times during the Notice Period you shall continue to be an employee of your Employer, shall continue to receive your regular salary and benefits (although you may not be eligible for any new incentive compensation awards or, subject to applicable law, to accrue any paid vacation time), and shall continue to comply with the applicable policies of your Employer, the Company and its Subsidiaries. (e) You agree that should you fail to provide advance notice of your resignation as required in this Paragraph 4, your Employer or the Company shall be entitled to seek

17 injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, and for the period of restriction under Paragraph 5, if applicable, in addition to any other remedies available under law. (f) If you have sixty (60) or fewer days’ notice remaining in your required Notice Period under this Paragraph 4, your Employer or the Company may, at any time during the remainder of your Notice Period, release you from your obligations under this Paragraph 4 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Countries Addendum. (g) Notwithstanding the foregoing, if you hold the title of Executive Vice President or higher this Paragraph 4 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the Plan). 5. Non-Competition. (a) This Paragraph 5 shall apply to you at all times during your employment and, in certain circumstances, will continue to apply following the termination of your employment. You should review it carefully and may, if you wish, consult with an attorney before accepting this Award. (b) During your employment, and following its termination for the period of time specified in Paragraph 5(c) below (the entire period, including both during employment and after employment, if any, the “Non-Compete Period”), you will not, anywhere in the Restricted Area, for yourself or any other person or entity, directly or indirectly, in any Restricted Capacity, engage in, provide services to, consult for, or be employed by a business that provides products or services competitive with any products or services of your Employer, the Company or any of its Subsidiaries with respect to which you were involved at any time during your employment or, with respect to the portion of the Non- Compete Period that follows termination of your employment, within the two (2) years preceding the date of the termination of your employment. (c) Unless one of the exceptions in Paragraph 5(d) applies to you, the Non- Compete Period will continue after the termination of your employment for any reason for 12 months. (d) Exceptions-- (i) If you reside in or have a primary reporting location in California, then this Paragraph 5 applies only during your employment, but has no effect after the termination of your employment for any reason. (ii) If you reside in or are employed in Massachusetts and State Street terminates your employment involuntarily not for cause, then this Paragraph 5 applies only during your employment, but has no effect after such termination. Here, “cause” means: (1) your Employer’s or the Company’s good faith determination that it has a reasonable basis for dissatisfaction with your employment for reasons such as lack of capacity or diligence, failure to conform to

18 usual standards of conduct, or other culpable or inappropriate behavior; or (2) other grounds for discharge that are reasonably related, in your Employer’s or the Company’s honest judgment, to the needs of the business of your Employer, the Company or any of its Subsidiaries. In addition, if you violate a fiduciary duty to your Employer, the Company or any of its Subsidiaries, then the post-employment portion of the Non-Compete Period shall be extended by the time during which you engage in such activities, for up to a total of two (2) years following termination of your employment. (e) “Restricted Area” means anywhere that your Employer, the Company or any of its Subsidiaries markets its products or services (which you acknowledge specifically includes the entire world), or with respect to the portion of the Non-Compete Period that follows termination of your employment, anywhere in which you provided services or had a material presence or influence on behalf of your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination. (f) “Restricted Capacity” means any capacity, or with respect to the portion of the Non-Compete Period that follows termination of your employment, any capacity that is the same or similar to the capacity in which you were employed by your Employer, the Company or any of its Subsidiaries at any time within the two (2) year period immediately preceding such termination and/or involves any services that you provided to your Employer, the Company or any of its Subsidiaries at any time within such two (2) year period. 6. Definitions – Countries Addendum. For the purpose of this Countries Addendum, the following terms are defined as follows: (a) “Client” means a prospective, present or former customer or client of the Company or any of its Subsidiaries with whom you have had, or with whom persons you have supervised have had, substantive and recurring personal contact during your employment with the Company or any of its Subsidiaries. A former customer or client means a customer or client for which the Company or any of its Subsidiaries stopped providing all services within twelve (12) months prior to the date your employment with your Employer ends. (b) “Confidential Information” includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of the Company or any of its Subsidiaries and to its or any of their customers, and any and all discoveries, inventions or improvements thereof made or conceived by you or others for the Company or any of its Subsidiaries whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is stamped “confidential.”

19 (c) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Subsidiaries. (d) “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other Person with your assistance to induce a Client to: (i) transfer the Client’s business from the Company or any of its Subsidiaries to any other person or entity; (ii) cease or curtail the Client’s business with the Company or any of its Subsidiaries; or (iii) divert a business opportunity from the Company or any of its Subsidiaries to any other person or entity. 7. Post-Employment Cooperation. You agree that, following the termination of your employment with the Company and its Subsidiaries, you will reasonably cooperate with the Company or the relevant Subsidiary with respect to any matters arising during or related to your employment, including but not limited to reasonable cooperation in connection with any litigation, governmental investigation, or regulatory or other proceeding (even if such litigation, governmental investigation, or regulatory or other proceeding arises following the date of this Award to which this Countries Addendum is appended or following the termination of your employment). The Company or any of its Subsidiaries shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 8. Non-Disparagement. Subject to Paragraph 16, below, you agree that during your employment and following the termination thereof you shall not make any false, disparaging, or derogatory statements to any media outlet (including Internet-based chat rooms, message boards, any and all social media, and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of the Company or its Subsidiaries regarding the Company, its Subsidiaries or any of their respective directors, officers, employees, agents, or representatives, or about the business affairs or financial condition of the Company or any of its Subsidiaries. However, nothing in this Countries Addendum prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. 9. Enforcement. You acknowledge and agree that the promises contained in this Countries Addendum are necessary to the protection of the legitimate business interests of your Employer, the Company and its Subsidiaries, including without limitation its and their Confidential Information, trade secrets and goodwill, and are material and integral to the undertakings of the Company under this Award to which this Countries Addendum is appended. You further agree that one or more of your Employer, the Company and its Subsidiaries will be irreparably harmed in the event you do not perform such promises in accordance with their specific terms or otherwise breach the promises made herein. Accordingly, your Employer, the Company and any of its Subsidiaries shall each be entitled to preliminary or permanent injunctive or other equitable relief or remedy without the need to post bond, and to recover its or their reasonable attorney’s fees and costs incurred in securing such relief, in addition to, and not in lieu of, any other relief or remedy

20 at law to which it or they may be entitled. You further agree that the periods of restriction contained in this Countries Addendum shall be tolled, and shall not run, during any period in which you are in violation of the terms of this Countries Addendum, so that your Employer, the Company and its Subsidiaries shall have the full protection of the periods agreed to herein. Should the Company determine that any portion of the RSUs granted to you in connection with this Award are to be forfeited on account of your breach of the provisions of this Countries Addendum, any unvested portion of your Award will cease to vest upon such determination. 10. No Waiver. No delay by your Employer, the Company or any of its Subsidiaries in exercising any right under this Countries Addendum shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by your Employer, the Company or any of its Subsidiaries must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 11. Relationship to Other Agreements. This Addendum supplements and does not limit, amend or replace any other obligations you may have under applicable law or any other agreement or understanding you may have with your Employer, the Company or any of its Subsidiaries or pursuant to the applicable policies of any of them, whether such additional obligations have been agreed to in the past, or are agreed to in the future. 12. Interpretation of Business Protections. The agreements made by you in Paragraphs 1, 2, 3, 4 and 5 above shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions to this Countries Addendum is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Countries Addendum is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. 13. Assignment. Except as provided otherwise herein, this Countries Addendum shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any person or entity which acquires the Company or its assets or business; provided, however, that your obligations are personal and may not be assigned by you. 14. Electronic Acceptance. By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Countries Addendum, and it shall be deemed to have been accepted by the Company. You agree that this electronic acceptance by both you and the Company shall be deemed equivalent to the Award having been signed by both parties. 15. Notification Requirement. Until forty-five (45) days after the period of restriction under Paragraph 5 expires, you shall give notice to the Company of each new business activity you plan to undertake, at least five (5) business days prior to beginning any such activity. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of your business relationship(s) and position(s) with such Person. You shall provide the Company with such other pertinent information

21 concerning such business activity as the Company may reasonably request in order to determine your continued compliance with your obligations under this Countries Addendum. 16. Certain Limitations. (a) Nothing in this Countries Addendum prohibits you from reporting possible violations of law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of applicable law or regulation. Moreover, nothing in this Countries Addendum requires you to notify the Company that you have made any such report or disclosure. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any Confidential Information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. (b) You shall not be held criminally or civilly liable under any Federal or state trade secret law if you disclose a Company trade secret: (i) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (c) Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. The Company and its Subsidiaries do not waive any applicable privileges or the right to continue to protect its and their privileged attorney-client information, attorney work product, and other privileged information. Entire Agreement. The Plan and the Agreement constitute the complete understanding and agreement between the parties to the Agreement with respect to this Award, and supersedes and cancels any previous oral or written discussions, agreements or representations regarding this Award.

1 STATE STREET CORPORATION 2017 STOCK INCENTIVE PLAN [ ] Deferred Stock Award Agreement -- Directors You have elected to defer payment of one or more of the annual stock award, annual retainer or an additional retainer payable to you for your services as a member of the State Street Board of Directors from the date of the [ ] Annual Meeting of Shareholders to the date of the [ ] Annual Meeting of Shareholders. The total number of shares of Stock you elected to defer (the “Deferred Shares”) is shown on your investment report on the website maintained by the Equity Administrator (Fidelity or another third party designated by the Corporation). The Deferred Shares are granted under the State Street Corporation 2017 Stock Incentive Plan (the “2017 Plan”), and are subject to the terms and conditions contained in the 2017 Plan, the State Street Corporation Deferred Compensation Plan for Directors (the “Deferral Plan”), the related election forms and the terms set forth below. All capitalized terms used herein shall have the meaning given to them in the Deferral Plan, except as otherwise expressly provided herein. All capitalized terms used herein shall have the meaning given to them in the Deferral Plan, except as otherwise expressly provided herein. 1. The Deferred Shares plus any additional shares of Stock determined under paragraph 3 below (the Deferred Shares plus the shares described in paragraph 3 being hereinafter referred to as the “[ ] shares”) will be issued to you [in accordance with the election you made for the [ ] shares or as otherwise provided under the terms of the Deferral Plan] [for Canadian directors: as soon as practicable following your Separation from Service and, in any event, no later than the end of the calendar year in which such Separation from Service occurs or, if later, the 15th day of the third month following the date of such Separation from Service. For this purpose, you will not be deemed to have a Separation from Service so long as you continue to provide any services as a director or employee; provided, however, a Separation from Service will be deemed to occur in the event you terminate all positions as an employee or director of the Company, but continue to provide services as a consultant]. In the event of your death prior to the issuance of the [ ] shares, the [ ] shares will be issued to your [Beneficiary. You may designate a Beneficiary or Beneficiaries (or change a designation previously made)] [for Canadian directors: spouse, relatives, dependent or estate, as the beneficiaries of the trust (your “Permitted Beneficiaries”). You may designate your Permitted Beneficiary]. You may designate a Beneficiary or Beneficiaries (or change a designation previously made) [for Canadian directors: spouse, relatives, dependent or estate, as the beneficiaries of the trust (your “Permitted Beneficiaries”). You may designate your Permitted Beneficiary] by contacting the Equity Administrator. 2. Any election to change the timing (to a later date) and/or form of payment of the [ ] shares must be made in accordance with the terms of the Deferral Plan. Please feel free to contact the Equity Administrator (Fidelity Executive Services, 800 823 0217 – Team 503) or the State Street Head of Global Total Rewards if you have any questions regarding the Deferral Plan or wish to request a re-deferral form. 3. You will not have any rights as a stockholder with respect to the [ ] shares until they have been issued to you. However, if any dividends and/or distributions

2 (other than distributions described in paragraph 4) are paid on the Stock prior to the date you are issued the [ ] shares, the number of [ ] shares notionally credited to your account will be increased by the number of shares obtained as follows: by dividing the total applicable dividend or distribution you would have received if you had owned the [ ] shares credited to your account on the dividend or other distribution declaration date, by the closing price of a share of Stock on the date the dividend or distribution was paid. 4. The number and kind of shares constituting the [ ] shares shall further be appropriately adjusted by the Board to reflect stock splits, stock dividends or similar changes in the capitalization of the Corporation. 5. Your rights to the [ ] shares are only those of an unsecured creditor of the Corporation. Nothing herein or in the Deferral Plan or otherwise shall be construed as obligating the Corporation to establish a trust or otherwise to set aside Stock or funds to meet its obligations hereunder or under the Deferral Plan. 6. Nothing herein or in the Deferral Plan or otherwise shall obligate the Corporation to register the shares of Stock to be issued hereunder. You acknowledge that Federal and state securities laws or other laws may limit the extent to which you or your [for Canadian directors: Permitted] Beneficiary(ies) may sell or otherwise transfer or dispose of any shares of Stock issued hereunder. Under currently applicable rules under the Securities Exchange Act of 1934, as amended, you are required to report the award described above as a [ ] exempt award. 7. [The Board may at any time vote to accelerate the issuance of the [ ] shares to you, but only if doing so would be consistent with the requirements of Section 409A. The Deferral Plan and the award described herein are intended to comply with Section 409A and shall be subject to such modifications as are necessary so to comply.] [for Canadian directors: No additional awards may be made or awards adjusted to reduce the impact to you of any decline in the value of the Deferred Shares.] 8. You agree that as a precondition to the issuance of any of the [ ] shares, you will pay to the Corporation such amounts, if any (including, but not limited to, income taxes and social insurance contributions if applicable), as are required to be withheld by the Corporation in respect of the award and payments described herein. 9. The Deferral Plan and the award described herein shall be construed and administered by the Board in accordance with [applicable Federal law, but otherwise pursuant to] the laws of the Commonwealth of Massachusetts [for Canadian directors: to the maximum extent allowed by local law], and the determination of the Board shall be binding on all persons.